                                                                    EXHIBIT 1(D)

                           THE COMPETITIVE ELECTRICITY
                                MARKET FROM 1998:

                               PUBLIC ELECTRICITY
                                 SUPPLY LICENCE
                                       for
                                   MANWEB plc

                                    JULY 1998


Manweb                                                                April 1998

                                     PREFACE

1. This document illustrates the licence obligations which presently apply under the Public Electricity Supply Licence held by Manweb plc. The document comprises conditions contained in the original Licence granted on 26 March 1990 and subsequent modifications made to that Licence.

2. OFFER wishes to make clear that this is not legally binding document but has been produced as a working copy of Manweb plc's PES licence. It is hoped that this document accurately reflects the present Licence, but it is not a substitute for the original Licence and the subsequent schedules of modifications issued to Manweb plc and held by OFFER's library.


Manweb                                                                April 1998

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
PART I.  TERMS OF THE LICENCE                                                     1

PART II.  THE CONDITIONS                                                          2

SECTION A.  GENERAL                                                               2

1.  Interpretation                                                                2

SECTION B.  GENERAL OBLIGATIONS                                                  20

2.  Separate accounts for Separate Businesses                                    20
2A. Restriction on activity and financial ring fencing                           25
2B. Availability of resources                                                    27
3.  Change restriction conditions: definitions                                   30
3A. Restriction of distribution charges                                          38
3B. Restrictions on Supply Charges                                               59
3C. [No longer used]                                                            114
3D. Restriction of distribution charges and of supply charges: adjustments      115
3E. Information to be provided to the Director in connection with the charge
    restriction conditions                                                      117
3F. Allowance in respect of security costs                                      122
3G. Duration of charge restriction conditions                                   126
4.  Prohibition of cross-subsidies and of discrimination in electricity sale
    contracts                                                                   128
4A. Prohibition of discrimination in supply                                     129
4B. Duration of discrimination conditions                                       135
5.  Obligation on economic purchasing                                           137
6.  Restriction on own generation capacity                                      140
7.  Tariffs                                                                     146
7A. Arrangements for informing customers on revocation of Licence               147
7B. The Programme Implementation Agreement                                      149
8.  Basis of charges for top-up and standby supplies or sales of electricity,
    Exempt supply services, use of system and connection to the system:
    requirements for transparency                                               153



Manweb                                                                April 1998

8A.  Non-discrimination in the provision of top-up or standby supplies or sales of electricity, exempt supply services, use of system and connection to
     the system                                                                 159
8B.  Requirement to offer terms                                                 161
8C.  Requirement to offer Standard Terms of Connection                          168
8D.  Functions of the Director                                                  170
9.   Distribution system planning standard and quality of service               172
9A.  Security and Safety of Supplies                                            173
9B.  Procedures for the detection and prevention of theft, damage and meter
     interference                                                               176
9C.  Provisions relating to the connection of metering equipment                178
9D.  Agreements for the provision of meters                                     180
10.  Generation Security Standard                                               181
11.  Distribution Code                                                          184
11A. The Metering Point Administration Service and the Master Registration
     Agreement                                                                  187
11B. Establishment of a Data Transfer Service                                   190
11C. Requirement to offer terms for the provision of Metering and Data
     Services                                                                   193
11D. Non-discrimination in the provision of Metering and Data
     Services                                                                   197
11E. Basis of charges for Metering and Data Services: requirements for
     transparency                                                               198
11F. Functions of the Director                                                  200
12.  Restriction on use of certain information                                  202
13.  Compliance with the Grid Code                                              207
14.  Security arrangements                                                      208
15.  Pooling and Settlement Agreement                                           209
16.  Conditions of supply affecting customers' statutory rights                 210
17.  Licensee's apparatus on customers' side of meter                           212
18.  Code of practice on payment of bills and guidance for dealing with
     customers in difficulty                                                    213
19.  Record of and report on performance                                        215
20.  Provision of services for persons who are of pensionable age or disabled
     or chronically sick                                                        217
20A. Code of practice on procedures with respect to site access                 219
21.  Standards of performance                                                   220
22.  Efficient use of electricity                                               221


Manweb                                                                April 1998

23.  Complaint handling procedure                                               223
23A. Preparation, review of and compliance with customer service codes          224
23B. Information given to Designated Customers                                  226
23C. Publication of information to customers                                    227
24.  Relations with the Relevant Consumers' Committee                           229
25.  Health and safety of employees                                             230
26.  [No longer used]                                                           231
27.  Disposal of relevant assets                                                232
28.  Provision of information to the Director                                   236
29.  Payment of fees                                                            238
30.  Designated Premises                                                        240
31.  Terms for supply of electricity incompatible with Licence Conditions       242
32.  Limitation on requirements for termination fees                            243
33.  Revision of the Contract Terms Conditions                                  244

SECTION C.  THE CONTRACT TERMS CONDITIONS                                       248

34.  Designated Supply Contracts                                                248
35.  Contractual terms                                                          250
36.  Notification of terms                                                      252
37.  Security deposits                                                          254
38.  Termination of contracts on notice                                         256
39.  Termination of contracts in specified circumstances                        258
40.  Assignment of outstanding charges                                          260
41.  Modification of provisions under Conditions 38 and 40                      262
42.  Marketing of Electricity to Designated Customers                           264

Schedule 1. Description of authorised area                                      264

Schedule 2. Terms as to revocation                                              266

Schedule 3. Supplementary provisions of the charge restriction conditions       269

Part A. Principles for Attribution                                              269
Part B. EHV premises                                                            272
Part C. Excluded services                                                       272
Part D. Regulated distribution unit categories                                  277
Part E. Calculation of factor in respect of distribution losses                 279


Manweb                                                                April 1998

                          PART I. TERMS OF THE LICENCE

1. The Secretary of State, in exercise of the power conferred by Section 6(1)(c), and Section 6(6) and Section 7 of the Electricity Act 1989 (hereinafter referred to as the "Act"), hereby licenses Manweb plc (registered in England and Wales under number 2366927) as public electricity supplier to supply electricity to any premises in the authorised area designated in Schedule 1 below during the period specified in paragraph 3 below, subject to the Conditions set out in Part II and
     Schedule 3 below (hereinafter referred to as the "Conditions").

2. The Conditions are subject to modification or amendment in accordance with their terms or with Sections 11, 14 or 15 of the Act. This Licence is further subject to the terms as to revocation specified in Schedule 2.

3.   This Licence shall come into force on the transfer date appointed under
     Section 65 of the Act and unless revoked in accordance with the provisions of Schedule 2 shall continue until determined by not less than 25 years' notice in writing given by the Secretary of State to the Licensee, such notice not to be served earlier than a date being 10 years after the Licence comes into force.


                                                                    JOHN WAKEHAM

26th March 1990                                    Secretary of State for Energy


Manweb                                 1                              April 1998

                             PART II. THE CONDITIONS

                               SECTION A. GENERAL

Condition 1. Interpretation

1. Unless the contrary intention appears, words and expressions used in the Conditions shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or re-enactment thereof after the date when this Licence comes into force.

2. Any word or expression defined for the purposes of any provision of Part 1 of the Act shall, unless the contrary intention appears, have the same meaning when used in the Conditions.

3.   In the Conditions unless the context otherwise requires:

     "Act"                              means the Electricity Act 1989.

     "affiliate"                        in relation to the Licensee means any
                                        holding company of the Licensee, any
                                        subsidiary of the Licensee or any
                                        subsidiary of a holding company of the
                                        Licensee.

     "Auditors"                         means the Licensee's auditors for the
                                        time being holding office in accordance
                                        with the requirements of the Companies
                                        Act 1985.

     "authorised"                       in relation to any business or activity
                                        means authorised by licence granted
                                        under Section 6 or by exemption

Manweb                                 2                              April 1998
                                        granted under Section 5 of the Act.

     "authorised area"                  means the area from time to time
                                        comprised in Schedule 1 to this Licence.

     "Authorised Electricity Operator"  means any person (other than the
                                        Licensee) who is authorised to generate, transmit or supply electricity and for the purposes of Conditions 8A to 8C inclusive shall include any person who has made an application to be so authorised which has not been refused and any person transferring electricity to or from England and Wales across an interconnector or who has made an application for use of interconnector which has not been refused.

     "Condition"                        means a condition set out in this Part
                                        of the Licence.

     "connection charges"               means charges made or levied or to be
                                        made or levied for the carrying out
                                        (whether before or after the date on
                                        which the Licence comes into force) of
                                        works and provision and installation of
                                        electrical plant, electric lines and
                                        ancillary meters in constructing or
                                        modifying entry and exit points on the
                                        Licensee's Distribution System together
                                        with charges in respect of maintenance
                                        and repair of such items in so far as
                                        not otherwise recoverable as use of
                                        system charges and in respect of
                                        disconnection and the removal of
                                        electrical plant, electric lines and
                                        ancillary meters following
                                        disconnection, all as more fully
                                        described in paragraphs 5 and 9 of
                                        Condition 8, whether or not such charges are annualised.

     "contract"                         in relation to the supply of electricity
                                        by the Licensee to a customer at
                                        premises, means a special agreement in


Manweb                                 3                              April 1998
                                        accordance with section 22 of the Act.

     "Contract Terms Conditions"        means, as the context requires, either
                                        the Conditions contained in Section C of the Licence or those Conditions together with the equivalent Conditions contained in the licences of all other Electricity
                                        Suppliers.

     "customer"                         means any person supplied or requiring
                                        to be supplied with electricity at
                                        premises within the authorised area
                                        whether by the Licensee (including any
                                        affiliate or related undertaking of the
                                        Licensee) or, where the context
                                        requires, by another Electricity
                                        Supplier, but shall not include any
                                        Authorised Electricity Operator in its
                                        capacity as such.

     "data aggregation services"        has the meaning given at sub-paragraph
                                        1(e) of Condition 11C.

     "data processing services"         has the meaning given at sub-paragraph
                                        1(d) of Condition 11C.

     "data retrieval services"          has the meaning given at sub-paragraph
                                        1(c) of Condition 11C.

     "Data Transfer Catalogue"          has the meaning given at sub-paragraph
                                        6(c) of Condition 11A.

     "Data Transfer Service"            means the service to be established,
                                        operated and maintained by the Licensee, in conjunction and co-operation with all other public electricity suppliers, in


Manweb                                 4                              April 1998
                                        accordance with Condition 11B.

     "data transfer services"           means the services of the Data Transfer
                                        Service established in accordance with
                                        Condition 11B.

     "date of the contract"             means, in respect of any contract, the
                                        date on which that contract is entered
                                        into.

     "Declared Net Capacity"            means, in relation to generation plant,
                                        the highest generation of electricity at the main alternator terminals which can be maintained for an indefinite period of time without causing damage to the plant, less so much of that capacity as is consumed by the plant.

     "deposit"                          means a deposit of money by way of
                                        security for the payment of charges for
                                        the supply of electricity.

     "Designated Customer"              means a customer supplied or requiring
                                        to be supplied with electricity at
                                        Designated Premises (but excluding such
                                        customer in so far as he is supplied or
                                        requires to be supplied at premises
                                        other than Designated Premises).

     "Designated Premises"              has the meaning determined in accordance
                                        with Condition 30.

     "Designated Supply Contract"       has the meaning given in Condition 34.

     "Distribution Business"            means the business of the Licensee or
                                        any affiliate or related undertaking
                                        comprising or ancillary to

                                        (a)  the distribution (whether for its
                                             own account or that of third
                                             parties) of electricity through the
                                             Licensee's

Manweb                                 5                              April 1998

                                             Distribution System, including any
                                             business in providing connections
                                             to such system; and

                                        (b)  the provision of Metering and Data
                                             Services (other than prepayment
                                             meter services).

     "Distribution Code"                means the Distribution Code required to
                                        be prepared pursuant to Condition 11 and approved by the Director, as from time to time revised with the approval of the Director.

     "Domestic Customer"                means a customer supplied or requiring
                                        to be supplied with electricity at
                                        Domestic Premises (but excluding such
                                        customer in so far as he is supplied or
                                        requires to be supplied at premises
                                        other than Domestic Premises).

     "Domestic Premises"                means premises at which a supply is
                                        taken wholly or mainly for domestic
                                        purposes.

     "electricity purchase contract"    includes any contract or arrangement,
                                        other than for the supply of electricity to a customer at premises, under which provision is made for the making or receipt of payments by reference to the difference between

                                        (a)  an amount specified or
                                             ascertainable under the terms of
                                             such contract or arrangement; and

                                        (b)  the price at which electricity is
                                             sold or purchased under the Pooling
                                             and Settlement Agreement or any
                                             component of either of such prices;


Manweb                                 6                              April 1998
                                        and

     "electricity sale contract"        shall be construed accordingly.

     "Electricity Supplier"             means either a Second Tier Supplier or a
                                        public electricity supplier.

     "equivalent megawatt"              in circumstances where demand is
                                        measured only in megavolt amperes means
                                        megavolt amperes converted into
                                        megawatts using for this purpose a power factor of 0.9 megawatts per megavolt ampere or such other factor as may with the approval of the Director be taken as being appropriate having regard to electrical characteristics of the supply, and cognate expressions shall be construed accordingly.

     "established connection"           means, in relation to any premises, an
                                        existing connection to the Licensee's
                                        Distribution System which does not
                                        require modification, or a new or
                                        modified connection to such system in
                                        respect of which all works have been
                                        completed, such that in either case
                                        electricity is able to be supplied to
                                        the premises in accordance with the
                                        terms of the relevant supply agreement.

     "Exempt Supplier"                  means a person who is authorised to
                                        supply electricity by virtue of an
                                        exemption granted under Section 5 of the Act.

     "exempt supply services"           means the services detailed at paragraph
                                        4 of Condition 8B, as provided by the
                                        Licensee to Exempt Suppliers in respect
                                        of premises within the authorised area.


Manweb                                 7                              April 1998

     "financial year"                   bears the meaning given to it at
                                        paragraph 1 of Condition 2.

     "fixed term period"                means, in relation to any Designated
                                        Supply Contract, a specified period of
                                        more than 12 months during which the
                                        Principal Terms of that contract may not be varied by the Licensee other than by agreement with the customer.

     "Fuel Security Code"               means the document of that title
                                        designated as such by the Secretary of
                                        State as from time to time amended.

     "Generation Business"              means the business (if any) in the
                                        generation of electricity, being a
                                        business involving own-generation sets
                                        or in which there is an accountable
                                        interest in generation sets, as defined
                                        for the purposes of Condition 6.

     "generation set"                   means any plant or apparatus for the
                                        production of electricity and shall
                                        where appropriate include a generating
                                        station comprising more than one
                                        generation set.

     "goods or services"                includes electric lines and electric
                                        plant, and goods or services designed or calculated to promote the efficient use of electricity, but excludes meters, meter operation and prepayment systems, and data retrieval and related services.

     "Grid Code"                        means the Grid Code required to be
                                        prepared by the Transmission Company and approved by the Director as from time to time revised with the approval of the


Manweb                                 8                              April 1998

                                        Director.

     "Grid Supply Point"                means any point at which electricity is
                                        delivered to the Licensee's Distribution
                                        System from the Transmission System.

     "half-hourly metering equipment"   means metering equipment which is
                                        configured to record the quantity of
                                        electricity (to be calculated in kWh)
                                        supplied to premises during each half
                                        hour period of supply

                                        and "non-half-hourly metering equipment" shall be construed accordingly.

     "holding company"                  means a holding company within the
                                        meaning of Sections 736, 736A and 736B
                                        of the Companies Act 1985.

     "interconnectors"                  means the electric lines and electrical
                                        plant and meters owned or operated by
                                        the Transmission Company solely for the
                                        transfer of electricity to or from the
                                        Transmission System into or out of
                                        England and Wales.

     "Licensee"                         means Manweb plc (registered in England
                                        and Wales under number 2366937) and
                                        (where the context so requires) shall
                                        include any Area Board in respect of
                                        which the Licensee is the successor
                                        company.

     "Licensee's Distribution System"   means the system of electric lines
                                        situated wholly or partly within the
                                        authorised area owned or operated by the Licensee for the distribution of electricity between the Grid Supply
                                        Points or generation sets or other entry


Manweb                                 9                              April 1998
                                        points and the points where it is
                                        delivered to customers or Authorised
                                        Electricity Operators, and includes any
                                        Remote Transmission Assets owned by the
                                        Transmission Company operated by the
                                        Licensee and any electrical plant and
                                        meters owned or operated by the Licensee in connection with the distribution of electricity, and references to the distribution system of any Authorised Electricity Operator shall be construed accordingly.

     "Master Registration Agreement"    means the agreement of that title to be
                                        prepared by the Licensee, in conjunction and co-operation with all other public electricity suppliers, in accordance with and comprising such matters as are set out in Condition 11A.

     "megawatt" or "MW"                 includes an equivalent megawatt.

     "meter operation services"         has the meaning given at sub-paragraph
                                        1(b) of Condition 11C.

     "meter provision services"         has the meaning given at sub-paragraph
                                        1(a) of Condition 11C.

     "Metering and Data Services"       has the meaning given in Condition 11C.

     "metering equipment"               includes any meter and any associated
                                        equipment which materially affects the
                                        operation of that meter.

     "Metering Point Administration     means the service to be established,
     Service"                           operated and maintained by the Licensee
                                        in accordance with Condition 11A.

     "metering point administration     means the services of the Metering Point
                                        Administration


Manweb                                 10                             April 1998
     services"                          Service established in accordance with
                                        Condition 11A or, where the context
                                        requires, means the equivalent services
                                        provided by any other public electricity supplier in accordance with the provisions of its public security supply licence.


     "notice" means (unless otherwise specified) notice given in writing or by any other reasonable means.

     "participating interest"           bears the meaning ascribed to that
                                        expression by Section 260 of the
                                        Companies Act 1985.

     "Permitted Purpose"                means the purpose of any or all of the
                                        following:

                                        (a)  the Supply Business, the Second
                                             Tier Supply Business, the
                                             Distribution Business or any
                                             business or activity within the
                                             limits of paragraph 4(e) of
                                             Condition 2A;

                                        (b)  the Generation Business;

                                        (c)  any business conducted or activity
                                             carried on by the Licensee or by an
                                             affiliate or related undertaking of
                                             the Licensee on 11 October 1995;
                                             and

                                        (d)  without prejudice to the generality
                                             of paragraphs (a) to (c), any
                                             payment or transaction lawfully
                                             made or undertaken by the Licensee
                                             for a purpose within sub-paragraphs
                                             (i) to (ix) of paragraph 5(b) of
                                             Condition 27.

Manweb                                 11                             April 1998

     "Pooling and Settlement            means the agreement of that title
     Agreement"                         approved by the Secretary of State as
                                        from time to time amended with the
                                        approval of the Director (where so
                                        required pursuant to its terms).

     "prepayment meter services"        has the meaning given at sub-paragraph
                                        1(f) of Condition 11C.

     "Principal Terms"                  means, in respect of any form of
                                        Designated Supply Contract, those terms
                                        which relate to:

                                        (a)  charges for the supply of
                                             electricity;

                                        (b)  any requirement to pay charges for
                                             the supply by prepayment through a
                                             prepayment meter;

                                        (c)  any requirement for a security
                                             deposit;

                                        (d)  the duration of the contract;

                                        (e)  the rights to terminate the
                                             contract (including any obligation
                                             to pay a termination fee); and

                                        (f)  the obligation to enter into an
                                             agreement on the Standard Terms of
                                             Connection,

                                             and such other terms as may
                                             reasonably be considered
                                             significantly to affect the
                                             evaluation of the contract.

     "related undertaking"              in relation to the Licensee means any
                                        undertaking in


Manweb                                 12                             April 1998
                                        which the Licensee has a participating
                                        interest.


     "Relevant Consumers'               means the committee appointed by the
     Committee"                         Director under Section 2 of the Act for
                                        the area in respect of which the
                                        Licensee is the public electricity
                                        supplier.

     "relevant premises"                in relation to a Designated Supply
                                        Contract, means any premises supplied
                                        with electricity under the terms of the
                                        contract.

     "Remote Transmission Assets"       means any electric lines, electrical
                                        plant or meters owned by the
                                        Transmission Company which:

                                        (a)  are embedded in the distribution
                                             system of the Licensee or any
                                             Authorised Electricity Operator
                                             other than the Transmission Company
                                             and are not directly connected by
                                             lines or plant owned by the
                                             Transmission Company to a
                                             sub-station owned by the
                                             Transmission Company; and

                                        (b)  are by agreement between the
                                             Transmission Company and the
                                             Licensee or such Authorised
                                             Electricity Operator operated under
                                             the direction and control of the
                                             Licensee or such Authorised
                                             Electricity Operator.

     "representation"                   includes any objection or any other
                                        proposal made in writing.

     "Retail Price Index"               means the general index of retail prices
                                        published by the Office for National
                                        Statistics each month in respect of all

Manweb                                 13                             April 1998
                                        items or:

                                        (a)  if the index for any month in any
                                             year shall not have been published
                                             on or before the last day of the
                                             third month after such month, such
                                             index for such month or months as
                                             the Director may after consultation
                                             with the Licensee determine to be
                                             appropriate in the circumstances;
                                             or

                                        (b)  if there is a material change in
                                             the basis of the index, such other
                                             index as the Director may after
                                             consultation with the Licensee
                                             determine to be appropriate in the
                                             circumstances.

     "ScottishPower"                    means ScottishPower plc (registered
                                        number SC 117120).

     "ScottishPower Group"              means ScottishPower and its
                                        subsidiaries, subsidiary undertakings,
                                        associated companies (including any
                                        joint venture, partnership, firm,
                                        company or unincorporated association in which any subsidiary, subsidiary undertaking or associated company is interested) and related undertakings other than the Licensee and its subsidiaries and related undertakings.

     "Second Tier Supplier"             means a person authorised to supply
                                        electricity pursuant to Section 6(2) of
                                        the Act.

     "Second Tier Supply Business"      means the authorised business (if any)
                                        of the Licensee or any affiliate or
                                        related undertaking as a private
                                        electricity supplier.

Manweb                                 14                             April 1998

     "Settlement Agreement
     for Scotland"                      means the agreement of that title to be
                                        prepared in accordance with, and
                                        comprising such matters as are set out
                                        in, Condition 24 of Part V of the
                                        Scottish Generation, Transmission and
                                        Public Electricity Supply Licences.

     "settlement purposes"              means for the purposes of settlement as
                                        set out in the Pooling and Settlement
                                        Agreement or the Settlement Agreement
                                        for Scotland.

     "Separate Business"                means each of the Distribution, Supply,
                                        Second Tier Supply and Generation
                                        Businesses taken separately from one
                                        another and from any other business of
                                        the Licensee, but so that where all or
                                        any part of such business is carried on
                                        by an affiliate or related undertaking
                                        of the Licensee, such part of the
                                        business as is carried on by that
                                        affiliate or related undertaking shall
                                        be consolidated with any other such
                                        business of the Licensee (and of any
                                        other affiliate or related undertaking)
                                        so as to form a single Separate
                                        Business.

     "Standard Terms of Connection"     means the terms approved by the
                                        Director, in accordance with Condition
                                        8C, for the retention of an established
                                        connection to the Licensee's
                                        Distribution System.

     "standby"                          means the periodic or intermittent
                                        supply or sale of electricity:

                                        (a)  to an Authorised Electricity
                                             Operator to make good any shortfall
                                             in the availability of electricity
                                             to that operator for the purposes
                                             of its supply of


Manweb                                 15                             April 1998
                                        electricity to persons seeking such
                                        supply; or

                                        (b)  to a customer of the Licensee to
                                             make good any shortfall between the
                                             customer's total supply
                                             requirements and that met either by
                                             its own generation or by
                                             electricity supplied by an
                                             Authorised Electricity Operator
                                             other than the Licensee

                                        such standby supply or sale being
                                        provided at such entry or exit point on
                                        the Licensee's Distribution System as
                                        the operator or customer may request.

     "subsidiary"                       means a subsidiary within the meanings
                                        of Sections 736, 736A and 736B of the
                                        Companies Act 1985.

     "Supply Business"                  means the authorised business of the
                                        Licensee as public electricity supplier
                                        in the authorised area, but shall not
                                        include any activities forming part of
                                        the Distribution Business.

     "termination fee"                  means any sum of money or other penalty
                                        (whether financial or otherwise) which
                                        may be demanded of a customer solely in
                                        consequence of the termination of a
                                        contract to supply electricity to
                                        premises.

     "top-up" means the supply or sale of electricity on a continuing or regular basis:

                                        (a)  to an Authorised Electricity
                                             Operator to make good any shortfall
                                             in the availability of electricity
                                             (including, where that operator is
                                             using the

Manweb                                  16                            April 1998

                                             Licensee's Distribution System, to
                                             make good any distribution losses
                                             on that system) to that operator
                                             for the purposes of its supply of
                                             electricity to persons seeking such
                                             supply; or

                                        (b)  to a customer of the Licensee to
                                             make good any shortfall between the
                                             customer's total supply
                                             requirements and that met either by
                                             its own generation or by
                                             electricity supplied by an
                                             Authorised Electricity Operator
                                             other than the Licensee

                                        such top-up supply or sale being
                                        provided at such entry or exit point on
                                        the Licensee's Distribution System as
                                        the operator or customer may request.

     "Transfer Date"                    means such date as may be appointed by
                                        the Secretary of State by order under
                                        Section 65 of the Act.

     "Transmission Company"             means the National Grid Company plc or
                                        any other holder of the time being of a
                                        Licence to transmit electricity in
                                        England and Wales under Section 6(1)(b)
                                        of the Act.

     "Transmission System"              means the system consisting (wholly or
                                        mainly) of high voltage electric lines
                                        owned or operated by the Transmission
                                        Company and used for the transmission of electricity from one generating station to a sub-station or to another generating station, or between sub-stations or to any interconnector, and includes any electrical plant


Manweb                                  17                            April 1998
                                        and meters owned operated by the
                                        Transmission Company in connection with
                                        the transmission of electricity but
                                        shall not include any Remote
                                        Transmission Assets.

     "undertaking"                      bears the meaning ascribed to that
                                        expression by Section 259 of the
                                        Companies Act 1985.

     "unmetered supply"                 means a supply of electricity to
                                        premises which is not, for the purpose
                                        of calculating the charges for
                                        electricity supplied to the customer at
                                        such premises, measured by metering
                                        equipment.

     "use of system"                    means use of the Licensee's Distribution
                                        System for the distribution of
                                        electricity by the Licensee for the
                                        Supply Business or for any other
                                        Authorised Electricity Operator.

     "use of system charges"            means charges made or levied or to be
                                        made or levied by the Licensee for the
                                        provision of services as part of the
                                        Distribution Business to any Authorised
                                        Electricity Operator or to the Licensee
                                        for the purposes of its Supply Business
                                        or Second Tier Supply Business as more
                                        fully described at paragraph 4 of
                                        Condition 8 and at paragraph C2 of Part
                                        C of Schedule 3 to this Licence, but
                                        shall not include connection charges.

     "valid notice of termination"      has the meaning given in Condition 38.


4. Unless otherwise specified, any reference to a numbered Condition (with or without a suffix letter) or Schedule is a reference to the Condition or Schedule bearing that number in


Manweb                                  18                            April 1998
     this License, and any reference to a numbered paragraph (with or without a suffix letter) is a reference to the paragraph bearing that number in the Condition or Schedule in which the reference occurs.

5. In construing the provisions of this License, the heading or title of any Part, Section, Condition, Schedule or paragraph shall be disregarded.

6. Where any obligation of the Licensee is required to be performed by a specified date or within a specified period, and where the Licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or after the expiry of the specified period (but without prejudice to all rights and remedies available against the Licensee by reason of the Licensee's failure to perform by that date or within that period).

7. The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition or Schedule, and directions issued by the Director pursuant to any Condition or Schedule shall be delivered or served as aforesaid.


Manweb                                  19                            April 1998

                         SECTION B. GENERAL OBLIGATIONS


Condition 2. Separate accounts for Separate Businesses

1. The first financial year of the Licensee shall run from 1st April 1990 to 31st March 1991, and thereafter each financial year of the Licensee shall run from 1st April to the following 31st March.

2. The remaining paragraphs of this Condition apply for the purpose of ensuring that the Licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable separate accounts to be prepared for each Separate Business and showing the financial affairs of each such Separate Business.

3.   The Licensee shall in respect of each Separate Business:

     (a) keep or cause to be kept for the period referred to in Section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of each Separate Business as would by Section 221 of the Companies Act 1985 be required to be kept in respect of each such business if it were carried on by a separate company, so that the revenues, costs, assets, liabilities, reserves and provisions or, or reasonably attributable to, each Separate Business are separately identifiable in the books of the Licensee (and any affiliate or related undertaking) from those of any other business; and

     (b) prepare on a consistent basis from such accounting records in respect of:

          (i) the financial year commencing on 1st April 1990 and each subsequent financial year, accounting statements comprising a profit and loss account, a balance sheet and a statement of source and application of funds, together with notes thereto, and showing separately in respect of each Separate


Manweb                                  20                            April 1998

               Business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

               (aa) charged from or to any other business (whether or not a
                    Separate Business) together with a description of the basis of that charge; or

               (bb) determined by apportionment or allocation between any
                    Separate Business and any other business (whether or not a Separate Business) together with a description of the basis of the apportionment or allocation, and

          (ii) the first six months of the financial year commencing on 1st April 1990 and of each subsequent financial year, an interim profit and loss account; and

     (c) procure, in respect of the accounting statements prepared in accordance with this Condition in respect of a financial year, a report by the Auditors and addressed to the Director stating whether in their opinion those statements have been properly prepared in accordance with this Condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the Separate Business to which the statements relate; and

     (d) deliver to the Director a copy of the account referred to in sub-paragraph (b)(ii) above, the Auditors' report referred to in sub-paragraph (c) above and the accounting statements referred to in sub-paragraph (b)(i) above as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements and Auditors' report referred to in sub-paragraphs (b)(i) and (c) above.

4. Unless the Director so specifies in directions issued for the purposes of this Condition or with his prior written approval the Licensee shall not in relation to the accounting


Manweb                                  21                            April 1998
     statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph (b)(i) of paragraph 3 from those applied in respect of the previous financial year.

5. Where, in relation to the accounting statements in respect of a financial year, the Licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the Licensee shall, if so directed in directions issued by the Director, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

6. Accounting statements in respect of a financial year prepared under sub-paragraph (b)(i) of paragraph 3 shall, so far as reasonably practicable and unless otherwise approved by the Director having regard to the purposes of this Condition:

     (a) have the same content and format (in relation to each Separate Business) as the annual accounts of the Licensee prepared under
          Section 226 and, where appropriate, Section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including Statements of Accounting Practice issued by the member bodies of the Consultative Committee of Accounting Bodies currently in force; and

     (b)  state the accounting policies adopted; and

     (c) (with the exception of the part of such statement which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the Second-Tier Supply Business), be published with the annual accounts of the Licensee.

7. Unless the accounting statements prepared under sub-paragraph (b)(i) of paragraph 3 are prepared on the current cost basis as provided by the alternative accounting rules, the


Manweb                                  22                            April 1998

     Licensee shall, unless otherwise agreed by the Director, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for each Separate Business covering the same period, which shall comprise and show separately:

     (a) a profit and loss account, a balance sheet and a statement of source and application of funds, together with notes thereto; which shall:

          (i) include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

          (ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of Section C of Part II of
               Schedule 4 to the Companies Act 1985;

     (b) in respect of each Separate Business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of Section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the Separate Business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

     (c) such other current cost information as is referred to in the Handbook as the Director may reasonably require and shall deliver the same, together with an Auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph (c) of paragraph 3, to the Director within the time limit referred to in sub-paragraph (d) of paragraph 3, and shall (with the exception of the part of such statement which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting


Manweb                                  23                            April 1998
     statements relating to the Second-Tier Supply Business) publish the same with the annual accounts of the Licensee.

8. References in this Condition to costs or liabilities of, or reasonably attributable to, any Separate Business shall be construed as excluding taxation, capital liabilities which do not relate principally to a particular Separate Business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

9. Without prejudice to paragraph 1 of Condition 1, references in this Condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this Licence shall be construed as if such provisions were in force at such date.

10.  For the purposes of paragraph 7:

     "alternative accounting rules"     means the rules set out in Section C of
                                        Part II of Schedule 4 to the Companies
                                        Act 1985.

     "current cost assets"              means assets of any description
                                        mentioned in paragraph 31 of Section C
                                        of Part II of Schedule 4 to the
                                        Companies Act 1985.

     "the Handbook"                     means the handbook issued by the
                                        Accounting Standards Committee of the
                                        Consultative Committee of Accounting
                                        Bodies (CCAB Limited) or any successor
                                        body entitled "Accounting for the
                                        effects of changing prices: a Handbook"
                                        in its current edition for the time
                                        being or in the event that no such hand
                                        book shall be in issue such guidance or
                                        publication as may be issued in
                                        replacement or substitution therefor.


Manweb                                  24                            April 1998

Condition 2A. Restriction on activity and financial ring fencing

1. Save as provided by paragraphs 3 and 4, the Licensee shall not conduct any business or carry on any activity other than the Supply Business, the Second Tier Supply Business and the Distribution Business.

2. The Licensee shall not without the written consent of the Director acquire shares in any affiliated or related undertaking after 11 October 1995 except:

     (a) shares in any body corporate which was a subsidiary of the Licensee on 11 October 1995;

     (b) shares acquired in a body corporate to satisfy the obligation imposed by paragraph 3;

     (c) shares in a body corporate which conducts business only for a Permitted Purpose; or

     (d) shares acquired in order to avoid dilution of a shareholding in a body corporate in which the Licensee holds share in conformity with this License.

3. Notwithstanding paragraph 1, the Licensee may continue to conduct any business or carry on any activity otherwise prohibited by paragraph 1 which it was conducting or carrying on as at 11 October 1995, but by 11 October 1996 or such later date as the Director shall specify to the Licensee in writing, shall transfer to an affiliate or otherwise cease to conduct or carry on any such other business or activity.

4.   Nothing in this Condition shall prevent:

     (a) any affiliate or related undertaking from conducting any businesses or carrying on any activity;


Manweb                                  25                            April 1998

     (b) the Licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistently with the provisions of this Licence;

     (c) the Licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary;

     (d) the Licensee from carrying on any business or conducting any activity to which the Director has given his consent in writing; or

     (e) the Licensee from conducting any business or carrying on any activity other than the Supply Business, the Second Tier Supply Business and the Distribution Business provided that the aggregate turnover of all such other businesses or activities does not in any financial year exceed 5% of the aggregate turnover of the Supply Business, the Second Tier Supply Business and the Distribution Business (excluding the turnover on transactions which the Supply Business, the Second Tier Supply Business and the Distribution Business make with each other) in the immediately preceding financial year.


Manweb                                  26                            April 1998

Condition 2B.  Availability of resources

1. The Licensee shall at all times act in a manner calculated to secure that it has sufficient management resources and financial resources and financial facilities to enable it:

     (a)  to carry on the Supply Business and the Distribution Business; and

     (b)  to comply with its obligations under the Act and this Licence.

2. The Licensee shall submit a certificate addressed to the Director, approved by a resolution of the board of directors of the Licensee and signed by a director of the Licensee pursuant to that resolution. Such certificate shall be submitted in June 1996 and June of each subsequent year. Each certificate shall be in one of the following forms:

     (a) "After making enquiries, the directors of the Licensee have a reasonable expectation that the Licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the Licensee to carry on the Supply Business and Distribution Business for a period of 12 months from the date of this certificate."

     (b) "After making enquiries, the directors of the Licensee have a reasonable expectation, subject to what is said below, that the Licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the Licensee to carry on the Supply Business and Distribution Business for a period of 12 months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the Licensee to carry on the Supply Business and
          Distribution Business...."


Manweb                                  27                            April 1998

     (c) "In the opinion of the directors of the Licensee, the Licensee will not have available to it sufficient financial resources and financial abilities to enable the Licensee to carry on the Supply Business and Distribution Business for a period of 12 months from the date of this certificate."

3. The Licensee shall submit to the Director with that certificate a statement of the main factors which the directors of the Licensee have taken into account in giving that certificate.

4. The Licensee shall inform the Director in writing immediately if the directors of the Licensee become aware of any circumstance which causes them to no longer have the reasonable expectation expressed in the then most recent certificate given under paragraph 2.

5. The Licensee shall use its best endeavours to obtain and submit to the Director with each certificate provided for in paragraph 2 a report prepared by its auditors and addressed to the Director stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work.

6. The Licensee shall procure from the holding company of the Licensee a legally enforceable undertaking in favour of the Licensee in a form already specified by the Director that the holding company will refrain from any action, and will procure that every subsidiary of the holding company (other than the Licensee and its subsidiaries) will refrain from any action, which would then be likely to cause the Licensee to breach any of its obligations under the Act or this License. Such undertaking shall be obtained by 1 March 1996 and shall remain in force for as long as the Licensee remains the holder of this Licence and the giver of the undertaking remains the holding company of the Licensee.

7.   The Licensee shall:


Manweb                                  28                            April 1998

     (a) deliver to the Director evidence (including a copy of such undertaking) that the Licensee has complied with the obligation to procure an undertaking pursuant to paragraph 6; and

     (b) inform the Director immediately in writing if the directors of the Licensee become aware that the undertaking has ceased to be legally enforceable or that its terms have been breached.


Manweb                                  29                            April 1998

Condition 3. Charge restriction conditions: definitions

     1.   In this Condition and in Conditions 3A to 3G and Schedule 3:

     "attributed"                       means when used in relation to the
                                        fossil fuel levy or payments in lieu
                                        thereof or transmission connection point charges or remote transmission asset rentals or distribution losses or transmission costs or allowed distribution costs, or in relation to attributing electricity purchase or sale contracts and electricity purchase costs to regulated customers and other customers, attributed in accordance with the principles set out in Part A of
                                        Schedule 3 and attribute, attributed,
                                        attributable and attribution shall be
                                        construed accordingly.

     "average charge per unit           means the distribution revenue in the
     distributed"                       relevant year divided by the regulated
                                        quantity distributed in that year.


     "average charge per unit
     supplied"                          means the supply revenue in the year
                                        divided by the quantity supplied in that year.

     "average charge per regulated      means the regulated supply revenue in
     unit supplied"                     the relevant year divided by the
                                        regulated quantity supplied in that
                                        year.


     "average specified rate"           means the average of the daily base
                                        rates of Barclays Bank plc current from
                                        time to time during the period in
                                        respect of which the calculation falls
                                        to be made.

     "charge restriction conditions"    means Conditions 3 to 3G inclusive
                                        together with Schedule 3 to this
                                        licence, as form time to time modified
                                        or replaced in accordance therewith or
                                        pursuant to


Manweb                                  30                            April 1998

                                        Sections 11, 14 or 15 of the Act.

     "distribution losses"              means units unaccounted for on the
                                        Licensee's Distribution System, measured as being the difference between the units metered on entry in to the system and the units metered on leaving the system.

     "distribution revenue"             means the revenue (measured on an
                                        accruals basis) derived by the Licensee
                                        from the provision of distribution
                                        services in the relevant year, after
                                        deduction of:

                                        (i)  an amount equal to such part of the
                                             total amount payable in that
                                             relevant year to the Transmission
                                             Company (measured on an accruals
                                             basis) in respect of transmission
                                             connection point charges and remote
                                             transmission asset rentals and
                                             which would otherwise be included
                                             in distribution revenue by reason
                                             of being recovered in that relevant
                                             year by the Licensee in its use of
                                             system charges, as falls to be
                                             attributed to the regulated
                                             quantity distributed in that
                                             relevant year; and

                                        (ii) value added tax (if any) and any
                                             other taxes based directly on the
                                             amounts so derived.

     "distribution services"            means all services provided by the
                                        Licensee as part of its Distribution
                                        Business other than excluded services.

     "EHV premises"                     means those premises to which units are
                                        delivered by the Licensee which fall to
                                        be treated as EHV premises in


Manweb                                  31                            April 1998
                                        accordance with Part B of Schedule 3.

     "EHV units"                        means units distributed by Licensee
                                        which are delivered or deemed to be
                                        delivered to EHV premises.

     "electricity purchase costs"       means the Licensee's purchase costs of
                                        electricity calculated in accordance
                                        with the principles in Part F of
                                        Schedule 3.

     "excluded services"                means those services provided by the
                                        Licensee which in accordance with the
                                        principles set out in Part C of Schedule
                                        3 fall to be treated as excluded
                                        services.

     "fifth relevant year"              means the relevant year commencing 1st
                                        April 1994.

     "HV units"                         means units (other than EHV units)
                                        distributed by the Licensee which are
                                        delivered to premises connected to the
                                        Licensee's Distribution System at a
                                        voltage at or higher than 1000 volts.

     "interconnector charges"           means charges levied by the
                                        Interconnectors Business of the
                                        Transmission Company and payable by the
                                        Supply or Second-Tier Supply Business of the Licensee in respect of use of interconnector for the transfer of electricity into England and Wales.

     "LV units"                         means units distributed by the Licensee
                                        which are delivered to premises
                                        connected to the Licensee's Distribution
                                        System at a voltage less than 1000
                                        volts.

     "LV1 units"                        means LV units which are distributed by
                                        the Licensee outside night-time periods
                                        to Domestic Premises or


Manweb                                  32                            April 1998
                                        small premises (other than Domestic
                                        Premises) where the appropriate use of
                                        the system charges apply different rates in night-time periods as opposed to other times of day, for the avoidance of doubt including the use of system charges under the tariffs specified in paragraph D2 of Part D of Schedule 3.

     "LV2 units"                        means LV units which are distributed by
                                        the Licensee to Domestic Premises or
                                        small premises (other than Domestic
                                        Premises):

                                        (a)  during night-time periods, where
                                             the appropriate use of system
                                             charges apply different rates in
                                             night-time periods as opposed to
                                             other times of the day; or

                                        (b)  where the appropriate use of system
                                             charges are incorporated into
                                             tariffs which restrict availability
                                             of supply to specified off-peak
                                             periods,

                                        for the avoidance of doubt including the use of system charges under the tariffs specified in paragraph D3 of Part D of
                                        Schedule 3.

     "LV3 units"                        means LV units other than LVI and LV2
                                        units, for the avoidance of doubt
                                        including units distributed under the
                                        tariffs specified in paragraph D4 of
                                        Part D of Schedule 3.

     "maximum average charge per        means the charge calculated in
     unit distributed"                  accordance with the formula in paragraph
                                        1 of Condition 3A.


Manweb                                  33                            April 1998

     "maximum average charge            means the charge calculated in
     per regulated unit supplied"       accordance with the formula in paragraph
                                        1 of Condition 3B.


     "metered"                          means, in relation to any quantity
                                        distributed or supplied, as measured by
                                        a meter installed for such purpose or
                                        (where no such meter is installed or it
                                        is not reasonably practicable to measure the quantity by such meter) as otherwise reasonably calculated.

     "0.1 MW customer"                  means any customer other than an over
                                        0.1 MW customer in its capacity as such.

     "0.1 MW premises"                  means any premises other than over 0.1
                                        MW premises.

     "over 0.1 MW customer"             means a customer supplied at over 0.1 MW
                                        premises, but shall not include such
                                        customer insofar as supplied at 0.1 MW
                                        premises.

     "over 0.1 MW premises"             means premises supplied by the Licensee
                                        at which the average of the maximum
                                        monthly demands in the three months of
                                        highest maximum demand in any period of
                                        twelve consecutive months commencing on
                                        or after January 1993 exceeds one tenth
                                        of a megawatt.

     "quantity supplied"                means the aggregate quantity of units
                                        supplied by the Licensee in the relevant year metered at the points of supply
                                        (whether or not in the authorised area
                                        of the Licensee).

     "regulated customer"               means a person other than the Licensee
                                        who in the calendar year ending in
                                        relevant year t-l was supplied at


Manweb                                  34                            April 1998

                                        0.1 MW premises.

     "regulated distribution unit       means as the case may be HV units or LV1
         category"                      units or LV2 units or LV3 units.


     "regulated quantity distributed"   means the aggregate quantity of units
                                        distributed (both for the Supply
                                        Business of the Licensee and on behalf
                                        of third parties under use of system) by the Licensee through the Licensee's
                                        Distribution System in relevant year t
                                        metered at exit points on leaving the
                                        Licensee's Distribution System but
                                        excluding for this purpose:

                                        (a)  units distributed for the purpose
                                             of supply to premises outside the
                                             Licensee's authorised area; and

                                        (b)  EHV units.

     "relevant years"                   means a financial year commencing on or
                                        after 1st April 1990.

     "relevant year t"                  means that relevant year for the
                                        purposes of which any calculation falls
                                        to be made, "relevant year t-l" means
                                        the relevant year preceding relevant
                                        year t or, in respect of the period
                                        prior to 1st April 1990, the period of
                                        12 calendar months commencing on 1st
                                        April 1989, and similar expressions
                                        shall be construed accordingly.


     "remote transmission asset         means any rent or other periodic payment
     rental"                            payable by the Distribution Business of
                                        the Licensee to the Transmission Company in respect of remote transmission assets forming part of the Licensee's


Manweb                                  35                            April 1998

                                        Distribution System

     "sixth relevant year"              means the relevant year commencing 1st
                                        April 1995.

     "supply" includes supply outside the authorised area, standby and top-up supply and sale and any other sales of electricity by the Licensee to persons other than customers; and "supplied" and similar expressions shall be construed accordingly.

     "supply charges"                   means all charges (including charges for
                                        the provision of distribution services
                                        and standing charges) made by the
                                        Licensee in respect of electricity
                                        supplied by the Licensee other than
                                        charges for the provision of excluded
                                        services by the Licensee.

     "supply revenue"                   means the revenue (measured on an
                                        accrual basis) derived by the Licensee
                                        from supply charges after deduction of
                                        value added tax (if any) and any other
                                        taxes based on the amounts so derived.

     "transmission charges"             means charges levied by the Transmission
                                        Company payable by the Supply or the
                                        Second-Tier Supply Business of the
                                        Licensee in respect of the transmission
                                        of electricity, but for the avoidance of doubt shall exclude transmission connection point charges and remote transmission asset rentals.

     "transmission connection point     means charges levied by the Transmission
     charges"                           Company as connection charges by direct
                                        reference to the number or nature of the connections between the Licensee's
                                        Distribution System and the transmission


Manweb                                  36                            April 1998
                                        system and payable by the Distribution
                                        Business of the Licensee.

     "unit"                             means a kilowatt hour.


Manweb                                  37                            April 1998

Conditions 3A. Restrictions of distribution charges

Basic Formula

1. Without prejudice to Condition 3F the Licensee shall in setting its charges for the provision of distribution services use its best endeavours to ensure that in any relevant year the average charge per unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

                         M(dt) = P(dt) + PN(dt) - K(dt)

2. For the purposes of paragraph 1, M(dt) means the maximum average charge per unit distributed in relevant year t.

Formula for P(dt) as used in paragraph 1

3. For the purposes of paragraph 1, P(dt) is derived from the following formula:


             P(dt) = ((PU+PM) GR(t) PID(t)) + (PL (AL(t)-L(t))PIL(t))
                     ------------------------------------------------
                                      D(t)

     where:

     PU means the amount set against that term in the part of Annex A to this Condition that applies to the Licensee.

     PM means the amount set against that term in the part of Annex A to this Condition that supplies to the Licensee.

     Gr(t)  is derived from the following formula:


Manweb                                  38                            April 1998

                  ( (SIGMA) P(oi). D(it)       C(dt)   )
     GR(t) = 0.5  (  --------------------- . --------- ) GR(t-1)
                  ( (SIGMA) P(oi). D(it-1)    C(dt-1)  )


        where for the relevant year beginning 1st April 1995 GR(t-1) equals 1.

(SIGMA) means the summation across all regulated distribution unit categories i.

P(oi) means in respect of each regulated distribution unit category i set out in column 1 under that term in the part of Annex A to this Condition that applies to the Licensee the value opposite that category in column 2.

D(it) means that number of units in each regulated distribution unit category i distributed in relevant year t.

D(it-1) means that number of units in each regulated distribution unit category i distributed in relevant year t-1.

C(dt) means a notional figure, representing the number of customers in the authorised area defined (for the purpose of this term C(dt) only) for each relevant year, given in the table appearing under that term in the part of Annex A to this Condition that applies to the Licensee.

C(dt-1) means the number equal to C(dt) in relevant year t-1.

PID(t)  is derived from the following formula:


Manweb                                  39                            April 1998

                                       RPI(t) - Xd(t)
                           PID(t) = (1.--------------) PID(t-1)
                                             100

        Where, for the relevant year beginning 1st April 1995, PID(t-1) equals
        1.

RPI(t) means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

Xd(t)   for any relevant year beginning on or after 1 April 1997, shall equal 3.

PL      means an amount equal to 3.0656p.

AL(t) means an amount (in units) representing allowed distribution losses in relevant year t, being the allowed percentage of the adjusted units distributed (calculated as provided in paragraph E5 of Part E of Schedule 3) where in respect of each relevant year t, the allowed percentage shall equal that percentage which the aggregate of adjusted distribution losses (calculated as provided in paragraphs E2 to E5 of Part E of Schedule 3) over the preceding relevant years (commencing with the twelve-month period form 1st April 1989, or, if the number of preceding relevant years exceeds nine, relevant year t-10) bears to the aggregate of adjusted units distributed (calculated as aforesaid) over the corresponding relevant years save that for this purpose adjusted distribution losses in respect of the twelve-month period from 1st April 1989 shall be derived by applying the initial relevant loss percentage (calculated as provided


Manweb                                  40                            April 1998
        in paragraphs E6 to E8 of Part E of Schedule 3) to the adjusted units distributed in that period.

L(t) means in respect of relevant year t, adjusted grid supply point purchases less adjusted units distributed (calculated as provided in paragraphs E2 to E5 of Part E of Schedule 3).

PIL(t)  is derived from the following formula:

                               RPI(t)
                      PIL(t)(1.------) PIL(t-1)
                                100

        where, for the relevant year beginning 1st April 1995, PIL (t-1) equals
        1.

D(t)    means the regulated quantity distributed in relevant year t.

Formula for PN(dt) as used in paragraph 1

4. For the purposes of Paragraph 1, in the ninth and subsequent relevant years the term PN(dt) shall be calculated in accordance with the following formula:



                      (PS + PR) PIR(t) - TA (dt-1) - GA(dt-1)
             PN(dt) = ----------------------------------------
                                     D(t)

        and for each relevant year t prior to the ninth relevant year PN(dt) shall be 0.

        where:

        PS means an amount equal to (pound)4.87 million for each of the ninth to the thirteenth relevant years, and thereafter shall be 0.


Manweb                                  41                            April 1998

        PR means, in the ninth and all subsequent relevant years, the amount given under that heading in Annex B to this Condition.

        PIR(t)  is derived from the following formula:



                                                RPI(t)
                               PIR(t)  =  (1 + -------- ) PIR(t-1)
                                                100


                where for the ninth relevant year PIR(t-1) equals 1

        TA(dt) in respect of any relevant year t, is derived from the following formula:


                           M(y)
                  TA(dt)=(SIGMA) P(sd) C(mn)
                           M(x)

                save that TA shall be a figure not less than 0, and shall for each relevant year t prior to the ninth relevant year be 0.

        where:

          M(y) means a summation across all the months M(x) to M(y) in each (SIGMA) relevant year.
          M(x)



        M(x) means, in the ninth relevant year, the month commencing 1st July 1998, and means each subsequent relevant year the month commencing 1st April in such relevant year.

        M(y) means, in each relevant year, the month commencing 1st March in such relevant year.


Manweb                                  42                            April 1998

        P(sd) means the amount given under that heading in Annex B to this Condition.

        C(mn) means, in respect of each month M(x) to M(y) in the ninth and each subsequent relevant year, a proportion of the total number of 0.1MW customers within the authorised area (expressed as a figure greater than or equal to -1 and less than or equal to 1) to be calculated by reference to the first day of such month in accordance with the following formula:

                                  C(mn) = N - SC

        where:

        N       means a figure equal to:

                (a) in respect of the months commencing 1st July 1998, 1st August 1998 and 1st September 1998, the amount given under that heading in Annex B to this Condition.

                (b) in respect of the month commencing 1st October 1998, 1st November 1998 and 1st December 1998, 0.5, and

                (c) in respect of the month commencing 1st January 1999 all and all subsequent months, 1.

        SC in respect of the first day of each relevant month, means a proportion of the total number of 0.1MW customers within the authorised area (expressed as a figure greater than or equal to 0 and less than or equal to 1), being customers who may be supplied by a Second Tier Supplier on such date in accordance with any direction or variation of a direction issued by the Director (and not subsequently


Manweb                                  43                            April 1998
                withdrawn or varied) pursuant to condition 3 of that Supplier's license to supply electricity.

        GA(dt) shall in the ninth relevant year, where the earliest date specified (and not subsequently withdrawn or varied to a later date) in any direction or variation of a direction issued by the Director, pursuant to condition 3 of the license held by any Second Tier Supplier, in relation to the supply of electricity to any premises:

                (a)     is in April 1998, be 0;

                (b) is in May 1998, be the amount given for that month under the heading GA(dt) in Annex B to this Condition;

                (c) is in June 1998, be the amount given for that month under that heading; or

                (d) is in July 1998 or any subsequent month, be the amount given for July under that heading,

                and shall in each relevant year t other than the ninth relevant year be 0.

Formula for K(dt) as used in Paragraph 1

5. For the purposes of paragraph 1, K(dt) means the correction factor per unit (whether of a positive or a negative value) to be applied to the average charge per unit distributed in relevant year t (subject to paragraph 4 of Condition 3D) and is derived from the following formula:


Manweb                                  44                            April 1998

               R(dt-1) - (D(t-1). M(dt-1))           I 6(t)
       K(dt)   ---------------------------    (1. -------------)
                         D(t)                         100


 provided that: notwithstanding the above, the value of K(dt) for the sixth relevant year shall be that value required by Condition 3A in the licence in the form in force on 31st March 1995.

        where:

        R(dt-1) means the distribution revenue in relevant year t-1.

        D(t-1)  means the regulated quantity distributed in relevant year t-1.

        M(dt-1) means maximum average charge per unit distributed in relevant year t-1.

        I(dt) means that interest rate in relevant year t which is equal to, where K(dt) (taking no account of 1(d) for this purpose) has a positive value, the average specified rate plus 4, or where K(dt) (taking no account of I(d) for this purpose) has a negative value, the average specified rate.

6. In this Condition, any term defined for the purposes of paragraph 1 shall have the same meaning in all paragraphs of this Condition.



Manweb                                  45                            April 1998

ANNEX A to Condition 3A

Distribution values specific to individual companies

EASTERN ELECTRICITY plc

                                      (pound)m
                                      --------

     PU                                327.4

     PM                                 36.0

     C(dt)

                                       `000s
                                       -----


     relevant year beginning on

        1 April 1994             3073

        1 April 1995             3107

        1 April 1996             3152

        1 April 1997             3196

        1 April 1998             3241

        1 April 1999             3286

     every subsequent relevant year 3286

P(oi)

        1                      2

     unit category i                 value (p)
     ---------------                 ---------

            LV1                      2.0009

            LV2                      0.3031

            LV3                      1.3431


Manweb                                46                              April 1998

            HV                       0.4584

EAST MIDLANDS ELECTRICITY plc

                                     (pound)m
                                     --------

            PU                        271.6

            PM                         30.2

            C(dt)

                                      `000s
                                      -----

     Relevant year beginning on

        1 April 1994             2248

        1 April 1995             2272

        1 April 1996             2297

        1 April 1997             2321

        1 April 1998             2346

        1 April 1999             2371

     every subsequent relevant year 2371

P(0i)
          1                          2

     unit category i             value (p)
     ---------------             ---------
         LV1                      1.6131

         LV2                      0.5557

         LV3                      1.5711

         HV                       0.6350


Manweb                                47                              April 1998

LONDON ELECTRICITY plc

                                        (pound)m
                                        --------
      PU                                 260.9

      PM                                  31.0

      C(dt)

                                         `000s
                                         -----


      relevant year beginning on
      --------------------------

                1 April 1994             1955

                1 April 1995             1974

                1 April 1996             1986

                1 April 1997             1998

                1 April 1998             2010

                1 April 1999             2022

     every subsequent relevant year      2022

P(0i)


             1                         2

      unit category i               value (p)
      ---------------               ---------
            LV1                      2.2073

            LV2                      0.4057

            LV3                      1.5912

            HV                       0.5932


Manweb                                48                              April 1998

MANWEB plc

                                          (pound)m
                                          --------
         PU                                 178.2

         PM                                  21.6

         C(dt)

                                            `000s
                                            -----



         relevant year beginning on
         --------------------------

                   1 April 1994             1354

                   1 April 1995             1366

                   1 April 1996             1378

                   1 April 1997             1391

                   1 April 1998             1403

                   1 April 1999             1415

         every subsequent relevant year     1415

P(0i)

                   1                           2

         unit category i                    value (p)
         ---------------                    ---------
                   LV1                      2.1041

                   LV2                      0.4323

                   LV3                      1.7558

                   HV                       0.5097

MIDLANDS ELECTRICITY plc


Manweb                                49                              April 1998

                                          (pound)m
                                          --------
         PU                                 267.2

         PM                                  31.2

         C(dt)

                                            `000s
                                            -----



         relevant year beginning on
         --------------------------

                  1 April 1994              2210

                  1 April 1995              2231

                  1 April 1996              2251

                  1 April 1997              2271

                  1 April 1998              2291

                  1 April 1999              2311

         every subsequent relevant year     2311

P(0i)

                  1                            2

         unit category i                   value (p)
         ---------------                   ---------

                   LV1                      1.9729

                   LV2                      0.3966

                   LV3                      1.6108

                   HV                       0.5992

NORTHERN ELECTRIC plc

                                            (pound)m
                                            --------

Manweb                                50                              April 1998

         PU                                 176.2

         PM                                  22.2

         C(dt)

                                            `000s
                                            -----



         relevant year beginning on
         --------------------------

                  1 April 1994          1446

                  1 April 1995          1456

                  1 April 1996          1466

                  1 April 1997          1476

                  1 April 1998          1486

                  1 April 1999          1496

         every subsequent relevant year 1496

P(0i)

                  1                         2

         unit category i                    value (p)
         ---------------                    ---------

                   LV1                      2.0911

                   LV2                      0.3273

                   LV3                      1.9284

                   HV                       0.4723

NORWEB plc


                                            (pound)m
                                            --------

         PU                                 254.5



Manweb                                51                              April 1998

         PM                                  28.8

         C(dt)

                                            `000s
                                            -----


         relevant year beginning on
         --------------------------

                  1 April 1994             2170

                  1 April 1995             2182

                  1 April 1996             2196

                  1 April 1997             2209

                  1 April 1998             2223

                  1 April 1999             2236

         every subsequent relevant year    2236

P(0i)

                  1                         2

         unit category i                 value (p)
         ---------------                 ---------
                   LV1                      2.1750

                   LV2                      0.2821

                   LV3                      1.6304

                   HV                       0.5335

SEEBOARD plc

                                           (pound)m
                                           --------
         PU                                 203.0

         PM                                  29.2


Manweb                                52                              April 1998

C(dt)

                                          `000s
                                          -----



         relevant year beginning on
         --------------------------

                  1 April 1994             1982

                  1 April 1995             1997

                  1 April 1996             2031

                  1 April 1997             2030

                  1 April 1998             2046

                  1 April 1999             2062

         every subsequent relevant year    2062

P(0i)

                  1                         2

         unit category i                  value (p)
         ---------------                  ---------

                   LV1                      1.8735

                   LV2                      0.3213

                   LV3                      1.4098

                   HV                       0.5892

SOUTHERN ELECTRIC plc

                                          (pound)m
                                          --------
         PU                                 304.4

         PM                                  35.7

         C(dt)


Manweb                                53                              April 1998


         relevant year beginning on       '000s
         --------------------------       -----

                  1 April 1994             2576

                  1 April 1995             2602

                  1 April 1996             2633

                  1 April 1997             2664

                  1 April 1998             2695

                  1 April 1999             2727

         every subsequent relevant year    2727

P(0i)

                  1                         2

         unit category i                  value (p)
         ---------------                  ---------
                   LV1                      2.0600

                   LV2                      0.3816

                   LV3                      1.4815

                   HV                       0.5560

SOUTH WALES ELECTRICITY plc

                                           (pound)m
                                           --------
         PU                                 142.2

         PM                                  17.6

         C(dt)
                                            `000s
                                            -----


Manweb                                54                              April 1998


         relevant year beginning on
         --------------------------

                  1 April 1994             952

                  1 April 1995             959

                  1 April 1996             966

                  1 April 1997             974

                  1 April 1998             982

                  1 April 1999             990

         every subsequent relevant year    990

P(0i)

                  1                         2

         unit category i                  value (p)
         ---------------                  ---------
                   LV1                      2.4442

                   LV2                      0.3641

                   LV3                      2.2009

                   HV                       0.7272

SOUTH WESTERN ELECTRICITY plc

                                          (pound)m
                                          --------
         PU                                 186.3

         PM                                  22.4

         C(dt)
                                            `000s
                                            -----


         relevant year beginning on
         --------------------------



Manweb                                55                              April 1998

         1 April 1994               1287
         1 April 1995               1299
         1 April 1996               1313
         1 April 1997               1327
         1 April 1998               1341
         1 April 1999               1355
     every subsequent relevant year 1355

P(Oi)

               1                       2

       unit category i            value (p)
       ---------------            ---------
         LV1                        2.3889
         LV2                        0.6679
         LV3                        1.8707
         HV                         0.5072

YORKSHIRE ELECTRICITY GROUP plc

                                    (pound)m
                                    --------
     PU                              249.7
     PM                               27.9
     C(dt)


                                     `000s
                                     -----
relevant year beginning on
--------------------------

         1 April 1994               2036



Manweb                                56                              April 1998

         1 April 1995               2051
         1 April 1996               2065
         1 April 1997               2080
         1 April 1998               2094
         1 April 1999               2109
     every subsequent relevant year 2109

P(0i)

                  1                           2

          unit category i                 value (p)
          ---------------                 ---------
                 LV1                        1.9497
                 LV2                        0.3271
                 LV3                        1.6654



Manweb                                57                              April 1998

ANNEX B to Condition 3A

Values for paragraph 4 of this Condition

------------------------------------------------------------------------------------------
                 PR (pound)M      P(sd)      N-1.7.98      GA(dt)     GA(dt)     GA(dt)
                                (pound)M    to 1.9.98      (pound)M  (pound)M  (pound)M
------------------------------------------------------------------------------------------
                                                            May       June       July
------------------------------------------------------------------------------------------
EASTERN                 4.46        0.99       0.105          0.21        0.78        1.78
------------------------------------------------------------------------------------------
EAST MIDLANDS           3.53        0.67       0.106          0.15        0.57        1.29
------------------------------------------------------------------------------------------
LONDON                  3.21        0.63       0.108          0.13        0.49        1.12
------------------------------------------------------------------------------------------
MANWEB                  2.53        0.43       0.086          0.09        0.34        0.77
------------------------------------------------------------------------------------------
MIDLANDS                3.51        0.70       0.091          0.15        0.56        1.28
------------------------------------------------------------------------------------------
NORTHERN                2.64        0.42       0.101          0.10        0.36        0.83
------------------------------------------------------------------------------------------
NORWEB                  3.42        0.67       0.081          0.15        0.54        1.23
------------------------------------------------------------------------------------------
SEEBOARD                3.23        0.60       0.106          0.14        0.50        1.14
------------------------------------------------------------------------------------------
SOUTHERN                3.96        0.85       0.107          0.18        0.67        1.52
------------------------------------------------------------------------------------------
SWALEC                  2.07        0.31       0.109          0.06        0.23        0.53
------------------------------------------------------------------------------------------
SOUTH WESTERN           2.48        0.48       0.107          0.09        0.33        0.74
------------------------------------------------------------------------------------------
YORKSHIRE               3.28        0.57       0.105          0.14        0.51        1.16
------------------------------------------------------------------------------------------
SCOTTISH POWER          3.01        0.67       0.096          0.12        0.45        1.02
------------------------------------------------------------------------------------------
HYDRO-ELECTRIC          1.74        0.29       0.162          0.04        0.16        0.36
------------------------------------------------------------------------------------------


Manweb                                58                              April 1998

Condition 3B. Restriction on Supply Charges

Continuation Of Tariffs

1.1 Save where the Director consents in writing to a tariff being discontinued, the Licensee shall continue to make available to customers at Designated Premises the tariffs listed under the Licensee's name in Annex A to this Condition.

1.2 Where a customer at Designated Premises was supplied at the end of the eighth relevant year on a tariff listed under the Licensee's name in Annex B to this Condition, the Licensee shall continue to offer that tariff to that customer at those premises unless the Director consents in writing to the Licensee's not doing so.

1.3 The Licensee shall not, without the consent in writing of the Director, change the terms (other than price, which shall be regulated in accordance with this Condition) of any tariff described in the second column of the Table; and the terms to which this prohibition applies include, for example, the hours between which particular prices apply and the level of consumption at which prices change.

New Tariffs

2. The Licensee shall not offer to supply any customer at Designated Premises on a tariff not shown in the Table unless the terms of that tariff have been approved by the Director.

The Price Restraint

3. Without prejudice to Condition 3F, the prices in the tariffs which apply at the beginning of the ninth relevant year to supplies to Desgnated Customers shall be set at or below the limit imposed by paragraph 4 and in addition at or below each of the limits imposed by paragraph 5 and (where those paragraphs apply) by paragraphs 6 and 7.


Manweb                                59                              April 1998

4. The prices referred to in paragraph 3 shall be so set that they do not cause the value of composite term

     n(SIGMA)l PSi(t). QSi0 + n(SIGMA)l PUi(t). QUi0  to exceed the value of the
     -----------------------------------------------
       n(SIGMA)l PSi0. QSi0 + n(SIGMA)l PUi0. QUi0

     formula    (100 + RPI(t) - X(a)
              (-----------------------)
                         100

where,

n(SIGMA)1         means the summation across all tariffs; and

X(a) has the value given against the Licensee's name in Annex C to this Condition.

5.1 Without prejudice to Condition 3F, at the beginning of the ninth relevant year the Licensee shall so set its prices to Designated Customers supplied on the tariff numbered 1 in the Table that the total charge for that year for a Designated Customer supplied on such a tariff who consumes 3300 units in that year shall not exceed

                      (PSi0+3300 PUi0)(100+RPI(t)-X(a))
                                      ----------------
                                             100
where

X(a) has the value given against the Licensee's name in Annex C to this Condition.

5.2 Without prejudice to Condition 3F, at the beginning of the ninth relevant year, the prices to Designated Customers on each of the domestic tariffs in the Table other than the tariff numbered 1 shall be so set that, when used to determine the value of the terms PUi(t), and PSi(t), they do not cause the value of the composite term



u(SIGMA)(1)  PUi(t). QUi0 + S(SIGMA)(1) PSi(t)
-------------------------
                NC                           to exceed the value of the formula


Manweb                                60                              April 1998

       (u(SIGMA)(1) PUi0. QUi0 + s(SIGMA)(1) PSi0)  100+RPI(t)-X(b)
       -----------------------                     (---------------)
                                                          100
                  where X(b) has the value of 3.

5.3 Without prejudice to Condition 3F, at the beginning of the ninth relevant year, the prices to Designated Customers on each of the non-domestic tariffs in the Table shall be so set that, when used to determine the value of the terms PUi(t), and PSi(t), they do not cause the value of the composite term

                    u(SIGMA)(1) PUi(t). QUi0 + s(SIGMA)(1) PSi(t),
                    ------------------------
                            NC

     when applied to that tariff, to exceed the value of the formula


           (u(SIGMA)(1) PUi0. QUi0 + s(SIGMA)(1) PSi0) 100+RPI(t)
           -----------------------                    (----------)
                    NC                                     100

6. Without prejudice to Condition 3F, in the case of any tariff described as domestic in column 3 of the Table, the standing charge to a Designated Customer at the beginning of the ninth relevant year shall not exceed the standing charge given for that tariff in column 5 of the Table multiplied by

                               (100+RPI(t))
                              (------------)
                                   100

7.1 Without prejudice to Condition 3F, in the case of any tariff described in column 2 of the Table which is a domestic prepayment tariff,


Manweb                                61                              April 1998

     (a) the standing charge and the unit charge at the beginning of the ninth relevant year shall each be lower than the standing charge and unit charge respectively set against that tariff in column 5 of the Table by the same proportion as the standing charge and the unit charge at the beginning of the ninth relevant year of the nearest equivalent domestic tariff (not being a prepayment tariff) are lower than the standing charge and unit charge respectively of that nearest equivalent domestic charge shown against them in column 5 of the Table (and in this sub-paragraph the standing charge shall be exclusive of any prepayment surcharge); and

     (b) there shall at no time be any increase in the amount by which the standing charge (including any prepayment meter surcharge) for any domestic prepayment tariff exceeds the standing charge for the nearest comparable domestic tariff (not being a prepayment tariff).


7.2 The Director may direct which tariff is the nearest equivalent domestic tariff for the purpose of this paragraph.


8.1 Without prejudice to paragraph 9 and Condition 3F, no price (whether a standing charge or a unit charge) in any tariff shall be increased during the ninth relevant year above the price which applies at the beginning of the ninth relevant year, unless the Director has consented in writing.

8.2 In giving consent the Director shall have regard in particular but not exclusively to the impact of significant movements in costs outside the Licensee's control, and shall consider whether such movements in costs justify an increase in all tariffs, a differential increase in tariffs or an increase in some tariffs only.

9. If any change is made to the rate of the Fossil Fuel Levy between 1 August 1997 and 2 April 1998, and whenever any change is made to that rate thereafter, every price limit set pursuant to paragraphs 4, 5, 6 and 7.1(a) shall be multiplied by the following factor



Manweb                                62                              April 1998

          100+F(t)
          --------
          100+F(d)


10.1 Where, after the end of the eighth relevant year, the Director is satisfied that in the eighth relevant year the average charge per unit supplied differed from the maximum average charge per unit supplied assumed for the purpose of setting the prices in column 5 of the Table, the Director may give a direction to her Licensee stipulating the prices to be charged for any (or all) of the tariffs described in column 2 of the Table.

10.2 Before giving any such direction, the Director shall consult the Licensee.

10.3 In considering whether to give any such direction, and in considering the content of any such direction the Director shall have regard

     (a) to the extent to which the regulated supply revenue for the eighth relevant year assumed for the purpose of setting the prices in column 5 of the Table differs from the actual regulated supply revenue for that year adjusted

          (i) to reflect what the regulated supply revenue would have been if the tariffs in force on 1 August 1997 had remained unchanged until the end of the eighth relevant year; and

          (ii) by adding any rebates or discounts to Regulated Customers in respect of the period from 1 August 1977 to the end of the eighth revelant year, being rebates or discounts not included in the tariffs in force on 1 August 1997;

               (a)  to any representations made by the Licensee; and

               (b)  to the cost to the Licensee of changing any tariff.


Manweb                                63                              April 1998

11.1 Where, for relevant year t, the terms TA(dt) or GA(dt) (or both of them) in paragraph 4 of Condition 3A have a value greater than the 0, the Director may give a direction to the Licensee stipulating the prices to be charged, in that or any subsequent relevant year, for any (or all) of the tariffs described in Column 2 of the Table.

11.2 Before giving any such direction, the Director shall consult the Licensee.

11.3 In considering whether to give any such direction, and in considering the content of any such direction, the Director shall have regard

     (a) to the extent by which the charges made by the Distribution Business to the Supply Business have been reduced on account of the terms TA(dt) or GA(dt) (or both of them) having a greater value than 0;

     (b)  to any representation made by the Licensee, and

     (c)  to the cost to the Licensee of changing any tariff

12.1 Without prejudice to paragraph 9 and Condition 3F, for the tenth and every subsequent relevant year, unless the Director has consented in writing, each component of each tariff described in column 2 of the Table or approved for the purpose of paragraph 2 shall have a price no greater than the price at the end of the immediately preceding relevant year, in each case multiplied by the formula

          100+RPI(t)-X(c)
          ---------------
                100

     where X(c) has the value of 3 for the tenth relevant year and the value of 0 for every subsequent relevant year.

12.2 In giving consent the Director shall have regard in particular but not exclusively to the impact of significant movements in costs outside the Licensee's control, and shall


Manweb                                64                              April 1998
     consider whether such movements in costs justify an increase in all tariffs, a differential increase in tariffs or an increase in some tariffs only.

Interpretation

13.  In this Condition:

     (a)  all prices and revenue shall exclude value added tax (if any); and

     (b) any reference to the first relevant year shall be a reference to the relevant year commencing on 1 April 1990, and any reference to the second financial year and so on shall be construed accordingly;

     (c) in respect of any tariff described in column 2 of the Table the following terms have the following meanings:

          PSi(t) is the standing charge (or each of them) for that tariff for the ninth relevant year t;

          PSi0 is the standing charge (or each of them) for that tariff given in column 5 of the Table;

          QSi0 is the number in column 6 of the Table set against that standing charge;

          PUi(t) is the unit charge (or each of them) for that tariff for the ninth relevant year t;

          PUi0 is the unit charge (or each of them) for that tariff given in column 5 of the Table;

          QUi0 is the number in column 6 of the Table set against that unit charge (or each of them);


Manweb                                65                              April 1998
          u(SIGMA)(1)    means the summation across all unit charges for that
                         tariff;

          s(SIGMA)(1)    means the summation across all standings charges for
                         that tariff;

          NC means the number given against tariff in column 7 of the Table, and

     (d)  the following terms shall have the following meanings:

          F(t) means the rate of the Fossil Fuel Levy applicable from time to time during relevant year t;

          F(d)           has the value of 2.2;

          RPI(t) means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2; and

     the Table means the table given under the Licensee's name in Annex D to this Condition.



Manweb                                66                              April 1998

ANNEX A to Condition 3B

Tariffs Generally Available

EASTERN ELECTRICITY Plc

Tariff No.        Tariff
1                 Domestic General Table 2
2                 Domestic General Table 1
3                 Domestic General Prepayment
4                 Domestic General Prepayment - Lock Off Meter
5                 Domestic Economy 7 Table 1
6                 Domestic Economy 7 Table 2
7                 Domestic Economy 7 Prepayment
8                 Domestic Night/Day Table 1
9                 Domestic Night/Day Table 2
10                Domestic Low User Tariff Table 1
11                Domestic Low User Tariff Table 2
12                Domestic Economy 10 Table 1
13                Domestic Economy 10 Table 2
14                Restricted Hours 1 - Table 1
15                Restricted Hours 1 - Table 2
16                Restricted Hours 2 - Table 1
17                Restricted Hours 2 - Table 2
18                Restricted Hours 3 - Table 1
19                Restricted Hours 3 - Table 2
20,21             Business & Enterprise General Table 1
22,23             Business & Enterprise General Table 2
24                Business & Enterprise General Prepayment
25,26             Business & Enterprise Economy 7 Table 1
27,28             Business & Enterprise Economy 7 Table 2
29                Business & Enterprise Economy 7 Prepayment
30,31             Business & Enterprise Evening Weekend Economy 7 Table 1
32,33             Business & Enterprise Evening Weekend Economy 7 Table 2
34,35             Business & Enterprise Night/Day Table 1
36,37             Business & Enterprise Night/Day Table 2
38,39             Business & Enterprise Evening/Weekend Table 1
40,41             Business & Enterprise Evening/Weekend Table 2

EAST MIDLANDS ELECTRICITY Plc

Tariff No.        Tariff
1                 Domestic Standard
2                 Domestic Economy 7
3                 Cardmeter Domestic
4                 Domestic Heatwise
5                 Restricted Hours Tariff 1 - Domestic
6                 Restricted Hours Tariff 2 - Domestic
7                 Restricted Hours Tariff 3 - Domestic
8,16              Direct Debit Discount
9                 Non-Domestic Block


Manweb                                67                              April 1998

10                Non-Domestic Economy 7 block
11                Non-Domestic Evening & Weekend
12                Non-Domestic Evening & Weekend Economy 7
13                Restricted Hours Tariff 1 - Non-Domestic
14                Restricted Hours Tariff 2 - Non-Domestic
15                Restricted Hours Tariff 3 - Non-Domestic

LONDON ELECTRICITY Plc

Tariff No.        Tariff

1                 Domestic General - Quarterly
2                 Domestic General - Powerkey
3                 Domestic General - Direct Debit
4                 Domestic Economy 7 - Quarterly
5                 Domestic Economy 7 - Powerkey
6                 Domestic Economy 7 - Direct Debit
7                 Domestic Economy 9 - Quarterly
8                 Domestic Economy 9 - Direct Debit
9                 White Meter Tariff
10                Off Peak Rate 4
11                Off Peak Rate 5
12                Off Peak Rate 6
13                Domestic Unpublished Supplies
14                Business Standard - Quarterly
15                Business Standard - Powerkey
16                Business Standard - Direct Debit
17                Business Economy 7 - Quarterly
18                Business Economy 7 - Powerkey
19                Business Economy 7 - Direct Debit
20                Business Evening/Weekend - Quarterly
21                Business Evening/Weekend - Powerkey
22                Business Evening/Weekend - Direct Debit
23                Off Peak Rate 7
24                Off Peak Rate 8
25                Off Peak Rate 9
26                Business Unmetered supplies
27, 28            Business Staircase
29                Catering

MANWEB Plc

Tariff No.        Tariff

1                 Domestic S
2                 Select
3,16              Prepayment
4                 Economy 7
5                 Off Peak
6                 White Meter
7                 Option 14
8                 3S
9                 3T
10                3E


Manweb                                68                              April 1998

11                M3
12                4S
13                4T
14                4E
15                M4
17                Direct Debit


MIDLANDS ELECTRICITY Plc

Tariff No.        Tariff

1                 D1 - Domestic Credit Meter Tariff
2                 D1 DD - Domestic Direct Debit Tariff
3                 D8 - Domestic Token Meter Tariff
4                 D5 - Domestic Economy 7
5                 D5 DD - Domestic Economy 7 Direct Debit Tariff
6                 D6 - Domestic Economy 7 Token Meter Tariff
7                 OP1 - Off Peak Tariff
8                 OP2 - Off Peak Tariff
9                 OP3 - Off Peak Tariff
10                S - Small Supplies Tariff
11                S DD - Small Supplies Direct Debit Tariff
12                S1 - Small Supplies Economy 7 Tariff
13                S1 DD - Small Supplies Economy 7 Direct Debit Tariff
14                W - Weekend Supplies
15                W DD - Weekend Supplies Direct Debit Tariff
16                OP1 - Off Peak Non-Domestic Tariff
17                OP2 - Off Peak Non-Domestic Tariff
18                OP3 - Off Peak Non-Domestic Tariff

NORTHERN ELECTRICITY Plc

Tariff No.        Tariff

1                 D1 Unrestricted
2                 DIT Economy 7
3                 Small Domestic Users tariff
4                 K1 Prepayment
5                 KIT Prepayment Economy 7
6                 Super Tariff
7                 RH1 - Off Peak
8                 RH2 - Off Peak
9                 RH3 & RHB - Off Peak
10                Staff Tariff
11                Heat Plan
12                Non-Domestic Evening & Weekend
13                Evening & Weekend Small Users
14                Q1
15                QIT Economy 7
16                Super Tariff - Business
17                RH1 - Off Peak
18                RH2 - Off Peak
19                RH3 & RHB - Off Peak
20                C7 Catering Staff


Manweb                                69                              April 1998

21                Premier Payment Plan
22                Prompt Payment Discount

NORWEB plc

Tariff No.        Tariff

1                 D13 Domestic Tariff
2                 D11 Domestic Monthly Budget Scheme
3                 D11 Domestic Prepayment
4                 D56 Domestic Economy 7 Tariff
5                 D22 Domestic Economy 7 Monthly Budget Scheme
6                 D22 Domestic Economy 7 Prepayment
7                 D92 Domestic Smart 7 Tariff
8                 R16 7 Hour Off Peak Tariff
9                 R11 Tariff
10                R21 Domestic Tariff
11                G13 All Purpose Quarterly Tariff
12                G11 All Purpose Monthly Budget Scheme
13                G15 Combined Premises Quarterly
14                G16 Combined Premises Monthly
15                G63 All Purpose Economy 7 Quarterly Tariff
16                G66 All Purpose Economy 7 Monthly Tariff
17                G65 Combined Premises Economy 7 Quarterly Tariff
18                G67 Combined Premises Economy 7 Monthly Tariff
19                G71 Evening & Weekend Tariff
20                G61 Economy 7 Evening/Weekend Quarterly Tariff
21                G54 Economy 7 Evening/Weekend Monthly Tariff
22                R31 Non-Domestic
23                R41 Tariff
24                R42 Tariff
25                R43 Tariff
26                R51 Floor Warming Tariff
27                Q64 Farm Crop-Drying Tariff

SEEBOARD Plc

Tariff No.        Tariff

1                 Domestic Standard
2                 Domestic Economy 7
3                 Domestic White Meter
4                 Warmwise
5                 Business Standard
6                 Business Economy 7
7                 Business White Meter
8                 Business Evening/Weekend/Night
9                 Off Peak
10,11,12          Prepayment
13                Direct Debit Discount


Manweb                                70                              April 1998

SOUTHERN ELECTRIC Plc

Tariff No.        Tariff

1                 General Domestic (Quarterly)
2                 General Domestic (Keypayment)
3                 General Domestic (Direct Debit)
4                 Flexiheat
5                 Flexiheat (Direct Debit)
6                 Super Deal
7                 Super Deal (Direct Debit)
8                 Economy 7 (Quarterly)
9                 Economy 7 (Direct Debit)
10                Economy 7 (Keypayment)
11                Domestic White Meter
12                Domestic White Meter (Direct Debit)
13,23             Restricted Hours
14,24             Restricted Hours (Direct Debit)
15                Q1 Block
16                Q1 Block (Direct Debit)
17                Q2 Day/Night
18                Q2 Day/Night (Direct Debit)
19                Q3 Evening/Weekend
20                Q3 Evening/Weekend (Direct Debit)
21                Q4 Night/Evening/Weekend
22                Q4 Night/Evening/Weekend (Direct Debit)
25                3 Phase Meter


SOUTH WALES ELECTRICITY Plc

Tariff No.        Tariff

1                 Domestic Basic Tariff - Credit
2                 Domestic Basic Tariff - Direct Debit
3                 Domestic Restricted Hours Tariff - Credit
4                 Domestic Restricted Hours Tariff - Direct Debit
5                 Domestic White Meter Tariff - Credit
6                 Domestic White Meter Tariff - Direct Debit
7                 Domestic Economy 7 Tariff - Credit
8                 Domestic Economy 7 Tariff - Direct Debit
9                 Domestic Winter Warmth
10                Domestic Prepayment Meter Surcharge
11                Domestic Basic Tariff - Token Meter
12                Domestic Economy 7 Tariff - Token Meter
13                Farm Domestic Basic Tariff - Credit
14                Farm Domestic Basic Tariff - Direct Debit
15                Farm Domestic White Meter Tariff - Credit
16                Farm Domestic White Meter Tariff - Direct Debit
17                Farm Domestic Economy 7 - Credit
18                Farm Domestic Economy 7 - Direct Debit
19                Farm Basic Tariff - Credit
20                Farm Basic Tariff - Direct Debit
21                Commercial Standard Tariff - Credit
22                Commercial Standard Tariff - Direct Debit


Manweb                                71                              April 1998

23                Commercial S/A - Credit
24                Combined Standard Tariff - Credit
25                Combined Standard Tariff - Direct Debit


SOUTH WALES ELECTRICITY Plc

Tariff No.        Tariff

26                Small Industrial Tariff - Credit
27                Small Industrial Tariff - Direct Debit
28                Farm Economy 7 - Credit
29                Farm Economy 7 - Direct Debit
30                Commercial Day/Night Tariff - Credit
31                Commercial Day/Night Tariff - Direct Debit
32                Commercial 17/7 Tariff - Credit
33                Commercial 17/7 Tariff - Direct Debit
34                Industrial Day/Night Tariff - Credit
35                Industrial Day/Night Tariff - Direct Debit
36                Industrial 17/7 Tariff - Credit
37                Industrial 17/7 Tariff - Direct Debit
38,39             Industrial Unmetered Supplies
40                Commercial Evening/Weekend Tariff - Credit
41                Commercial Evening/Weekend Tariff - Direct Debit
42                Industrial Evening/Weekend Tariff - Credit
43                Industrial Evening/Weekend Tariff - Direct Debit
44                Farm Restricted Hours Tariff - Credit
45                Farm Restricted Hours Tariff - Direct Debit
46                Commercial Restricted Hours Tariff - Credit
47                Commercial Restricted Hours Tariff - Direct Debit
48                Industrial Restricted Hours Tariff - Credit
49                Industrial Restricted Hours Tariff - Direct Debit


SOUTH WESTERN ELECTRICITY Plc

Tariff No.        Tariff

1                 Domestic Tariff
2                 Key Meter Domestic
3                 Economy 7
4                 Key Meter Economy 7
5                 Domestic Night/Day (LA)
6                 3 Rate Heating Tariff
7                 Domestic Seasonal Tariff
8                 Off Peak (7 Hour) Tariff (LA)
9                 Off Peak (Night Only) Tariff (LA)
10                Off Peak (LA) Tariff
11                Block Tariff
12                Key Meter Block Tariff
13                Economy 7 Block Tariff
14                Key Meter Economy 7 Block Tariff
15                Non-Domestic Seasonal
16                Economy 7 Day/Night
17                Day and Night Tariff (LA)
18                Flat Rate (LA)


Manweb                                72                              April 1998

19                Farm Tariff
20                Farm Economy 7 Tariff
21                Farm Day/Night Tariff (LA)
22                Off Peak (7 Hour) Tariff
23                Off Peak (Night Only) Tariff
24                Off Peak (LA) Tariff
25                Direct Debit Discount


YORKSHIRE ELECTRICITY GROUP Plc

Tariff No.        Tariff

1                 Domestic Unrestricted
2                 Economy 7
3                 Domestic Off-Peak
4                 Prepayment
5                 Prompt Payment
6                 Automated Payment
7                 General Quarterly
8                 Economy 7 Quarterly
9                 Evening/Weekend Quarterly
10                Evening/Weekend E7 Quarterly
11                Farm Off-Peak
12                Commercial 2 Rate Tariff
13                Commercial Off Peak
14                Industrial Off Peak Tariff
15                Prompt Payment
16                Automated Payment




Manweb                                73                              April 1998

ANNEX B to Condition 3B

Preserved Tariffs

EASTERN ELECTRICITY Plc

Tariff No.        Tariff

4                 Domestic General Prepayment - Lock Off Meter
8                 Domestic Night/Day Table 1
9                 Domestic Night/Day Table 2
13                Restricted Hours 1 - Table 1
14                Restricted Hours 1 - Table 2
15                Restricted Hours 2 - Table 1
16                Restricted Hours 2 - Table 2
17                Restricted Hours 3 - Table 1
18                Restricted Hours 3 - Table 2
33,34             Business & Enterprise Night/Day Table 1
35,36             Business & Enterprise Night/Day Table 2
37,38             Business & Enterprise Evening/Weekend Table 1
39,40             Business & Enterprise Evening/Weekend Table 2

EAST MIDLANDS ELECTRICITY Plc

Tariff No.        Tariff

5                 Restricted Hours Tariff 1 - Domestic
6                 Restricted Hours Tariff 2 - Domestic
7                 Restricted Hours Tariff 3 - Domestic
13                Restricted Hours Tariff 1 - Non-Domestic
14                Restricted Hours Tariff 2 - Non-Domestic
15                Restricted Hours Tariff 3 - Non-Domestic


LONDON ELECTRICITY Plc

Tariff No.        Tariff

10                Off Peak Rate 4
11                Off Peak Rate 5
12                Off Peak Rate 6
13                Domestic Unpublished Supplies
23                Off Peak Rate 7
24                Off Peak Rate 8
25                Off Peak Rate 9
26                Business Unmetered supplies
27,28             Business Staircase
29                Catering


MANWEB Plc

Tariff No.        Tariff

5                 Off Peak
6                 White Meter
9                 3T
12                4S


Manweb                                74                              April 1998

13                4T
14                4E
15                M4

MIDLANDS ELECTRICITY Plc

Tariff No.        Tariff

7                 OP1 - Off Peak Tariff
8                 OP2 - Off Peak Tariff
9                 OP3 - Off Peak Tariff
16                OP1 - Off Peak Non-Domestic Tariff
17                OP2 - Off Peak Non-Domestic Tariff
18                OP3 - Off Peak Non-Domestic Tariff


NORTHERN ELECTRIC Plc

Tariff No.        Tariff

10                Staff Tariff
11                Heat Plan


NORWEB Plc

Tariff No.        Tariff

8                 R16 7 Hour Off Peak Tariff
9                 R11 Tariff
10                R21 Domestic Tariff
22                R31 Non-Domestic
23                R41 Tariff
24                R42 Tariff
25                R43 Tariff
26                R51 Floor Warming Tariff


SEEBOARD Plc

Tariff No.        Tariff

3                 Domestic White Meter
7                 Business White Meter
9                 Off Peak

SOUTHERN ELECTRIC Plc

Tariff No.        Tariff

11                Domestic White Meter
12                Domestic White Meter (Direct Debit)
13,23             Restricted Hours
14,24             Domestic Hours (Direct Debit)

SOUTH WALES ELECTRICITY Plc

Tariff No.        Tariff

3                 Domestic Restricted Hours Tariff - Credit
4                 Domestic Restricted Hours Tariff - Direct Debit


Manweb                                75                              April 1998

5                 Domestic White Meter Tariff - Credit
6                 Domestic White Meter Tariff - Direct Debit
15                Farm Domestic White Meter Tariff - Credit
16                Farm Domestic White Meter Tariff - Direct Debit
30                Commercial Day/Night Tariff  - Credit
31                Commercial Day/Night Tariff  - Direct Debit
34                Industrial Day/Night Tariff - Credit
35                Industrial Day/Night Tariff - Direct Debit
44                Farm Restricted Hours Tariff - Credit
45                Farm Restricted Hours Tariff - Direct Debit
46                Commercial Restricted Hours Tariff - Credit
47                Commercial Restricted Hours Tariff - Direct Debit
48                Industrial Restricted Hours Tariff - Credit
49                Industrial Restricted Hours Tariff - Direct Debit


SOUTH WESTERN ELECTRICITY Plc

Tariff No.        Tariff

5                 Domestic Day/Night (LA)
8                 Off Peak (7 hour) Tariff (LA)
9                 Off Peak Night Only Tariff (LA)
10                Off Peak (LA) Tariff
17                Day and Night Tariff (LA)
18                Flat Rate (LA)
21                Farm Day/Night Tariff (LA)
22                Off Peak (7 hour) Tariff (LA)
23                Off Peak Night Only Tariff (LA)
24                Off Peak (LA) Tariff



YORKSHIRE ELECTRICITY Plc

Tariff No.        Tariff

3                 Domestic Off-Peak
11                Farm Off-Peak
12                Commercial 2 Rate Tariff
13                Commercial Off Peak
14                Industrial Off Peak Tariff


Manweb                                76                              April 1998

ANNEX C to Condition 3B

Value of X(a)

EASTERN ELECTRICITY Plc                                X(a)              8.9
EAST MIDLANDS ELECTRICITY Plc                          X(a)              6.3
LONDON ELECTRICITY Plc                                 X(a)             11.8
MANWEB Plc                                             X(a)              5.8
MIDLANDS ELECTRICITY Plc                               X(a)              7.1
NORTHERN ELECTRICITY Plc                               X(a)              4.2
NORWEB Plc                                             X(a)              3.4
SEEBOARD Plc                                           X(a)              6.0
SOUTHERN ELECTRIC Plc                                  X(a)              3.2
SWALEC Plc                                             X(a)              8.5
SOUTH WESTERN ELECTRICITY Plc                          X(a)              6.6
YORKSHIRE ELECTRICITY GROUP Plc                        X(a)              3.7


Manweb                                77                              April 1998

ANNEX D TO CONDITION 3B

                                    THE TABLE

EASTERN ELECTRICITY PLC

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff         Category            Component               Price PO     Quantity        NC
                                                                                    (Unit Rate in   QO (Unit
                                                                                    pence per kWh)  rate in
                                                                                                       GWh)
----------------------------------------------------------------------------------------------------------------------------
     1       Domestic General Table 2      Domestic          Standing Charge             2548        1146144     1146144
                                                              Primary Unit               7.15        27799.08
                                                             Additional Unit             6.70        1245.83

     2       Domestic General Table 1      Domestic          Standing Charge             2444         530239      530239
                                                              Primary Unit               7.02        1338.23
                                                             Additional Unit             6.57         594.54

     3       Domestic General Prepayment   Domestic          Standing Charge             3744         118172      118172
                                                              Primary Unit               7.15         404.80

     4       Domestic General              Domestic          Standing Charge             3640          4543        4543
             Prepayment Lock-Off Meter                        Primary Unit               7.15         14.23
                                                              Addition Unit              6.70          6.33

     5       Domestic Economy 7 Table 1    Domestic          Standing Charge             3692         287625      287625
                                                            Primary Day Units            7.22         670.21
                                                           Additional Day Units          7.02         298.30
                                                               Night Units               2.51         800.30

     6       Domestic Economy 7 Table 2    Domestic          Standing Charge             3796         466260      466260
                                                            Primary Day Units            7.35        1133.43
                                                           Additional Day Units          7.15         504.47
                                                               Night Units               2.55        1558.10

     7       Domestic Economy 7 PPM        Domestic         Standing Charge              4992         244936      244936
                                                           Primary Day Units             7.35         678.09
                                                              Night Units                2.55         385.90

     8       Domestic Night/Day Tariff     Domestic         Standing Charge              3692         14259       14259
             Table 1                                           Day Units                 8.23         46.33
                                                          Primary Night Units            3.59         25.30
                                                         Additional Night Units          3.19         11.26

     9       Domestic Night/Day Tariff     Domestic         Standing Charge              3796         33932       33932
             Table 2                                           Day Units                 8.36         108.5
                                                          Primary Night Units            3.64         76.23
                                                         Additional Night Units          3.24         33.93

    10       Domestic Low User Tariff      Domestic            Unit Rate                 9.55          0.07         83
             Table 1

    11       Domestic Low User Tariff      Domestic            Unit Rate                 9.70          0.15        167
             Table 2
----------------------------------------------------------------------------------------------------------------------------

Manweb                                 78                             April 1998

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff         Category            Component               Price PO     Quantity        NC
                                                                                    (Unit Rate in   QO (Unit
                                                                                    pence per kWh)  rate in
                                                                                                       GWh)
----------------------------------------------------------------------------------------------------------------------------
    12       Domestic Economy 10 Table 1   Domestic          Standing Charge             3692          7660        7660
                                                            Primary Day Units            7.22         19.24
                                                            Additional Units             7.02          8.56
                                                              Night Units                3.23          3.70
                                                             Heating Units               3.23         90.70

    13       Domestic Economy 10 Table 2   Domestic         Standing Charge              3796         14825       14825
                                                           Primary Day Units             7.35          33.7
                                                            Additional Units             7.15         15.00
                                                              Night Units                3.27         10.40
                                                             Heating Units               3.27         94.81

    14       Restricted Hours Tariff 1     Domestic         Standing Charge              832           4173        4173
             Table 1                                           Unit Rate                 4.06          1.86

    15       Restricted Hours Tariff 1     Domestic         Standing Charge              884          12164       12164
             Table 2                                           Unit Rate                 4.11         82.50

    16       Restricted Hours Tariff 2     Domestic         Standing Charge              832           1532        1532
             Table 1                                           Unit Rate                 4.50          0.83

    17       Restricted Hours Tariff 2     Domestic         Standing Charge              884           3355        3355
             Table 2                                           Unit Rate                 4.55         27.64

    18       Restricted Hours Tariff 3     Domestic         Standing Charge              832           495          495
             Table 1                                           Unit Rate                 3.23          0.10

    19       Restricted Hours Tariff 3     Domestic         Standing Charge              884           1562        1562
             Table 2                                           Unit Rate                 3.27         11.79

    20       Business & Enterprise           Non-       Stdg Chrg - Single Phase         2444          6795        6795
             General Table 1               Domestic        Bus. Primary Units            7.32         11.49
                                                         Bus. Additional Units           7.07          5.12
                                                           Dom. Primary Units            7.02          1.06
                                                         Dom. Additional Units           6.57          0.47

    21       Business & Enterprise           Non-       Stdg Chrg - Three Phase          4940         3989         3989
             General Table 1               Domestic        Bus. Primary Units            7.32         17.44
                                                         Bus. Additional Units           7.07         7.76

    22       Business & Enterprise           Non-       Stdg Chrg - Single Phase         2548         52511       52511
             General Table 2               Domestic        Bus. Primary Units            7.45         95.23
                                                         Bus. Additional Units           7.20         218.95
                                                           Dom. Primary Units            7.15          3.52
                                                         Dom. Additional Units           6.70          1.57

    23       Business & Enterprise           Non-       Stdg Chrg - Three Phase          5044         18189       18189
             General Table 2               Domestic        Bus. Primary Units            7.45         72.21
                                                         Bus. Additional Units           7.20         32.14
----------------------------------------------------------------------------------------------------------------------------

Manweb                                 79                           April 1998

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff         Category            Component               Price PO     Quantity        NC
                                                                                    (Unit Rate in   QO (Unit
                                                                                    pence per kWh)  rate in
                                                                                                       GWh)
----------------------------------------------------------------------------------------------------------------------------
    24       Business & Enterprise           Non-              Stdg Chrg                 4888          330         330
             General Prepayment            Domestic        Bus. Primary Units            7.45          1.06

    25       Business & Enterprise           Non-       Stdg Chrg - Single Phase         3692          1336        1336
             Economy 7 Table 1             Domestic        Bus. Primary Units            7.47          4.54
                                                         Bus. Additional Units           7.22          2.02
                                                               Bus. Night                2.51          3.30
                                                           Dom. Primary Units            7.22          1.15
                                                         Dom. Additional Units           7.02          0.51
                                                             Domestic Night              2.51          0.54

    26       Business & Enterprise           Non-       Stdg Chrg - Three Phase          4940          2953        2953
             Economy 7 Table 1             Domestic        Bus. Primary Units            7.47         12.88
                                                         Bus. Additional Units           7.22          5.73
                                                              Night Units                2.51          9.97

    27       Business & Enterprise           Non-       Stdg Chrg - Single Phase         3796          6253        6253
             Economy 7 Table 2             Domestic        Bus. Primary Units            7.60         15.16
                                                         Bus. Additional Units           7.35          6.75
                                                            Bus. Night Units             2.55         10.52
                                                           Dom. Primary Units            7.35          2.44
                                                         Dom. Additional Units           7.15          1.09
                                                            Dom. Night Units             2.55          2.03

    28       Business & Enterprise           Non-       Stdg Chrg - Three Phase          5044          7167        7167
             Economy 7 Table 2             Domestic        Bus. Primary Units            7.60         33.00
                                                         Bus. Additional Units           7.35         14.69
                                                              Night Units                2.55         20.00

    29       Business & Enterprise           Non-              Stdg Chrg                 6136          1066        1066
             Economy 7 Prepayment          Domestic        Bus. Primary Units            7.60          0.98
                                                              Night Units                2.55          0.45

    30       B & E Evening/Weekend E7        Non-       Stdg Chrg - Single Phase         3692          893         893
             Table 1                       Domestic          Primary Units               9.26          2.44
                                                            Additional Units             9.01          1.09
                                                                WE Units                 4.55          2.44
                                                              Night Units                2.51          2.89

    31       B & E Evening/Weekend E7        Non-       Stdg Chrg - Three Phase          4940          1497        1497
             Table 1                       Domestic          Primary Units               9.26          4.52
                                                            Additional Units             9.01          2.01
                                                                WE Units                 4.55          3.95
                                                              Night Units                2.51          4.06

    32       B & E Evening/Weekend E7        Non-       Stdg Chrg - Single Phase         3796          1782        1782
             Table 2                       Domestic          Primary Units               9.40          5.77
                                                            Additional Units             9.15          2.57
                                                                WE Units                 4.60          4.99
                                                              Night Units                2.55          3.54
----------------------------------------------------------------------------------------------------------------------------

Manweb                                 80                             April 1998

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff         Category            Component               Price PO     Quantity        NC
                                                                                    (Unit Rate in   QO (Unit
                                                                                    pence per kWh)  rate in
                                                                                                       GWh)
----------------------------------------------------------------------------------------------------------------------------
    33       B & E Evening/Weekend E7        Non-       Stdg Chrg - Three Phase          5044          3152        3152
             Table 2                       Domestic          Primary Units               9.40         11.01
                                                            Additional Units             9.15          4.90
                                                                WE Units                 4.6           8.57
                                                              Night Units                2.55          6.31

    34       B & E Night/Day Tariff          Non-       Stdg Chrg - Single Phase         3692          3440        3440
             Table 1                       Domestic            Day Units                 8.58          0.96
                                                              Night Units                3.59          1.19

    35       B & E Night/Day Tariff          Non-       Stdg Chrg - Three Phase          4940          360         360
             Table 1                       Domestic            Day Units                 8.58          1.98
                                                              Night Units                3.59          1.56

    36       B & E Night/Day Tariff          Non-       Stdg Chrg - Single Phase         3796          5765        5765
             Table 2                       Domestic            Day Units                 8.72          3.20
                                                              Night Units                3.64          2.74

    37       B & E Night/Day Tariff          Non-       Stdg Chrg - Three Phase          5044          1466        1466
             Table 2                       Domestic            Day Units                 8.72          6.41
                                                              Night Units                3.64          5.25

    38       B & E Evening/Weekend           Non-       Stdg Chrg - Single Phase         3692          1501        1501
             Table 1                       Domestic        Primary Day Units             9.26          4.13
                                                            Additional Units             9.01          1.84
                                                             Weekend Units               4.35          7.00

    39       B & E Evening/Weekend           Non-       Stdg Chrg - Three Phase          4940          3472        3472
             Table 1                       Domestic        Primary Day Units             9.26         10.73
                                                            Additional Units             9.01          4.78
                                                             Weekend Units               4.35         18.87

    40       B & E Evening/Weekend           Non-       Stdg Chrg - Single Phase         3796          5881        5881
             Table 2                       Domestic        Primary Day Units             9.40          9.30
                                                            Additional Units             9.15          4.13
                                                             Weekend Units               4.40         15.33

    41       B & E Evening/Weekend           Non-       Stdg Chrg - Three Phase          5044          5353        5353
             Table 2                       Domestic        Primary Day Units             9.40         16.74
                                                            Additional Units             9.15          7.45
                                                             Weekend Units               4.40         28.51
----------------------------------------------------------------------------------------------------------------------------

Manweb                                   81                           April 1998

EAST MIDLANDS ELECTRICITY PLC

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff         Category            Component               Price PO     Quantity        NC
                                                                                    (Unit Rate in   QO (Unit
                                                                                    pence per kWh)  rate in
                                                                                                       GWh)
----------------------------------------------------------------------------------------------------------------------------
     1       Standard                      Domestic         Standing Charge              3372        1061207     1061207
                                                               Unit Rate                 6.69        3015.13

     2       Economy 7                     Domestic         Standing Charge              5040        1054502     1054502
                                                               Day Units                 6.88        3319.00
                                                              Night Units                2.45        2094.04

     3       Card Meter                    Domestic         Standing Charge              2144         279957      279957

     4       Heatwise                      Domestic         Standing Charge              1524         44022       44022
                                                            Night/Eve Units              2.67         170.43
                                                            Afternoon Units              2.67         97.11
                                                              Boost Units                6.88          1.09

     5       Restricted Hour Tariff 1      Domestic         Standing Charge              1368          678         678
                                                              Unit Charge                3.25          2.47

     6       Restricted Hour Tariff 2      Domestic         Standing Charge              1368          3364        3364
                                                              Unit Charge                3.77         16.35

     7       Restricted Hour Tariff 3      Domestic         Standing Charge              1368          2357        2357
                                                              Unit Charge                4.09         10.89

     8       Direct Debit Discount         Domestic         Standing Charge              -500         707301      707301
                                                                Discount

     9       Block                           Non-           Standing Charge              4896         61113       61113
                                           Domestic          Primary Units               8.64         111.69
                                                            Secondary Units              6.69         100.36

    10       Economy 7 Block                 Non-           Standing Charge              6612         25149       25149
                                           Domestic          Primary Units               8.64         55.53
                                                            Secondary Units              6.84         44.84
                                                              Night Units                2.45         44.07

    11       Evening and Weekend             Non-           Standing Charge              6612          1877        1877
                                           Domestic          Primary Units              10.07          2.70
                                                            Secondary Units              8.55          0.78
                                                               EWE Units                 3.13          5.37

    12       Evening and Weekend             Non-           Standing Charge              7164          4344        4344
             Economy 7                     Domestic          Primary Units              10.07          6.47
                                                            Secondary Units              8.55          1.70
                                                               EWE Units                 3.32          8.30
                                                              Night Units                2.45          4.97

    13       Restricted Hour Tariff 1        Non-           Standing Charge              1368          182         182
                                           Domestic           Unit Charge                3.25          0.49

----------------------------------------------------------------------------------------------------------------------------

Manweb                                   82                           April 1998

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff         Category            Component               Price PO     Quantity        NC
                                                                                    (Unit Rate in   QO (Unit
                                                                                    pence per kWh)  rate in
                                                                                                       GWh)
----------------------------------------------------------------------------------------------------------------------------
    14       Restricted Hour Tariff 2        Non-           Standing Charge              1368          407         407
                                           Domestic           Unit Charge                3.77          0.98

    15       Restricted Hour Tariff 3        Non-           Standing Charge              1368          333         333
                                           Domestic           Unit Charge                4.09          0.72

    16       Direct Debit Discount           Non-           Standing Charge             -1200         17299       17299
                                           Domestic            Discount
----------------------------------------------------------------------------------------------------------------------------

Manweb                                   83                           April 1998

LONDON ELECTRICITY PLC

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff             Category            Component              Price PO     Quantity        NC
                                                                                       (Unit Rate in   QO (Unit
                                                                                       pence per kWh)  rate in
                                                                                                         GWh)
----------------------------------------------------------------------------------------------------------------------------
     1       Domestic General Purpose Rate -    Domestic        Standing Charge           4635.5        897732      897732
             Quarterly Bill
             Domestic General Purpose Rate -    Domestic           Unit Rate               6.83         2942.00
             Quarterly Bill

     2       Domestic General Purpose Rate      Domestic        Standing Charge           6533.5        361274      361274
             -  Powerkey Meter
             Domestic General Purpose Rate      Domestic           Unit Rate               6.60         1071.00
             -  Powerkey Meter

     3       Domestic General Purpose Rate      Domestic        Standing Charge            4453         333211      333211
             -  Direct Debit
             Domestic General Purpose Rate      Domestic           Unit Rate               6.55         1278.00
             -  Direct Debit

     4       Domestic Economy 7 Rate -          Domestic        Standing Charge           5803.5        76096        76096
             Quarterly Bill
             Domestic Economy 7 Rate -          Domestic           Day Units               7.40         238.00
             Quarterly Bill
             Domestic Economy 7 Rate -          Domestic          Night Units              2.70         303.00
             Quarterly Bill

     5       Domestic Economy 7 Rate -          Domestic        Standing Charge            7300         31495        31495
             Powerkey Meter
             Domestic Economy 7 Rate -          Domestic           Day Units               7.15         87.00
             Powerkey Meter
             Domestic Economy 7 Rate -          Domestic          Night Units              2.61         97.00
             Powerkey Meter

     6       Domestic Economy 7 Rate -          Domestic        Standing Charge           5584.5        39528        39528
             Direct Debit
             Domestic Economy 7 Rate -          Domestic           Day Units               7.10         137.00
             Direct Debit
             Domestic Economy 7 Rate -          Domestic          Night Units              2.59         161.00
             Direct Debit

     7       Domestic Economy 9 Rate -          Domestic        Standing Charge            6205          608          608
             Quarterly Bill
             Domestic Economy 9 Rate -          Domestic           Day Units               7.40          2.00
             Quarterly Bill
             Domestic Economy 9 Rate -          Domestic          Night Units              2.99          2.00
             Quarterly Bill

     8       Domestic Economy 9 Rate -          Domestic        Standing Charge           5949.5         209          209
             Direct Debit
             Domestic Economy 9 Rate -          Domestic           Day Units               7.10          1.00
             Direct Debit
             Domestic Economy 9 Rate -          Domestic          Night Units              2.87          1.00
             Direct Debit

----------------------------------------------------------------------------------------------------------------------------

Manweb                                   84                           April 1998

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff             Category            Component              Price PO     Quantity        NC
                                                                                       (Unit Rate in   QO (Unit
                                                                                       pence per kWh)  rate in
                                                                                                         GWh)
----------------------------------------------------------------------------------------------------------------------------
     9       White Meter Rate                   Domestic        Standing Charge           5803.5         3667        3667
             White Meter Rate                   Domestic           Day Units               7.40         12.00
             White Meter Rate                   Domestic          Night Units              3.25         12.00

    10       Rate D4                            Domestic        Standing Charge            1168          1545        1545
             Rate D4                            Domestic           Unit Rate               3.25          7.00

    11       Rate D5                            Domestic        Standing Charge            1168          6016        6016
             Rate D5                            Domestic           Unit Rate               3.91         29.00

    12       Rate D6                            Domestic        Standing Charge            1168          2117        2117
             Rate D6                            Domestic           Unit Rate               4.38         16.00

    13       Domestic Unpublished               Domestic        Standing Charge            8852          2190        2190
             Domestic Unpublished               Domestic           Unit Rate               7.68          8.00

    14       Business Standard Rate -             Non-          Standing Charge           5000.5        45867        45867
             Quarterly Bill                     Domestic
             Business Standard Rate -             Non-         Primary Unit Rate           8.16         136.00
             Quarterly Bill                     Domestic
             Business Standard Rate -             Non-         Secondary Unit Rate         6.79         33.00
             Quarterly Bill                     Domestic

    15       Business Standard Rate -             Non-          Standing Charge            6862          4058        4058
             Powerkey Meter                     Domestic
             Business Standard Rate -             Non-             Unit Rate               7.68         14.00
             Powerkey Meter                     Domestic

    16       Business Standard Rate - Direct      Non-          Standing Charge            4818         12007        12007
             Debit                              Domestic
             Business Standard Rate - Direct      Non-         Primary Unit Rate           7.83         38.00
             Debit                              Domestic
             Business Standard Rate - Direct      Non-         Secondary Unit Rate         6.52          9.00
             Debit                              Domestic

    17       Business Economy 7 Rate -            Non-          Standing Charge            6205          2644        2644
             Quarterly Bill                     Domestic
             Business Economy 7 Rate -            Non-         Primary Unit Rate           8.51          8.00
             Quarterly Bill                     Domestic
             Business Economy 7 Rate -            Non-         Secondary Unit Rate         7.35          0.00
             Quarterly Bill                     Domestic
             Business Economy 7 Rate -            Non-            Night Units              2.70          6.00
             Quarterly Bill                     Domestic

    18       Business Economy 7 Rate -            Non-          Standing Charge           7701.5          54          54
             Powerkey Meter                     Domestic
             Business Economy 7 Rate -            Non-         Primary Unit Rate           8.03          0.13
             Powerkey Meter                     Domestic
             Business Economy 7 Rate -            Non-            Night Units              2.61          0.09
             Powerkey Meter                     Domestic

----------------------------------------------------------------------------------------------------------------------------

Manweb                                   85                           April 1998

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff             Category            Component              Price PO     Quantity        NC
                                                                                       (Unit Rate in   QO (Unit
                                                                                       pence per kWh)  rate in
                                                                                                         GWh)
----------------------------------------------------------------------------------------------------------------------------
    19       Business Economy 7 Rate -            Non-          Standing Charge           5949.5         1479        1479
             Direct Debit                       Domestic
             Business Economy 7 Rate -            Non-         Primary Unit Rate           8.16          4.00
             Direct Debit                       Domestic
             Business Economy 7 Rate -            Non-         Secondary Unit Rate         7.06          0.00
             Direct Debit                       Domestic
             Business Economy 7 Rate -            Non-            Night Units              2.59          2.00
             Direct Debit                       Domestic

    20       Business Evening/Weekend Rate -      Non-          Standing Charge           6314.5         1346        1346
             Quarterly Bill                     Domestic
             Business Evening/Weekend Rate -      Non-         Primary Unit Rate          10.29          2.00
             Quarterly Bill                     Domestic
             Business Evening/Weekend Rate -      Non-         Secondary Unit Rate         8.80          0.00
             Quarterly Bill                     Domestic
             Business Evening/Weekend Rate -      Non-            Other Units              3.83          5.00
             Quarterly Bill                     Domestic

    21       Business Evening/Weekend Rate -      Non-          Standing Charge            7811           7            7
             Powerkey Meter                     Domestic
             Business Evening/Weekend Rate -      Non-         Primary Unit Rate           9.71          0.01
             Powerkey Meter                     Domestic
             Business Evening/Weekend Rate -      Non-            Other Units              3.71          0.02
             Powerkey Meter                     Domestic

    22       Business Evening/Weekend Rate -      Non-          Standing Charge            6059          1525        1525
             Direct Debit                       Domestic
             Business Evening/Weekend Rate -      Non-         Primary Unit Rate           9.88          2.00
             Direct Debit                       Domestic
             Business Evening/Weekend Rate -      Non-         Secondary Unit Rate         8.45          0.00
             Direct Debit                       Domestic
             Business Evening/Weekend Rate -      Non-            Other Units              3.68          5.00
             Direct Debit                       Domestic

    23       Business Tariff D7                   Non-          Standing Charge            1168          477          477
                                                Domestic
             Business Tariff D7                   Non-             Unit Rate               3.25          2.00
                                                Domestic

    24       Business Tariff D8                   Non-          Standing Charge            1168           91          91
                                                Domestic
             Business Tariff D8                   Non-             Unit Rate               3.99          0.38
                                                Domestic

    25       Business Tariff D9                   Non-          Standing Charge            1168          164          164
                                                Domestic
             Business Tariff D9                   Non-             Unit Rate               4.38          1.00
                                                Domestic
----------------------------------------------------------------------------------------------------------------------------

Manweb                                   86                           April 1998

---------------------------------------------------------------------------------------------------------------------------
  Number     Description of Tariff             Category            Component              Price PO     Quantity        NC
                                                                                       (Unit Rate in   QO (Unit
                                                                                       pence per kWh)  rate in
                                                                                                         GWh)
----------------------------------------------------------------------------------------------------------------------------
    26       Business Unmetered Supplies          Non-             Unit Rate               6.73          0.00
                                                Domestic

    27       Business Staircase Rate              Non-          Standing Charge           2956.5         3454        3454
                                                Domestic
             Business Staircase Rate              Non-         Primary Unit Rate           8.16          1.00
                                                Domestic
             Business Staircase Rate              Non-         Secondary Unit Rate         6.79          0.00
                                                Domestic

    28       Business Staircase Rate              Non-          Standing Charge           2956.5         4001        4001
                                                Domestic
             Business Staircase Rate              Non-         Primary Unit Rate           7.83          2.00
                                                Domestic
             Business Staircase Rate              Non-         Secondary Unit Rate         6.52          0.00
                                                Domestic

    29       Business Catering Rate               Non-             Unit Rate               7.68          1.00
                                                Domestic
----------------------------------------------------------------------------------------------------------------------------

Manweb                                   87                           April 1998

MANWEB PLC

------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
      1        Domestic                  Domestic      Standing Charge       4621       1117013     1117013
                                                          Unit Rate          6.97       3981.00

      2        Select                    Domestic         Unit Rate          11.42        5.00

      3        Prepayment                Domestic      Standing Charge       2121        270000     270000

      4        Economy 7                 Domestic      Standing Charge       5920        99740       99740
                                                          Day Units          7.31        269.00
                                                         Night Units         2.71        572.00

      5        Off Peak                  Domestic      Standing Charge       1299        17345       17345
                                                           'A' Unit          3.99        11.00
                                                           'C' Unit          3.15        25.00
                                                           'D' Unit          3.76        21.00
                                                           'E' Unit          2.72        44.00
                                                           'S' Unit          4.73         3.00

      6        White Meter               Domestic      Standing Charge       5920         2118       2118
                                                          Day Units          8.02         7.00
                                                         Night Units         3.15         8.00

      7         Option 14                Domestic      Standing Charge       6643         1234       1234
                                                          Peak Units         8.49         3.00
                                                           Day Units         3.25         8.00

      8        3S                      Non-Domestic    Standing Charge       6752        48424       48424
                                                          Unit Rate          6.98        217.87

      9        3T                      Non-Domestic    Standing Charge       14636         70         70
                                                          Peak Units         22.53        0.02
                                                         Other Units         6.08         0.47

     10        3E                      Non-Domestic    Standing Charge       8067         4005       4005
                                                          Day Units          7.36        14.85
                                                         Night Units         2.57         9.31

     11        M3                      Non-Domestic    Standing Charge       8431         863         863
                                                        Weekday Units        9.00         2.07
                                                           Evenings          4.40         0.67
                                                           Weekends          4.40         1.12
                                                            Night            2.34         1.14

     12        4S                      Non-Domestic    Standing Charge       6752          79         79
                                                          Unit Rate          6.89         0.42

     13        4T                      Non-Domestic    Standing Charge       14636         1           1
                                                         Other Units         6.03         0.00
                                                          Peak Units         22.54        0.00
------------------------------------------------------------------------------------------------------------


Manweb                                88                              April 1998

------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
     14        4E                      Non-Domestic    Standing Charge       8067          2           2
                                                          Day Units          7.17         0.01
                                                         Night Units         2.53         0.01

     15        M4                      Non-Domestic    Standing Charge       8431          12         12
                                                           Weekday           7.88         0.02
                                                           Evening           4.28         0.00
                                                            Night            4.28         0.01
                                                             Peak            2.33         0.01
                                                                            21.64         0.00

     16        Prepayment                Domestic          Discount        -481.5       270000     270000

     17        Direct Debit              Domestic          Discount        -1000        330000     330000

------------------------------------------------------------------------------------------------------------


Manweb                                89                              April 1998

MIDLANDS ELECTRICITY PLC


------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
      1        D1                        Domestic      Standing Charge       3172        967658     967658
                                                            Units            6.84       3366.48

      2        D1 DD                     Domestic      Standing Charge       3172        478000     478000
                                                            Units            6.61       1685.00

      3        D8                        Domestic      Standing Charge       4120        253000     253000
                                                            Units            6.84        930.00

      4        D5                        Domestic      Standing Charge       4568        200612     200612
                                                          Day Units          7.41        607.74
                                                         Night Units         2.75        789.00

      5        D5 DD                     Domestic      Standing Charge       4568        105500     105500
                                                          Day Units          7.15        369.00
                                                         Night Units         2.75        406.00

      6        D6                        Domestic      Standing Charge       6252        61250       61250
                                                          Day Units          7.41        190.00
                                                         Night Units         2.75        212.00

      7        OP1                       Domestic      Standing Charge       1132         9617       9617
                                                            Units            3.17        32.79

      8        OP2                       Domestic      Standing Charge       1132        13020       13020
                                                            Units            3.52        62.23

      9        OP3                       Domestic      Standing Charge       1132        12368       12368
                                                            Units            3.77        35.87

     10        S                       Non-Domestic    Standing Charge       3516        71937       71937
                                                            Units            7.16        255.63

     11        S DD                    Non-Domestic    Standing Charge       3516        14630       14630
                                                            Units            7.16        52.60

     12        S1                      Non-Domestic    Standing Charge       5060         8129       8129
                                                            Units            7.70        20.86
                                                         Night Units         2.75        23.05

     13        S1 DD                   Non-Domestic    Standing Charge       5060         1215       1215
                                                         Day 7 Units         7.55         2.90
                                                         Night Units         2.75         3.76

     14        W                       Non-Domestic    Standing Charge       5060         2366       2366
                                                        Weekday Units        9.27         2.43
                                                         Other Units         4.35         5.67
------------------------------------------------------------------------------------------------------------



Manweb                                90                              April 1998

------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
     15        W DD                    Non-Domestic    Standing Charge       5060         292         292
                                                        Weekday Units        9.09         0.31
                                                         Other Units         4.35         0.73

     16        OP1                     Non-Domestic    Standing Charge       1132         1797       1797
                                                            Units            3.17         6.62

     17        OP2                     Non-Domestic    Standing Charge       1132         899         899
                                                            Units            3.52         3.55

     18        OP3                     Non-Domestic    Standing Charge       1132         403         403
                                                            Units            3.77         1.66
------------------------------------------------------------------------------------------------------------


Manweb                                91                              April 1998

NORTHERN ELECTRIC PLC

------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
      1        D1 Unrestricted           Domestic      Standing Charge       4372       1040796     1040796
               D1 Unrestricted           Domestic           Units            7.20       2361.33
               D1 Unrestricted           Domestic           Units            6.46       1068.50

      2        DIT E7                    Domestic      Standing Charge       5464        72971       72971
               DIT E7                    Domestic         Day Units           7.5        102.07
               DIT E7                    Domestic         Day Units          6.75        125.84
               DIT E7                    Domestic        Night Units         2.45        344.26

      3        SUD (Small Users          Domestic           Units            9.90         0.40        403
               Dom.)

      4        K1 Prepayment             Domestic      Standing Charge       6560        110061     110061
               K1 Prepayment             Domestic           Units            6.82        289.83

      5        KIT E7 Prepayment         Domestic      Standing Charge       7648         7908       7908
               KIT E7 Prepayment         Domestic         Day Units          7.32        21.63
               KIT E7 Prepayment         Domestic        Night Units         2.45        34.68

      6        Super Tariff              Domestic      Standing Charge       6112        23860       23860
               Super Tariff              Domestic         Day Units          7.20        61.38
               Super Tariff              Domestic        Night Units         3.08        13.13
               Super Tariff              Domestic         Heat Units         2.34        172.96

      7        RH1 Off-Peak              Domestic       Off-Peak Units       3.03         2.44

      8        RH2 Off-Peak              Domestic       Off-Peak Units       3.73        19.54

      9        RH3 & RHB                 Domestic       Off-Peak Units       4.05         4.91
               Off-Peak

     10        Staff Rates               Domestic           Units            7.00         0.14

     11        Heatplan                  Domestic           Units            2.60         0.52

     12        Evening & Weekend       Non-Domestic    Standing Charge       5764         686         686

                                       Non-Domestic    Weekday Daytime       10.41        1.77
                                                            Units
                                       Non-Domestic   Evening & Weekend      4.90         0.10
                                                            Units

     13        EWS (EW small user)     Non-Domestic    Standing Charge       4372         0.00         0
               EWS                     Non-Domestic         Units            9.90         0.00
------------------------------------------------------------------------------------------------------------


Manweb                                92                              April 1998

----------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component               Price PO    Quantity       NC
                                                                                 (Unit Rate   QO (Unit
                                                                                  in pence    rate in
                                                                                  per kWh)       GWh)
-----------------------------------------------------------------------------------------------------------------
     14        Q1                     Non-Domestic     Standing Charge              4636       52714        52714
               Q1                     Non-Domestic    Units less than 6000          8.30       89.45
               Q1                     Non-Domestic    Units greater than 6000       7.60      104.60

     15        Q1T                    Non-Domestic     Standing Charge              5752        2293        2293
               Q1T                    Non-Domestic    Day Units less than 6000      8.60        2.13
               Q1T                    Non-Domestic    Day Units greater than 6000   7.90        7.32
               Q1T                    Non-Domestic       Night Units                2.51        2.75

     16        Super Tariff           Non-Domestic     Standing Charge              1880        381          381
               Business
               Super Tariff           Non-Domestic       Normal Units               7.60       0.89
               Business
               Super Tariff           Non-Domestic        Heat Units                2.34       2.62
               Business

     17        RH1 Off-Peak           Non-Domestic      Off-Peak Units              3.03       1.76

     18        RH2 Off-Peak           Non-Domestic      Off-Peak Units              3.73       1.76

     19        RH3 & RHB              Non-Domestic      Off-Peak Units              4.05       0.27
               Off-Peak

     20        C7 Catering Tariff     Non-Domestic          Units                   6.45       5.23         1400

               Discount Schemes

     21        Premier Payment Plan     Domestic           Discount                 -866     358077        358077

               Prompt Payment           Domestic       Standing Charge              -400     585766        585766
     22        Discount
-----------------------------------------------------------------------------------------------------------------


Manweb                                93                              April 1998

NORWEB PLC

------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
     1        D13 Domestic Tariff           Domestic    Standing Charge       3432        939533     939533
              D13 Domestic Tariff           Domestic         Units            6.50       2797.29

     2        D11 Domestic Monthly          Domestic    Standing Charge       3332        630329     630329
              Budget Scheme
              D11 Domestic Monthly          Domestic         Units            6.28       2693.28
              Budget Scheme

     3        D11 Domestic Prepayment       Domestic    Standing Charge       5804        202371     202371
              D11 Domestic Prepayment       Domestic         Units            6.28        705.41

     4        D56 Economy 7 Tariff          Domestic    Standing Charge       4740        127586     127586
              D56 Economy 7 Tariff          Domestic       Day Units          7.04        345.05
              D56 Economy 7 Tariff          Domestic      Night Units         2.46        649.17

     5        D22 Domestic Economy 7        Domestic    Standing Charge       4640        82326      82326
              Monthly Budget Scheme
              D22 Domestic Economy 7        Domestic       Day Units          6.83        320.05
              Monthly Budget Scheme
              D22 Domestic Economy 7        Domestic      Night Units         2.46        508.39
              Monthly Budget Scheme

     6        D22 Domestic Economy 7        Domestic    Standing Charge       7112        21931      21931
              Prepayment
              D22 Domestic Economy 7        Domestic       Day Units          6.83        71.92
              Prepayment
              D22 Domestic Economy 7        Domestic      Night Units         2.46        117.90
              Prepayment

     7        D92 Domestic Smart 7 Tariff   Domestic    Standing Charge       5268         332        332
              D92 Domestic Smart 7 Tariff   Domestic       Day Units          8.79         0.42
              D92 Domestic Smart 7 Tariff   Domestic    Evening/ Weekend      4.58         0.93
                                                             Units
              D92 Domestic Smart 7 Tariff   Domestic      Night Units         2.33         3.15

     8        R16 7 Hour Off Peak Tariff    Domestic    Standing Charge       1308        14498      14498
              R16 7 Hour Off Peak Tariff    Domestic       Unit Rate          2.46        60.48

     9        R11 Tariff                    Domestic    Standing Charge       1308         501        501
              R11 Tariff                    Domestic       Unit Rate          2.98         2.83

    10        R21 Domestic                  Domestic    Standing Charge       1308        10551      10551
              R21 Domestic                  Domestic       Unit Rate          3.31        34.45
------------------------------------------------------------------------------------------------------------


Manweb                                94                              April 1998

----------------------------------------------------------------------------------------------------------------
   Number     Description of Tariff      Category             Component        Price PO    Quantity       NC
                                                                              (Unit Rate   QO (Unit
                                                                               in pence    rate in
                                                                               per kWh)       GWh)
----------------------------------------------------------------------------------------------------------------
     11       G13 All Purpose Quarterly    Non-Domestic     Standing Charge       4436        55505       55505
              Tariff
              G13 All Purpose Quarterly    Non-Domestic      Primary Units        7.90        58.80
              Tariff
              G13 All Purpose Quarterly    Non-Domestic     Secondary Units       6.08        158.90
              Tariff

     12       G11 All Purpose Monthly      Non-Domestic     Standing Charge       4400         9450       9450
              Budget Scheme Tariff
              G11 All Purpose Monthly      Non-Domestic      Primary Units        7.89        19.70
              Budget Scheme Tariff
              G11 All Purpose Monthly      Non-Domestic     Secondary Units       5.96        55.32
              Budget Scheme Tariff

     13       G15 Combined Premises        Non-Domestic     Standing Charge       4436         9963       9963
              Quarterly
              G15 Combined Premises        Non-Domestic      Primary Units        7.90        16.85
              Quarterly
              G15 Combined Premises        Non-Domestic     Secondary Units       5.96        24.59
              Quarterly

     14       G16 Combined Premises        Non-Domestic     Standing Charge       4400         1898       1898
              Monthly
              G16 Combined Premises        Non-Domestic      Primary Units        7.89         4.19
              Monthly
              G16 Combined Premises        Non-Domestic     Secondary Units       5.96         7.18
              Monthly

     15       G63 Economy 7 All Purpose    Non-Domestic     Standing Charge       5744         2874       2874
              Quarterly Tariff
              G63 Economy 7 All Purpose    Non-Domestic     Primary Units         8.26         3.86
              Quarterly Tariff
              G63 Economy 7 All Purpose    Non-Domestic     Secondary Units       6.51        11.42
              Quarterly Tariff
              G63 Economy 7 All Purpose    Non-Domestic      Night Units          2.46        10.30
              Quarterly Tariff

     16       G66 Economy 7 All Purpose    Non-Domestic     Standing Charge       5708          644       644
              Monthly Tariff
              G66 Economy 7 All Purpose    Non-Domestic     Primary Units         8.17         0.81
              Monthly Tariff
              G66 Economy 7 All Purpose    Non-Domestic     Secondary Units       6.38         2.56
              Monthly Tariff
              G66 Economy  All Purpose     Non-Domestic      Night Units          2.46         2.20
              Monthly Tariff
----------------------------------------------------------------------------------------------------------------


Manweb                                95                              April 1998

--------------------------------------------------------------------------------------------------------------------
   Number     Description of Tariff      Category                 Component        Price PO    Quantity       NC
                                                                                  (Unit Rate   QO (Unit
                                                                                   in pence    rate in
                                                                                   per kWh)       GWh)
--------------------------------------------------------------------------------------------------------------------
     17       G65 Economy 7 Combined       Non-Domestic      Standing Charge       5744        980        980
              Premises Quarterly
              G65 Economy 7 Combined       Non-Domestic       Primary Units        8.26        0.57
              Premises Quarterly
              G65 Economy 7 Combined       Non-Domestic      Secondary Units       6.51        0.96
              Premises Quarterly
              G65 Economy 7 Combined       Non-Domestic        Night Units         2.46        2.12
              Premises Quarterly

     18       G67 Economy 7 Combined       Non-Domestic      Standing Charge       5708        195        195
              Premises Monthly
              G67 Economy 7 Combined       Non-Domestic       Primary Units        8.17        0.14
              Premises Monthly
              G67 Economy 7 Combined       Non-Domestic      Secondary Units       6.38        0.25
              Premises Monthly
              G67 Economy 7 Combined       Non-Domestic        Night Units         2.46        0.48
              Premises Monthly

     19       G71 Evening & Weekend        Non-Domestic      Standing Charge       5796        2780       2780
              Tariff
              G71 Evening & Weekend        Non-Domestic       Primary Units        9.83        2.91
              Tariff
              G71 Evening & Weekend        Non-Domestic      Secondary Units       7.94        2.29
              Tariff
              G71 Evening & Weekend        Non-Domestic      Evening/Weekend       4.09        8.55
              Tariff                                              Units

     20       G61 Economy 7 Evening/       Non-Domestic      Standing Charge       6488        390        390
              Weekend Quarterly
              G61 Economy 7 Evening/       Non-Domestic       Primary Units        9.83        0.32
              Weekend Quarterly
              G61 Economy 7 Evening/       Non-Domestic      Secondary Units       7.94        0.65
              Weekend Quarterly
              G61 Economy 7 Evening/       Non-Domestic      Evening/Weekend       4.09        1.31
              Weekend Quarterly                                   Units
              G61 Economy 7 Evening/       Non-Domestic
              Weekend Quarterly                                Night Units         2.46        0.67


--------------------------------------------------------------------------------------------------------------------


Manweb                                96                              April 1998

--------------------------------------------------------------------------------------------------------------------
   Number     Description of Tariff      Category                 Component        Price PO    Quantity       NC
                                                                                  (Unit Rate   QO (Unit
                                                                                   in pence    rate in
                                                                                   per kWh)       GWh)
--------------------------------------------------------------------------------------------------------------------
    21        G54 Economy 7 Evening/      Non-Domestic        Standing Charge      6424          26         26
              Weekend Monthly

              G54 Economy 7 Evening/      Non-Domestic         Primary Units       9.76         0.02
              Weekend Monthly

              G54 Economy 7 Evening/      Non-Domestic        Secondary Units      7.88         0.05
              Weekend Monthly

              G54 Economy 7 Evening/      Non-Domestic       Evening/Weekend       4.07         0.10
              Weekend Monthly                                     Units

              G54 Economy 7 Evening/      Non-Domestic          Night Units        2.46         0.05
              Weekend Monthly

     22       R31 Non Domestic            Non-Domestic        Standing Charges     1308         169        169

              R31 Non Domestic            Non-Domestic           Unit Rate         3.42         0.70

     23       R41 Tariff                  Non-Domestic        Standing Charge      1308         3679       3679

              R41 Tariff                  Non-Domestic           Unit Rate         3.59        13.97

     24       R42                         Non-Domestic        Standing Charge      1308          43         43

              R42                         Non-Domestic           Unit Rate         4.02         0.16

     25       R43                         Non-Domestic        Standing Charge      1308          61         61

              R43                         Non-Domestic           Unit Rate         4.17         0.34

     26       R51 Floor Warming Tariff    Non-Domestic        Standing Charge      1308         5732       5732

              R51 Floor Warming Tariff    Non-Domestic           Unit Rate         3.59        16.91

     27       Q64 Farm Crop Drying        Non-Domestic        Standing Charge      1308          96         96
              Tariff

              Q64 Farm Crop Drying        Non-Domestic         Unit Rate           5.34         0.33
              Tariff
--------------------------------------------------------------------------------------------------------------------


Manweb                                97                              April 1998

SPAGE>

SEEBOARD PLC

------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
     1        Domestic Standard        Domestic            Units            7.14       4526.00     1244349
                                                      Standing Charge       1300       1244349

     2        Domestic Economy         Domestic          Day Units          7.14       1962.00     562551
                                                        Night Units         2.66       1488.00
                                                      Standing Charge       2100        562551

     3        Domestic White Meter     Domestic          Day Units          7.73        47.00       13735
                                                        Night Units         3.35        37.00
                                                      Standing Charge       2100        13735

     4        Warm Wise                Domestic          Day Units          8.03        16.00       11232
                                                        Night Units         2.96        10.00
                                                      Standard Charge       2920        11232
                                                       Heating Units        2.46        98.00
                                                      Evening/Weekend       6.36        18.00

     5        Business Standard      Commercial/Ind.       Units            7.14        215.17      77916
                                                      Standard Charge       1300        77916

     6        Business Economy       Commercial/Ind.     Day Units          7.14        89.00       14766
                                                        Night Units         2.66        30.00
                                                      Standard Charge       2100        14766

     7        Business White Meter   Commercial/Ind.    Day Units           7.73         1.29        434
                                                        Night Units         3.35         0.86
                                                      Standard Charge       2100         434

     8        Business Evening/      Commercial/Ind.     Day Units          9.40         3.51        1313
              Weekend/Night                           Evening/Weekend       4.30         4.06
                                                        Night Units         2.66         2.14
                                                      Standing Charge       2560         1313

     9        Off Peak                 Domestic/       Average Units        4.12        18.58        5258
                                      Commercial      Standing Charge        688         5258

    10        Prepayment Meter         Domestic       Standing Charge-      2540          60          60
                                                           Com.

    11        Prepayment Meter         Domestic       Standard Charge-      2200        215000      215000
                                                          Budget

    12        Prepayment Meter         Domestic         Discount            -800        215060      215060


    13        Direct Debit Discount    Domestic       Standing Charge       -800        685000      685000
                                                        Discount
------------------------------------------------------------------------------------------------------------


Manweb                                98                              April 1998

SOUTHERN ELECTRIC PLC


------------------------------------------------------------------------------------------------------------
   Number      Description of Tariff     Category         Component        Price PO    Quantity       NC
                                                                          (Unit Rate   QO (Unit
                                                                           in pence    rate in
                                                                           per kWh)       GWh)
------------------------------------------------------------------------------------------------------------
     1        General Domestic (Qrtly)      Domestic    Standing Charge       3720       1383722     1383722
                                                             Units            6.31       4847.43

     2        General Domestic              Domestic         Units            6.23        722.30      228166
              (Kepayment)                               Standing Charge       3720        228166
                                                         Keyprepayment        1800        228166
                                                             Charge

     3        General Domestic (DD)         Domestic    Standing Charge       3720        456719      456719
                                                             Units            6.16       2455.82

     4        Flexiheat                     Domestic       Day Units          9.51         4.43        1294
                                                          Other Units         4.43         2.07
                                                           Heat Units         2.14         8.27
                                                        Standing Charge       4720         1294
                                                          Meter Charge        1000         1294

     5        Flexiheat (DD)                Domestic       Day Units          9.28         1.94        431
                                                          Other Units         4.32         0.90
                                                           Heat Units         2.09         3.61
                                                         Standing Charge      4720         431
                                                          Meter Charge        1000         431

     6        Super Deal                    Domestic       Day Units          7.02        51.72       19658
                                                          Other Units         3.45        17.33
                                                           Heat Units         2.14        55.70
                                                         Standing Charge      4720        19658
                                                          Meter Charge        1000        19658

     7        Super Deal (DD)               Domestic       Day Units          6.85        22.64        6553
                                                          Other Units         3.37         7.56
                                                           Heat Units         2.09        24.30
                                                         Standing Charge      4720         6553
                                                          Meter Charge        1000         6553

     8        Economy 7                     Domestic       Day Units          7.02        417.44      154649
                                                          Night Units         2.38        831.70
                                                         Standing Charge      4720        154649

     9        Economy 7 (DD)                Domestic       Day Units          6.85        258.72      72271
                                                          Night Units         2.32        474.42
                                                        Standard Charge       4720        72271

     10       Economy 7 (Keypayment)        Domestic       Day Units          6.93        169.32      51051
                                                          Night Units         2.35        244.27
                                                        Standing Charge       4720        51051
                                                        Meter Surcharge       1800        51051
------------------------------------------------------------------------------------------------------------

Manweb                                99                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff          Category       Component              Price PO        Quantity          NC
                                                                                  (Unit Rate      QO (Unit
                                                                                    in pence     rate in GWb)
                                                                                    per
                                                                                    kWh)
-----------------------------------------------------------------------------------------------------------------------------
     11       White Meter                     Domestic           Day Units            7.18          9.71           3014
                                                                Night Units           2.77          12.42
                                                              Standing Charge         4720          3014

     12       White Meter (DD)                Domestic           Day Units            7.01          4.24            952
                                                                Night Units           2.7           5.37
                                                              Standing Charge         4720           952

     13       Restricted Hour                 Domestic          'A' Units             3.88          16.62          51152
                                                                'B' Units             4.3           9.55
                                                                'BN' Units            4.19          32.57
                                                                'E' Units             2.71          133.32
                                                                'F' Units             3.81          30.85
                                                                'FN' Units            3.62          90.75
                                                              Standing Charge         1080          51152

     14       Restricted Hour (DD)            Domestic          'A' Units             3.79          7.27           17050
                                                                'B' Units             4.2           4.18
                                                                'BN' Units            4.09          14.23
                                                                'E' Units             2.65          58.03
                                                                'F' Units             3.72          13.47
                                                                'FN' Units            3.53          39.561
                                                              Standing Charge         1080          17050

     15       Q-1 Block                     Non-Domestic           Units             6.61           341.13         85282
                                                              Standing Charge         4520          85282

     16       Q1 Block (DD)                 Non-Domestic           Units              6.45          113.71         28644
                                                              Standing Charge         4520          28644

     17       Q2 Day/Night                  Non-Domestic         Day Units            7.17          20.5           6197
                                                                Night Units           2.38          12.04
                                                              Standing Charge         5520          6197

     18       Q2 Day/Night (DD)             Non-Domestic         Day Units             7            6.79           2052
                                                                Night Units           2.32          3.99
                                                              Standing Charge         5520          2052

     19       Q3 Evening/                   Non-Domestic         Day Units            8.31          3.87           1602
              Weekend                                         Evening/Weekend         3.84          4.54
                                                              Standing Charge         5520          1602

     20       Q3 Evening/ Weekend (DD)      Non-Domestic        Other Units           8.11          1.29            534
                                                              Evening/Weekend         3.75          1.51
                                                              Standing Charge         5520           534

     21       Q4 Night/Evening/             Non-Domestic        Other Units           8.31          2.07           1124
              Weekend                                           Night Units           2.38          1.83
                                                              Evening/Weekend         4.35          2.01
                                                              Standing Charge         6240          1124
-----------------------------------------------------------------------------------------------------------------------------


Manweb                               100                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff        Category           Component           Price PO        Quantity          NC
                                                                                  (Unit Rate      QO (Unit
                                                                                    in pence     rate in GWb)
                                                                                    per
                                                                                    kWh)
-----------------------------------------------------------------------------------------------------------------------------
    22        Q4 Night/Evening/            Non-Domestic         Day Units             8.11          0.69            375
              Weekend (DD)                                      Night Units           2.32          0.61
                                                              Evening/Weekend         4.25          0.67
                                                              Standing Charge         6240           375

     23       Restricted Hour              Non-Domestic         `Ac' Units            3.88           3.7           4993
                                                                `Bc' Units            4.3           2.86
                                                                `Ec' Units            2.71          8.25
                                                                `Fc' Units            3.81          2.02
                                                              Standing Charge         1080          4993

     24       Restricted Hour (DD)         Non-Domestic         `Ac' Units            3.79          1.25           1664
                                                                `Bc' Units            4.2           0.97
                                                                `Ec' Units            2.65          2.78
                                                                `Fc' Units            3.72          0.68
                                                              Standing Charge         1080          1664

     25       3 Phase Meter                                      Surcharge            1240          5930           5930
-----------------------------------------------------------------------------------------------------------------------------




Manweb                               101                              April 1998

SOUTH WALES ELECTRICITY PLC

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     1        Domestic Basic Tariff - Credit       Domestic     Standing Charge       4400         446472         446472
              Domestic Basic Tariff - Credit       Domestic        Unit Rate          7.82         1214.05

     2        Domestic Basic Tariff -Direct        Domestic     Standing Charge       4288         220382         220382
              Debit
              Domestic Basic Tariff -Direct        Domestic        Unit Rate          7.62         807.92
              Debit

     3        Domestic Restricted Hours            Domestic        Unit Rate          4.33           6.87
              Tariff - Credit

     4        Domestic Restricted Hours            Domestic        Unit rate          4.22           3.83
              Tariff - Direct Debit

     5        Domestic White Meter Tariff          Domestic     Standing Charge       5536            371            371
              -Credit
              Domestic White Meter Tariff          Domestic        Day Units          8.71           1.27
              -Credit
              Domestic White Meter Tariff          Domestic       Night Units         3.78           1.16
              -Credit

     6        Domestic White Meter Tariff-         Domestic     Standing Charge       5396            229            229
              Direct Debit
              Domestic White Meter Tariff-         Domestic        Day Units          8.49           0.63
              Direct Debit
              Domestic White Meter Tariff-         Domestic       Night Units         3.69           0.84
              Direct Debit

     7        Domestic Economy 7 Tariff -          Domestic     Standing Charge       5536          40037          40037
              Credit
              Domestic Economy 7 Tariff -          Domestic        Day Units          8.26         103.78
              Credit
              Domestic Economy 7 Tariff -          Domestic       Night Units         2.91         197.46
              Credit

     8        Domestic Economy 7 Tariff -          Domestic     Standing Charge       5396          22609          22609
              Direct Debit
              Domestic Economy 7 Tariff -          Domestic        Day Units          8.05          80.76
              Direct Debit
              Domestic Economy 7 Tariff -          Domestic       Night Units         2.83         138.10
              Direct Debit

     9        Domestic Winter Warmth Tariff        Domestic      Winter Warmth        3.17           0.79

     10       Domestic Payment Meter               Domestic    Token/PP Surcharge     3220         158000         158000
              Surcharge
-----------------------------------------------------------------------------------------------------------------------------




Manweb                               102                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                 Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     11       Domestic Basic Tariff - Token       Domestic      Standing Charge        4332         147446        147446
              Meter
              Domestic Basic Tariff - Token       Domestic         Unit Rate           7.70         483.03
              Meter

     12       Domestic Economy 7 - Token Meter    Domestic      Standing Charge        5452          10554         10554
              Domestic Economy 7 - Token Meter    Domestic         Day Units           8.14          31.66
              Domestic Economy 7 - Token Meter    Domestic         Night Unit          2.87          49.34

     13       Farm Domestic Basic Tariff-         Domestic      Standing Charge        4400          5927          5927
              Credit
              Farm Domestic Basic Tariff-         Domestic         Unit Rate           7.82          27.78
              Credit

     14       Farm Domestic Basic Tariff -        Domestic      Standing Charge       4288.00        1273          1273
              Direct Debit
              Farm Domestic Basic Tariff -        Domestic         Unit Rate           7.62          6.32
              Direct Debit

     15       Farm Domestic White Meter           Domestic      Standing Charge        5536           30            30
              Tariff - Credit
              Farm Domestic White Meter           Domestic         Day Units           8.71          0.17
              Tariff - Credit
              Farm Domestic White Meter           Domestic        Night Units          3.78          0.16
              Tariff - Credit

     16       Farm Domestic White Meter           Domestic      Standing Charge        5396            7             7
              Tariff - Direct Debit
              Farm Domestic White Meter           Domestic         Day Units           8.49          0.03
              Tariff - Direct Debit
              Farm Domestic White Meter           Domestic        Night Units          3.69          0.04
              Tariff - Direct Debit

     17       Farm Domestic Economy 7 Tariff      Domestic      Standing Charge        5536          1407          1407
              - Credit
              Farm Domestic Economy 7 Tariff      Domestic         Day Units           8.26          8.74
              - Credit
              Farm Domestic Economy 7 Tariff      Domestic        Night Units          2.91          8.44
              - Credit

     18       Farm Domestic Economy 7 Tariff      Domestic      Standing Charge        5396           393           393
              - Direct Debit
              Farm Domestic Economy 7 Tariff      Domestic         Day Units           8.05          2.36
              - Direct Debit
              Farm Domestic Economy 7 Tariff      Domestic        Night Units          2.83          2.66
              - Direct Debit



-----------------------------------------------------------------------------------------------------------------------------




Manweb                               103                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     19       Farm Basic Tariff - Credit         Non-Domestic    Standing Charge        5232            2000         2000
              Farm Basic Tariff - Credit         Non-Domestic       Unit Rate           7.82            8.90


     20       Farm Basic Tariff - Direct Debit   Non-Domestic    Standing Charge        5100             200           200
              Farm Basic Tariff - Direct Debit   Non-Domestic       Unit Rate           7.62            0.80

     21       Commercial Standard Tariff-        Non-Domestic    Standing Charge        5232           27500         27500
              Credit
              Commercial Standard Tariff-        Non-Domestic     Primary Units         9.20           66.50
              Credit
              Commercial Standard Tariff-        Non-Domestic    Secondary Units        7.82           33.60
              Credit

     22       Commercial Standard Tariff-        Non-Domestic    Standing Charge        5100            4400         4400
              Direct Debit
              Commercial Standard Tariff-        Non-Domestic     Primary Units         8.97            8.00
              Direct Debit
              Commercial Standard Tariff-        Non-Domestic    Secondary Units        7.62            5.00
              Direct Debit

     23       Commercial S/A -Credit             Non-Domestic       Unit Rate           7.82            0.40


     24       Combined Standard Tariff -         Non-Domestic    Standing Charge        5232            1408         1408
              Credit
              Combined Standard Tariff -         Non-Domestic     Primary Units         9.20            4.60
              Credit
              Combined Standard Tariff -         Non-Domestic    Secondary Units        7.82            2.70
              Credit

     25       Combined Standard Tariff -         Non-Domestic    Standing Charge        5100            400           400
              Direct Debit
              Combined Standard Tariff -         Non-Domestic     Primary Units         8.97            1.30
              Direct Debit
              Combined Standard Tariff -         Non-Domestic    Secondary Units        7.62            0.80
              Direct Debit

     26       Small Industrial Tariff - Credit   Non-Domestic    Standing Charge        5232            2700         2700
              Small Industrial Tariff - Credit   Non-Domestic     Primary Units         9.20            5.90
              Small Industrial Tariff - Credit   Non-Domestic    Secondary Units        7.82            4.60
-----------------------------------------------------------------------------------------------------------------------------


Manweb                               104                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     27       Small Industrial Tariff -Direct    Non-Domestic    Standing Charge        5100            400           400
              Debit
              Small Industrial Tariff -Direct    Non- Domestic    Primary Units         8.97            0.70
              Debit
              Small Industrial Tariff -Direct    Non-Domestic    Secondary Units        7.62            0.60
              Debit

     28       Farm Economy 7 - Credit            Non-Domestic    Standing Charge        6368            1200         1200
              Farm Economy 7 - Credit            Non-Domestic       Day Units           8.26            7.70
              Farm Economy 7 - Credit            Non-Domestic      Night Units          2.91            4.70

     29       Farm Economy 7 - Direct Debit      Non-Domestic    Standing Charge        6208            200           200
              Farm Economy 7 - Direct Debit      Non-Domestic       Day Units           8.05            1.20
              Farm Economy 7 - Direct Debit      Non-Domestic      Night Units          2.83            0.70


     30       Commercial Day/Night Tariff-       Non-Domestic    Standing Charge        6368            112           112
              Credit
              Commercial Day/Night Tariff-       Non-Domestic     Primary Units         9.75            0.40
              Credit
              Commercial Day/Night Tariff-       Non-Domestic    Secondary Units        8.09            0.10
              Credit
              Commercial Day/Night Tariff-       Non-Domestic      Night Units          3.78            0.30
              Credit

     31       Commercial Day/Night Tariff-       Non-Domestic    Standing Charge        6208             15           15
              Direct Debit
              Commercial Day/Night Tariff-       Non-Domestic     Primary Units         9.51            0.10
              Direct Debit
              Commercial Day/Night Tariff-       Non-Domestic    Secondary Units        7.89            0.00
              Direct Debit
              Commercial Day/Night Tariff-       Non-Domestic      Night Units          3.69            0.00
              Direct Debit

     32       Commercial 17/7 Tariff - Credit    Non-Domestic    Standing Charge        6368            1800         1800
              Commercial 17/7 Tariff - Credit    Non-Domestic     Primary Units         9.75            4.60
              Commercial 17/7 Tariff - Credit    Non-Domestic    Secondary Units        7.95            1.50
              Commercial 17/7 Tariff - Credit    Non-Domestic      Night Units          3.19            5.50
-----------------------------------------------------------------------------------------------------------------------------



Manweb                               105                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                 Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     33       Commercial 17/7 Tariff - Direct    Non-Domestic    Standing Charge        6208            337           337
              Debit
              Commercial 17/7 Tariff - Direct    Non-Domestic     Primary Units         9.51            0.80
              Debit
              Commercial 17/7 Tariff - Direct    Non-Domestic    Secondary Units        7.75            0.10
              Debit
              Commercial 17/7 Tariff - Direct    Non-Domestic      Night Units          3.11            1.00
              Debit

     34       Industrial Day/Night Tariff -      Non-Domestic    Standing Charge        6368             37           37
              Credit
              Industrial Day/Night Tariff -      Non-Domestic     Primary Units         9.75            0.10
              Credit
              Industrial Day/Night Tariff -      Non-Domestic    Secondary Units        8.09            0.20
              Credit
              Industrial Day/Night Tariff -      Non-Domestic      Night Units          3.78            0.10
              Credit

     35       Industrial Day/Night Tariff -      Non-Domestic    Standing Charge        6208             0           0.00
              Direct Debit
              Industrial Day/Night Tariff -      Non-Domestic     Primary Units         9.51            0.00
              Direct Debit
              Industrial Day/Night Tariff -      Non-Domestic    Secondary Units        7.89            0.00
              Direct Debit
              Industrial Day/Night Tariff -      Non-Domestic      Night Units          3.69            0.00
              Direct Debit

     36       Industrial 17/7 Tariff - Credit    Non-Domestic    Standing Charge        6368            201           201
              Industrial 17/7 Tariff - Credit    Non-Domestic     Primary Units         9.75            0.50
              Industrial 17/7 Tariff - Credit    Non-Domestic    Secondary Units        7.95            0.10
              Industrial 17/7 Tariff - Credit    Non-Domestic      Night Units          3.19            1.30

     37       Industrial 17/7 Tariff - Direct    Non-Domestic    Standing Charge        6208             35           35
              Debit
              Industrial 17/7 Tariff - Direct    Non-Domestic     Primary Units         9.51            0.03
              Debit
              Industrial 17/7 Tariff - Direct    Non-Domestic    Secondary Units        7.75            0.27
              Debit
              Industrial 17/7 Tariff - Direct    Non-Domestic      Night Units          3.11            0.10
              Debit

     38       Industrial Unmetered Supplies      Non-Domestic       Day Units           9.75            0.39

     39       Industrial Unmetered Supplies      Non-Domestic      Night Units          3.19            0.91
-----------------------------------------------------------------------------------------------------------------------------


Manweb                               106                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     40       Commercial Evening/Weekend         Non-Domestic    Standing Charge        6368            1500         1500
              Tariff-Credit
              Commercial Evening/Weekend         Non-Domestic     Primary Units         13.32           2.50
              Tariff-Credit
              Commercial Evening/Weekend         Non-Domestic    Secondary Units        9.42            0.20
              Tariff-Credit
              Commercial Evening/Weekend         Non-Domestic      Night Units          4.57            4.90
              Tariff-Credit

     41       Commercial Evening/Weekend         Non-Domestic    Standing Charge        6208            525           525
              Tariff - Direct Debit
              Commercial Evening/Weekend         Non-Domestic     Primary Units         12.99           0.80
              Tariff - Direct Debit
              Commercial Evening/Weekend         Non-Domestic    Secondary Units        9.18            0.00
              Tariff - Direct Debit
              Commercial Evening/Weekend         Non-Domestic      Night Units          4.45            1.60
              Tariff - Direct Debit

     42       Industrial Evening/Weekend         Non-Domestic    Standing Charge        6368             72           72
              Tariff - Credit
              Industrial Evening/Weekend         Non-Domestic     Primary Units         13.32           0.08
              Tariff - Credit
              Industrial Evening/Weekend         Non-Domestic    Secondary Units        9.42            0.00
              Tariff - Credit
              Industrial Evening/Weekend         Non-Domestic      Night Units          4.57            0.10
              Tariff - Credit

     43       Industrial Evening/Weekend         Non-Domestic    Standing Charge        6208             2             2
              Tariff - Direct Debit
              Industrial Evening/Weekend         Non-Domestic     Primary Units         12.99           0.00
              Tariff - Direct Debit
              Industrial Evening/Weekend         Non-Domestic    Secondary Units        9.18            0.01
              Tariff - Direct Debit
              Industrial Evening/Weekend         Non-Domestic      Night Units          4.45            0.01
              Tariff - Direct Debit

     44       Farm Restricted Hours Tariff -     Non-Domestic       Unit Rate           4.19            0.70
              Credit

     45       Farm Restricted Hours Tariff -     Non-Domestic       Unit Rate           4.09            0.10
              Direct Debit

     46       Commercial Restricted Hours        Non-Domestic       Unit Rate           4.23            2.00
              Tariff - Credit

     47       Commercial Restricted Hours        Non-Domestic       Unit Rate           4.12            0.10
              Tariff - Direct Debit

     48       Industrial Restricted Hours        Non-Domestic       Unit Rate           3.52            0.20
              Tariff - Credit
-----------------------------------------------------------------------------------------------------------------------------



Manweb                               107                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------

     49       Industrial Restricted Hours        Non-Domestic     Unit Rate           3.44            0.00
              Tariff - Direct Debit
-----------------------------------------------------------------------------------------------------------------------------




Manweb                               108                              April 1998

SOUTH WESTERN ELECTRICITY PLC

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     1        Domestic Tariff                  Domestic        Standing Charge            3420           801437       801437
                                                                  Unit Rate               7.26          2917.35

     2        Keymeter Domestic Tariff         Domestic        Standing Charge            5020           147134       147134
                                                                  Unit Rate               7.11           556.96

     3        Economy 7                        Domestic        Standing Charge            4640           194900       194900
                                                                  Day Units               7.79           596.06
                                                                 Night Units              2.67          1045.74

     4        Key Meter Economy 7              Domestic        Standing Charge            6220           46812         46812
                                                                  Day Units               7.63           155.65
                                                                 Night Units              2.62           189.48

     5        Domestic Night/Day (LA)          Domestic        Standing Charge            4640            2561         2561
                                                                  Day Units               7.79           11.00
                                                                 Night Units              3.47           10.10

     6        3 Rate Heating Tariff            Domestic        Standing Charge            5040            164           164
                                                                  Day Units               10.13           0.22
                                                                Weekend Units             5.44            0.27
                                                                 Night Units              2.67            0.60

     7        Domestic Seasonal Tariff         Domestic        Standing Charge            5040            104           104
                                                                Summer Units              4.21            0.26
                                                                Winter Units              11.72           0.07
                                                                 Night Units              2.67            0.22

     8        Off Peak (7hrs) Tariff (LA)      Domestic        Standing Charge            1220           19583         19583
                                                                  Unit Rate               2.67           104.04

     9        Off Peak Night Only Tariff       Domestic        Standing Charge            1220            2767         2767
              (LA)                                                Unit Rate               3.47           11.72

     10       Off Peak (LA) Tariff             Domestic        Standing Charge            1220           22832         22832
                                                                 A Unit Rate              4.03           112.24
                                                               'B(i)' Primary Units       4.28            0.14
                                                               'B(i)' Additional Units    3.47            0.01
                                                               'B(ii)' Primary Units      4.41            9.76
                                                               'B(ii)' Additional Units   4.03            0.74

     11       Block Tariff                     Non-Domestic     Standing Charge           3960           53893         53893
                                                                Primary Units             10.05          116.02
                                                              Additional Units            7.26           82.37

     12       Key Meter Block Tariff           Non-Domestic     Standing Charge           5540            682           682
                                                                Primary Units             9.85            0.52
                                                              Additional Units            7.11            1.12
-----------------------------------------------------------------------------------------------------------------------------




Manweb                               109                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                 Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     13       Economy 7 Block Tariff        Non-Domestic       Standing Charge           5180           5658         56585
                                                              Primary Day Units          10.58         12.46
                                                              Additional Day Units       7.79           4.50
                                                                 Night Units             2.67          17.88

     14       Key Meter E7 Block Tariff     Non-Domestic       Standing Charge           6740            57           57
                                                                Primary Units            10.37          0.07
                                                              Additional Day Units       7.63           0.03
                                                                 Night Units             2.62           0.01


     15       Non-Domestic Seasonal         Non-Domestic       Standing Charge           5580           240           240
                                                              Primary Summer Units       7.00           0.10
                                                              Additional Summer          4.21           0.60
                                                                    Units
                                                             Primary Winter Units        14.31          0.10
                                                             Additional Winter Units     11.72          0.10
                                                                 Night Units             2.67           0.20

     16       Economy 7 Day & Night         Non-Domestic       Standing Charge           5580           234           234
                                                                  Day Units              11.32          0.44
                                                                Weekend Units            5.28           0.56
                                                                 Night Units             2.67           0.36

     17       Day & Night Tariff (LA)       Non-Domestic       Standing Charge           5180           1040         1040
                                                                  Day Units              11.32          0.87
                                                                 Night Units             4.82           1.59

     18       Flat Rate (LA)                Non-Domestic            Rate 1               19.6           0.60
                                                                    Rate 2               7.26           6.80
                                                                Primary Rate 3           9.22           0.10
                                                               Additional Rate 3         8.39           0.27

     19       Farm Tariff                   Non-Domestic       Standing Charge           5280           6930         6930
                                                                  Units Rate             7.26          15.95

     20       Economy 7 Farm Tariff         Non-Domestic       Standing Charge           6500           1778         1778
                                                                  Day Units              7.79           5.47
                                                                 Night Units             2.67           5.77

     21       Farm Day/Night Tariff (LA)    Non-Domestic       Standing Charge           6500            31           31
                                                                  Day Units              7.79           0.10
                                                                 Night Units             3.47           0.08

     22       Off Peak (7 Hrs.) Tariff      Non-Domestic       Standing Charge           1220           1358         1358
                                                                    Units                2.67           4.84

     23       Off Peak Night Only Tariff    Non-Domestic       Standing Charge          1220            355          355
                                                                   Units                3.47            0.56

     24       Off Peak (LA)                 Non-Domestic       Standing Charge          1220            702          702
                                                                   A Units              4.03            2.58
-----------------------------------------------------------------------------------------------------------------------------



Manweb                               110                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                 Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------


     25       Direct Debit Discount               Domestic        Discount           -787          317743         317743
-----------------------------------------------------------------------------------------------------------------------------



Manweb                               111                              April 1998

YORKSHIRE ELECTRICITY PLC

-----------------------------------------------------------------------------------------------------------------------------
Number        Description of Tariff                Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     1        Domestic UR                      Domestic        Standing Charge          4000          1702844     1702844
                                                                 Unit Charge            6.19          5774.61

     2        Economy 7                        Domestic        Standing Charge          5200          162799      162799
                                                                  Day Units             6.56          516.67
                                                                 Night Units            2.49          798.21

     3        Domestic Off Peak                Domestic        Standing Charge          1200           34147      34147
                                                                    Units               3.82          146.53

     4        Prepayment                       Domestic        Standing Charge          2360          248125      248125

     5        Prompt Payment                                   Standing Charge            0           361700      361700
                                                                  Discount

     6        Automated Payment                Domestic        Standing Charge          -1200         533512      533512
                                                                  Discount

     7        General Quarterly               Non-Domestic     Standing Charge          5200           60745      60745
                                                                1st 1000 Units          6.96           157.60
                                                                Excess Units            6.37           89.77

     8        Economy 7 Quarterly             Non-Domestic     Standing Charge          6400           6076       6076
                                                                 Night Units            2.49           16.71
                                                              First 1000 Day Units      7.33           15.34
                                                              Excess Day Units          6.74           5.10

     9        Weekend/Evening Quarterly       Non-Domestic     Standing Charge          6400           1224       1224
                                                                  WE Units              3.60           3.20
                                                              First 1000 Units          9.31           1.94
                                                                Excess Units            8.72           0.16

     10       Weekend/Evening E7 Quarterly    Non-Domestic     Standing Charge          7200            939       939
                                                                Nights Units            2.49           1.40
                                                                  WE7 Units             3.60           2.17
                                                              First 1000 Units          9.31           1.93
                                                                Excess Units            8.72           0.10

     11       Farm Off Peak                   Non-Domestic     Standing Charge          1200            509       509
                                                                    Units               4.32           4.57

     12       Commercial 2 Rate Tar           Non-Domestic          Units               3.48           0.78


     13       Commercial Off Peak             Non-Domestic     Standing Charge          1200           1428       1428
                                                                    Units               3.64           7.01

     14       Industrial Off Peak             Non-Domestic     Standing Charge          1200            89         89
                                                                    Units               4.05           0.50

-----------------------------------------------------------------------------------------------------------------------------



Manweb                               112                              April 1998

-----------------------------------------------------------------------------------------------------------------------------
Number        Description Tariff                   Category      Component        Price PO        Quantity         NC
                                                                                  (Unit Rate      QO (Unit
                                                                                   in pence      rate in GWb)
                                                                                     per
                                                                                     kWh)
-----------------------------------------------------------------------------------------------------------------------------
     15       Prompt Payment                                   Standing Charge         0.00        32132          32132
                                                                  Discount

     16       Automated Payment                 Automated      Standing Charge        -1296.2      15430          15430
                                                Payment           Discount
-----------------------------------------------------------------------------------------------------------------------------


Manweb                               113                              April 1998

Condition 3C. [No longer used]
------------------------------


Manweb                                114                             April 1998

Condition 3D. Restriction of distribution charges and of supply charges:
------------------------------------------------------------------------
adjustments
-----------


1. If, in respect of any relevant year, the average charge per unit distributed exceeds the maximum average charge per unit distributed by more than 3 per cent, the Licensee shall furnish an explanation to the Director and in the next following relevant year the Licensee shall not effect any increase in charges unless it has demonstrated to the reasonable satisfaction of the Director that the average charge per unit distributed would not be likely to exceed the maximum charge per unit distributed in that next following relevant year.

2. If, in respect of any two successive relevant years, the sum of the amounts by which the average charge per unit distributed has exceeded the maximum average charge per unit distributed is more than 4 per cent, then in the next following relevant year the Licensee shall, if required by the Director, adjust its charges such that the average charge per unit distributed would not be likely, in the judgment of the Director, to exceed the maximum average charge per unit in that next following relevant year.

3. If, in respect of two successive relevant years, the average charge per unit distributed is less than 90 per cent of the maximum average charge per unit distributed, the Director, after consultation with the Licensee, may direct that in calculating K(dt) for the purposes of paragraph 1 of Condition 3A in respect of the next following relevant year, there shall be substituted for R(dt-1) in the formula at paragraph 1 of Condition 3A such figure as the Director may specify being not less than R(dt-1) and not more than 0.90 (Dt-1.M(dt-1)).

4.1 If, in respect of the eighth relevant year, the average charge per regulated unit supplied exceeds the maximum average charge per regulated unit supplied, but by not more than 1 1/2 per cent, the Licensee shall ensure that the excess above the maximum average charge per regulated unit supplied, with interest thereon at a rate 2 per cent above the average specified rate, shall be paid to all 0.1 MW customers who continue to be supplied by the Licensee in the ninth relevant year.


Manweb                                115                             April 1998

4.2 If, in respect of the eighth relevant year, the average charge per regulated unit supplied exceeds the maximum average charge per regulated unit supplied by more than 1 1/2 per cent, the Licensee shall use all reasonable endeavours to return the excess above the maximum average charge per unit supplied, with interest theron at a rate 4 per cent above the average specified rate, during the ninth relevant year to all 0.1 MW customers supplied by the Licensee in the eighth relevant year.

4.3 For the purpose of Condition 3B, no sum payable under paragraphs 4.1 or 4.2 shall be regarded as paid or payable under a tariff applicable to the ninth relevant year or any subsequent relevant year.

5. No later than three months after the end of the eighth relevant year, the Licensee shall send to the Director a statement accompanied by such forecasts, estimates and calculations as may be necessary, showing the basis by which the Licensee intends to comply with paragraph 4.

6. The powers exercisable under paragraphs F6 and F8 of Part F of Schedule 3 in the form of licence in force on 31 March 1998 shall continue to be exercisable after that date, but only in respect of a relevant year ending before 1 April 1998.


Manweb                                116                             April 1998

Condition 3E. Information to be provided to the Director in connection with the
-------------------------------------------------------------------------------
charge restriction conditions
-----------------------------

1. Where the Licensee is intending to make any change in charges for the provision of distribution services regulated under Condition 3A the Licensee shall (unless otherwise agreed by the Director) not later than the date of publication of such charges provide the Director with:

     (a) written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t in which such a change is to take effect and in respect of the next following relevant year t+1; and

     (b) a written estimate of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 7 in respect of relevant year t-1 has been furnished to the Director before the publication of the proposed change.

2. Where, at any time during the eighth relevant year, the Licensee intends to change the principles of attribution or any provisional attribution specified in a statement already made to the Director or to purchase or sell an electricity sale contract, the change or the provisional attribution in relation to the purchase or sale shall be specified in a written statement signed by a person authorised to sign the statement by the directors of the Licensee which statement shall not provide for a retrospective change of principles or for any re-attribution of payments already made or any payment where the event giving rise to that payment has already occurred.

3. If within three months of the commencement of any relevant year t the Licensee has not made any such change in charges as is referred to in paragraph 1, the Licensee shall provide the Director with a written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t.


Manweb                                117                             April 1998

4. The Director may issue directions providing that any forecast or estimate provided in accordance with paragraphs 1, 2 or 3 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

5. Subject as provided in sub-paragraph (b) below, not later than six weeks after the commencement of each relevant year t, the Licensee shall send to the Director a statement as to:

     (a) whether or not the provisions of Condition 3D are likely to be applicable in consequence of the average charge per unit distributed in the preceding relevant year t-1 or the two preceding relevant years t-1 and t-2; and

     (b) its best estimate as to the relevant correction factor K(dt) to be applied in calculating the maximum average charge per unit distributed in respect of the relevant year t.

1. Not later than 15 January in the ninth and tenth relevant years the Licensee shall send to the Director a written estimate of the value of the term TA for that year (TA(dt)), together with an estimate of the value of each of its component parts, as detailed in paragraph 4 of Condition 3A.

2. Not later than three months after the end of a relevant year the Licensee shall send the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 9.

3. The statement referred to in the preceding paragraph shall be:

     (a) accompanied by a report from the Auditors that in their opinion (i) such statement fairly presents each of the specified items referred to in paragraph 9 in accordance with the requirements of the charge restriction conditions and (ii)


Manweb                                118                             April 1998
          the amounts shown in respect of each of those specified items are in accordance with the Licensee's accounting records which have been maintained in respect of each of the relevant Separate Businesses in accordance with condition 2; and

     (b) certified by a director of the Licensee on behalf of the Licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

          (i) there is no amount included in its calculations under Condition 3A and Schedule 3 which represents other than:

               (a) bona fide consideration for the provision of distribution services in the course of its Distribution Business; or

               (b) an amount permitted under the charge restriction conditions to be so included;

        (xxvii)(in respect of the eight relevant year only) there is no amount included in its calculations under Condition 3B and Schedule 3 (in each case in the form of licence in force on 31 March 1998) which represents other than:

               (b) bona fide consideration for electricity supplied to regulated customers (as defined in the form of licence in force on 31 March 1998); or

               (c) an amount permitted under the charge restriciton conditions to be so included;

        (xxvii)there is no amount included in its calculations of allowed security costs under Condition 3F which represents other than an amount permitted under the charge restriction conditions to be so included;


Manweb                                119                             April 1998

       (xxviii)no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates,

         (xxix)all amounts which should properly be taken into account for the purposes of the charge restriction conditions have been taken into account; and

          (xxx)(in respect of the eighth relevant year only) there is no amount included in its calculations under Condition 3B and Schedule 3 in respect of electricity purchase or sale costs which does not result from an attribution or method of attribution contained in the statement under either paragraph 2(a) or paragraph 2(b) in the form of licence in force on 31 March 1998.

9. The specified items to be contained in the statement referred to in paragraph 7 shall be the following:

     (a)  the regulated quantity distributed;

     (b)  the quantity distributed in each regulated distribution unit category;

     (c)  the average charge per unit distributed;

     (d) the amount in respect of the Terms AL(t), and L(t), in paragraph 3 of Condition 3A calculated as therein provided;

     (e) the value of the term TA(dt), together with the value of each of its component parts, as detailed in paragraph 4 of Condition 3A;

     (f)  the information referred to at paragraph 8 of Condition 3F;




Manweb                                120                             April 1998

     (g) the statements and information referred to in paragraph A6, B2, C8, D1 and E10 of Schedule 3; and

     (h) in respect of the eighth relevant year only, the statements and information referred to in paragraph F7 of Schedule 3 of the Licence in the form in force on 31 March 1997;

     Provided that the statement to be provided in the ninth relevant year in respect of the immediately preceding relevant year shall contain the information required by paragraph 10 of Condition 3E of the Licence in the form in force on 31 March 1998.

10. Where the Director issues directions in accordance with paragraph 9 of Condition 3F or paragraphs A7, B3, C9, D5 or E11 of Schedule 3 then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 7 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 8) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

11. Where the Director issues such directions as are referred to in the preceding paragraph the Director may require the Licensee to provide a revised statement in respect of such of the specified items as may be affected by the directions, and the Licensee shall comply with such request.


Manweb                                121                             April 1998

Condition 3F. Allowance in respect of security costs


1. At any time during a security period, the Licensee may give notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

2. At any time during a security period, the Director may (having regard to his duties under the Act) by means of directions:

     (a) suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

     (b) introduce for the unexpired term of the security period new charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate:

          (i) to enable the Licensee to recover by means of increased charges an amount estimated as being equal to the Licensee's allowed security costs during such period;

          (ii) to ensure that such part of the amount referred to in sub-paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the Licensee as costs in its Distribution Business are recovered by means of appropriate equitable increases on the charges made by the Licensee in its Distribution Business; and

         (iii) to ensure that such part of the amount referred to in sub-paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the Licensee as costs in its Supply Business and its Second-Tier Supply


Manweb                                122                             April 1998

               Business respectively are recovered by appropriate equitable increases in the charges made by the Licensee in those Businesses.

     and the Licensee shall comply with the terms of any directions so issued.

3. At any time following a security period, the Director may (following such consultation with the Licensee and others as the Director may consider appropriate) issue directions suspending or modifying the charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new charge restriction conditions as in the opinion of the Director are appropriate in all the circumstances (including at the Director's discretion an appropriate adjustment having regard to any profit gained or foregone by the Licensee during the security period), and the Licensee shall comply with any directions so issued.

4. At any time within three months after the issue of directions by the Director under paragraph 3, the Licensee may serve on the Director a disapplication request in respect of such of the charge restriction conditions or any part or parts thereof as are specified in the request.

5. If within three months of the receipt by the Director of the disapplication request referred to in paragraph 4, the Director has either not agreed in writing to such disapplication request or has not made a reference to the Monopolies Commission under Section 12 of the Act relating to the modification of the charge restriction conditions, the Licensee may deliver one month's written notice to the Director terminating the application of the charge restriction conditions (or any part or parts thereof) as were specified in the disapplication request.

6. Subject to paragraphs 7 and 9, the Licensee shall in any relevant year be entitled to recover an aggregate amount equal to its allowed security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases on the charges made by the Licensee in each of its Distribution, Supply and Second-Tier Supply Businesses.


Manweb                                123                             April 1998

7.   Paragraph 6 shall not apply in so far as such allowed security costs:

     (a)  were otherwise recovered by the Licensee; or

     (b) were taken into account by the Director in setting charge restriction conditions by means of directions issued under paragraph 3 above.

8. The Licensee shall following the end of each relevant year provide to the Director, as being one of the specified items to be contained in the statement referred to at paragraph 8 of Condition 3E, details in respect of that relevant year of:

     (a)  the amount of the Licensee's allowed security costs; and

     (b) the aggregate amounts charged under paragraph 6 on account of the Licensee's allowed security costs; and

     (c) the bases and calculations underlying the increases in charges made by the Licensee in its Distribution, Supply and Second-Tier Supply Businesses under paragraph 6.

9. Where the Director is satisfied that the Licensee has recovered amounts in excess of the allowed security costs, the Director may issue directions requiring the Licensee to take such steps as may be specified to reimburse customers of or purchasers from the Distribution, Supply and Second-Tier Supply Business (as the case may be) for the excess amounts charged to them, and the Licensee shall comply with any directions so issued provided that if the excess amounts relate to allowed security costs paid to any authorised electricity operator, the Licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs from the relevant authorised electricity operator.

10. No amounts charged by the Licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the charge restriction provisions of Conditions 3A and 3B.


Manweb                                124                             April 1998

11. In this Condition:

"allowed security cost"  shall have the meaning ascribed to that term in the
                         Fuel Security Code.

"security period"        means a period commencing on the date on which any
                         direction issued by the Secretary of State under
                         Section 34(4)(b) of the Act enters effect and terminating on the date (being not earlier than the date such direction, as varied, is revoked or expires) as the Director, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as he shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.


Manweb                                125                             April 1998

Condition 3G. Duration of charge restriction conditions

1. The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the Licensee delivers to the Director a disapplication request made in accordance with paragraph 2 and:

     (a)  the Director agrees in writing to the disapplication request; or

     (b) their application (in whole or in part) is terminated by notice given by the Licensee in accordance with either paragraph 4 or paragraph 5.

2. A disapplication request pursuant to this Condition 3G shall (a) be in writing addressed to the Director, (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates and
     (c) state the date from which the Licensee wishes the Director to agree that the specified charge restriction conditions shall cease to have effect.

3. Save where the Director otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition 3G shall have effect earlier than that date which is the later of:

     (a) a date being not less than 18 months after delivery of the disapplication request; and either

     (b) in the case of distribution charges regulated under Condition 3A, 31st March 2000; or

     (c) in the case of supply charges regulated under Condition 3B, 31st March 2000.

4.   If the Director has not made a reference to the Monopolies Commission under
     Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the Licensee may deliver written notice to the Director terminating the application of such of


Manweb                                126                             April 1998
     the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5. If the Monopolies Commission makes a report on a reference made by the Director relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the Licensee may within 30 days after the publication of the report by the Director in accordance with
     Section 13 of the Act deliver to him written notice terminating the application of such charge restriction conditions with effect from the disapplication date or later.

6. A disapplication request or notice served under this Condition may be served in respect of a specific geographic area.



Manweb                                127                             April 1998

Condition 4. Prohibition of cross-subsidies and of discrimination in electricity sale contracts

1. The Licensee shall procure that no Separate Business gives any cross-subsidy to, or receives any cross-subsidy from, any other business of the Licensee or an affiliate or related undertaking of the Licensee or any other member of the ScottishPower Group (whether or not a Separate Business).

2. The Licensee shall not, and shall procure that any affiliate or related undertaking of the Licensee shall not, sell or offer to sell electricity under any electricity sale contract to any one relevant purchaser or person seeking to become a relevant purchaser on terms as to price which are materially more or less favourable than those on which it sells or offers to sell electricity under any electricity sale contract to comparable relevant purchasers. For these purposes, due regard shall be had to the circumstances of sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility and the dates and duration of the relevant agreements.

3.   For the purposes of paragraph 2:

     "relevant purchaser"               means any purchaser of electricity from
                                        the Licensee or any affiliate or related undertaking of the Licensee under an electricity purchase contract.


Manweb                                128                             April 1998

Condition 4A. Prohibition of discrimination in supply

1. This Condition applies where the Licensee is in a dominant position in a market for the supply of electricity to customers at premises.

2. Where this Condition applies the Licensee shall not supply or offer to supply electricity to customers in any market in which it is dominant on terms which are predatory.

3. Where this Condition applies, but subject to paragraph 4, the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity to customers in any market in which it is dominant:


     (a) show undue preference to any person (or class of persons) within such market;

     (b) exercise undue discrimination between any persons (or classes of person) within such market; or

     (c)  set terms which are unduly onerous.

4. Nothing in paragraph 3 shall prohibit the Licensee, within any area or class of customers (the "relevant area or class") in respect of which there is established competition in the supply of electricity, from supplying or offering to supply electricity on terms which are reasonably necessary to meet that competition, save that the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity:


     (a) show undue preference to any person (or class of persons) or exercise undue discrimination between any persons (or classes of person) within the relevant area or class of customers; or


Manweb                                129                             April 1998

     (b) set terms in respect of any person (or class of persons) in a market in which the Licensee is dominant, save such persons who are within the relevant area or class of customers, which are unduly onerous.

5. For the purposes of this Condition, terms are unduly onerous if the revenue from the supply of electricity to customers on those terms:


     (a)  significantly exceeds the costs of that supply; and

     (b) exceeds such costs to a significantly greater degree than the revenue from supply to all other customers of the Licensee (and of its affiliates and related undertakings) within the same market exceeds the costs of supply to those customers.

6. For the purposes of this Condition, a market may be defined by reference to a geographical area, or to a class of customer or both, save that no market defined by reference to Designated Customers shall comprise fewer than 50,000 such customers.

7. In determining, for the purposes of this Condition, whether any persons constitute a class of person, due regard shall be had to the circumstances of supply to such persons including (without limitation) volumes, load factors, conditions of interruptibility, location of premises being supplied and date and duration of the supply contract.

8. For the purposes of this Condition, the Director shall determine any question as to:


     (a) whether any area or class of customers constitutes a market for the supply of electricity;

     (b) whether the Licensee is dominant in any market for the supply of electricity;

     (c) whether there is established competition in respect of the supply of electricity in any area or to any class of customers; and


Manweb                                130                             April 1998

     (d) whether any terms are predatory, having due regard to whether such terms:

          (i) incorporate charges which do not reasonably cover the avoidable costs incurred in consequence of supplying the customers in question; and

          (ii) are intended or are likely to restrict, distort or prevent competition in the supply of electricity.

9. The Director may determine that the Licensee is dominant in a specified market:


     (a)  at any time prior to this Condition coming into force; or

     (b) having first consulted with the Licensee and such other persons as he considers appropriate (and having taken into account any representations made to him), at any time after this Condition has come into force.

     and where the Director does make such a determination he shall immediately notify the Licensee.

10. Where the Director has notified the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, the provisions of paragraphs 11 to 16 shall apply in respect of that market.

11. Where this paragraph applies the Licensee shall, prior to supplying or offering to supply electricity under a tariff or Designated Supply Contract on any new terms, give to the Director at least 28 days' notice in writing of its intention to supply on such terms.

12. For the purposes of this Condition, a tariff or Designated Supply Contract is on "new terms" if:


Manweb                                131                             April 1998

     (a) it is a form of tariff or Designated Supply Contract under which the Licensee has not previously supplied or offered to supply electricity;

     (b) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying the terms as to price; or

     (c) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying any other terms in such a manner as to significantly affect the evaluation of that tariff or contract.

13. Where the Licensee has given notice to the Director of its intention to supply on new terms it shall not supply or offer to supply electricity on such terms until either the period of notice given to the Director has expired and:

     (a) the Director has not given or sent to the Licensee a counter-notice (the "counter-notice") in accordance with paragraph 14; or

     (b) prior to the expiry of such period, the Director has informed the Licensee that he will not issue a counter-notice in respect of such terms.

14. The Director may issue a counter-notice where, having considered the new terms and having had regard to the likely effects of issuing such counter-notice (including, but not limited to, the likely effect upon the business of the Licensee), he determines that further consideration is required to assess whether such terms are in breach of the provisions of this Condition.

15. Where the Director issues a counter notice in respect of any new terms the Licensee shall not supply or offer to supply electricity on such terms until either:


     (a)  a period of 3 months from the date of the counter-notice has expired;
          or


                                      132                             April 1998
Manweb

     (b) prior to the expiry of such period, the Director indicates to the Licensee that he has no present intention of taking enforcement action under Section 25 of the Act in respect of such terms.

16.  Where the Director issues a counter-notice he may:


     (a)  give or send a copy of that counter-notice to any Interested Person;

     (b) invite representations from Interested Persons as to the matters to which the counter-notice relates; and

     (c) require the Licensee, within a reasonable period determined by the Director, to provide him with such further information relating to the new terms as he may specify (save that he may not virtue of this paragraph require the Licensee to furnish him with information for the purpose of exercising his functions under Section 48 of the Act), and the Director shall take into account any representations made to him by the Licensee in respect of such terms.

17. The Director may, at any time after notifying the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, determine that the Licensee is no longer dominant in that market, and where he does make such a determination:

     (a)  the Director shall immediately notify the Licensee; and

     (b) the provisions of paragraphs 11 to 16 shall cease to apply in respect of the specific market.

Manweb                                133                             April 1998

18. For the purposes of this Condition, any reference to the Licensee being dominant in a market for the supply of electricity shall be treated as a reference to the Licensee, taken together with its affiliates and related undertakings, being so dominant.

19.  In this Condition:

     "Interest Persons"           means all Electricity Suppliers which supply
                                  electricity within the market or area or to the class of customers in question, the Relevant Consumers' Committee and such other persons or bodies as in the opinion of the Director have a legitimate interest in the terms on which the Licensee supplies electricity.

     "terms" means all the terms on which a supply of electricity is offered or provided which significantly affect the evaluation of that supply, and shall include all terms as to price


Manweb                                134                             April 1998

Condition 4B. Duration of discrimination conditions

1. Condition 4A shall cease to have effect (in whole or in part, as the case may be) if the Licensee makes a disapplication request in accordance with this Condition and:

     (a)  the Director agrees in writing to that request; or

     (b) the application of Condition 4A (in whole or in part) is terminated by notice given by the Licensee in accordance with paragraph 4 or 5 of this Condition.

2. A disapplication request pursuant to this Condition may be made by the Licensee only where the Director has notified it, in accordance with paragraph 9 of Condition 4A, of his determination that the Licensee is dominant in a specified market, and any such request shall:

     (a)  be made in writing to the Director;

     (b) specify whether the request relates to the whole of Condition 4A or any part or parts thereof; and

     (c) state the date (the "disapplication date") from which the Licensee wishes the specified provisions of Condition 4A to cease to have effect, which date shall be in accordance with paragraph 3 and not earlier than 12 months after the date on which the request is made.

3. Where the Licensee was notified by the Director prior to this Condition coming into force of his determination that the Licensee is dominant in a specified market, no disapplication request made by the Licensee shall be effective to disapply any of the provisions of Condition 4A prior to 31 March 2000.

4. If the Director has not by the date which is 6 months prior to the disapplication date made a reference to the Monopolies Commission (under
     Section 12 of the Act)


Manweb                                135                             April 1998
     relating to the modification of Condition 4A, the Licensee may give to the Director a notice in writing terminating the application of such of the provisions of Condition 4A as are specified in the disapplication request with effect from the disapplication date or from any later date specified in the notice.

5. If the Monopolies Commission reports on a reference made by the Director relating to the modification of Condition 4A and does not conclude that the disapplication of any of the provisions of that Condition (being provisions specified in the disapplication request) would or may be expected to operate against the public interest, the Licensee may within 30 days of the publication of the report under Section 13 of the Act give to the Director notice in writing terminating the application of such provisions with effect from the disapplication date or any later date specified in the notice.


Manweb                                136                             April 1998

Condition 5. Obligation on economic purchasing

1. Subject to paragraph 6, the provisions of paragraph 2 shall apply separately in relation to purchases of electricity from the following sources:

     (a)  qualifying renewable generation;

     (b)  qualifying non-fossil generation; and

     (c)  generation from any source other than as referred to in sub-paragraphs
          (a) and (b) above.

2. In respect of each category referred to in paragraph 1 above, and subject to paragraph 4 below, the Licensee shall:

     (a)  itself purchase;

     (b) procure any affiliate of the Licensee (other than any member of the ScottishPower Group) to purchase; and

     (c) in so far as it is able through the exercise of voting rights or otherwise to do so, procure any related undertaking of the Licensee or any defined undertaking to purchase electricity at the best effective price reasonably obtainable having regard to the sources available.

3. In determining the effective price at which electricity is purchased by the Licensee or any affiliate or related undertaking of the Licensee or any defined undertaking, regard shall be had to any payments made or received or to be made or received for the grant of or pursuant to any electricity purchase contract.


Manweb                                137                             April 1998

4. In the discharge of its obligations under paragraph 2 above, the Licensee may additionally have regard to any considerations liable to affect its ability and that of any affiliate of the Licensee to discharge its obligations under this Condition in the future, including the future security, reliability and diversity of sources of electricity available for purchase.

5. In this Condition (and subject to paragraph 6) references to qualifying renewable generation and to qualifying non-fossil generation shall refer to generation from capacity of that description which:

     (a) has been contracted by the Licensee or any defined undertaking under an arrangement certified by the Secretary of State under Section 32(7) of the Act which was entered into prior to the date this License enters force; or

     (b) is available to be contracted under arrangements to be produced to the Director in satisfaction of an obligation imposed on the Licensee by Order made under Section 32 of the Act after this License enters force.

6. Notwithstanding that generation may previously have been contracted as being qualifying renewable generation or qualifying non-fossil generation (as the case may be), it shall cease to be so treated to the extent that:

     (a) the Licensee (or any affiliate or related undertaking of the Licensee or any defined undertaking) enjoys contractual freedom to vary or discontinue its obligation to purchase such generation; and

     (b) capacity from which qualifying renewable or non-fossil generation (as the case may be) is otherwise contracted by the Licensee or any affiliate or related undertaking of the Licensee or any defined undertaking is equal to or exceeds the aggregate capacity specified in any Orders previously made under Section 32 of the Act and continuing in force, as being required to be available to the Licensee at that time or in respect of any future period covered by such Orders.


Manweb                                138                             April 1998

7. Paragraphs 2, 3 and 4 of this Condition shall apply mutatis mutandis where the Licensee exercises a discretion or (by agreement or otherwise) varies the terms of an existing contract (whether or not entered into prior to the date of entry into force of this Licence) in such a manner as to alter the effective price under such contract.

8.   In this Condition:

     "defined undertaking"              means Non-Fossil Purchasing Agency
                                        Limited or other entity through which
                                        the Licensee enters into qualifying
                                        arrangements within the meaning of
                                        Section 33 of the Act.

     "purchase"                         includes the acquisition of electricity
                                        from sources falling to be treated as
                                        own-generation for the purpose of
                                        Condition 6, and the purchase of
                                        electricity under electricity purchase
                                        contracts.

     "qualifying non-fossil             shall include generation from renewable
     generation"                        sources which for the time being has not
                                        been contracted as being qualifying
                                        renewable generation.



Manweb                                139                             April 1998

Condition 6. Restriction on own generation capacity

1. The Licensee shall procure that, with effect from the transfer date, the Generation Business of the Licensee is held as a Separate Business by or through a wholly-owned subsidiary of the Licensee.

2. Save with the prior written consent of the Director or in the circumstances described in paragraph 3 below, the Licensee shall at all times ensure that the sum of the amounts in megawatts (calculated as provided under paragraphs 4 and 5 below) represented by the declared net capacity of the Licensee's own-generation sets and the appropriate share of the declared net capacity of generation sets in which the Licensee has an accountable interest shall not exceed 550 megawatts.

3. Where the Licensee is in breach of paragraph 2 by reason of the acquisition of own-generation sets or an accountable interest in other generation sets in consequence of the occurrence of a specified event affecting the operator or any third party, the Licensee shall forthwith notify the Director for the purpose of obtaining such consent as is specified in paragraph 2.

4. For the purposes of calculating the limit under paragraph 2 and subject to paragraph 5, there shall be attributed to the Licensee:

     (a) the whole of the declared net capacity represented by own-generation sets; and

     (b) the appropriate share (namely the share representing the Licensee's economic interest therein) of the declared net capacity of generation sets in which it has an accountable interest, ascertained in such manner as the Licensee with the approval of the Director may determine.

5. Where the Director is satisfied that by virtue of the Licensee's economic interest (ascertained in such manner as the Director may determine) therein:


Manweb                                140                             April 1998

     (a) generation sets in which the Licensee has only an accountable interest should more properly be treated as own-generation sets; or

     (b) own-generation sets should more properly be treated as sets in which the Licensee only has an accountable interest; or

     (c) own-generation sets, or generation sets in which the Licensee has an accountable interest, should not be treated as falling in either category; or

     (d) generation sets not declared as sets in which the Licensee has an accountable interest, should be treated as generation sets in which the Licensee has an accountable interest the Director may issue directions to the effect.

6. For the purpose of this Condition and subject to paragraphs 5 and 9, the Licensee shall have an accountable interest in a generation set in circumstances where (such generation set not being an own-generation set of the Licensee):

     (a) the operator is related undertaking of the Licensee or any affiliate of the Licensee; or

     (b) the Licensee or any affiliate of the Licensee is in partnership with or is party to any arrangement for sharing profits or cost-savings or any joint venture with the operator or with any third party with regard to the operator; or

     (c) the Licensee or any affiliate of the Licensee has (directly or indirectly):

          (i)  any beneficial shareholding interest in the operator; or

          (ii) any beneficial underlying interest in the generation set; or


Manweb                                141                             April 1998

         (iii) provided or agreed to provide finance to the operator otherwise than on arm's length terms; or

          (iv) provided or agreed to provide, or has determined or is responsible for determining the price (or other terms affecting the financial value) of, the fuel used in the generation sets and is entitled under a contract of no less than 5 years' duration:

               (aa) to a share of the declared net capacity of the generation set; or

               (bb) to a share of the declared net capacity of a generation set being the own-generation set of another Authorised Electricity Operator or in which such Authorised Electricity Operator has an accountable interest, under arrangements for the exchange of capacity entitlement or supplies of electricity representing such entitlement between the Licensee or its affiliate and such Authorised Electricity Operator.

7. Paragraph 6 shall be applied in relation to the calculation of an accountable interest in generation sets of any other Authorised Electricity Operator as if the references therein to the Licensee were replaced by references to such Authorised Electricity Operator.

8. References in paragraph 6 to contracts giving entitlements to a share of declared net capacity shall include electricity sale or purchase contracts where rights under such contract are exercisable by reference to an identified generation set or to amounts generated at such set.

9. The Licensee shall not be deemed to have an accountable interest in a generation set where:


Manweb                                142                             April 1998

     (a) such generation set is owned and operated by the National Grid Company plc or a wholly-owned subsidiary thereof under a licence granted pursuant to Section 6 of the Act; or

     (b) the Licensee's interest arises wholly under the terms of the Pooling and Settlement Agreement or (other than as provided in paragraph 8) under any electricity purchase or sale contract; or

     (c) the Licensee's interest arises solely by virtue of arrangements for the sharing with the operator of any generation set of the risks associated with changes in the price of fuel used by the generation set during the term of any such contract as is referred to in paragraph 6 or 8 above.

10. The Licensee shall, on each such occasion as it provides to the Director separate accounts for the Generation Business pursuant to paragraph 3(b)(i) of Condition 2 and at any other time upon request of the Director, provide to the Director a statement:

     (a) confirming compliance with paragraphs 1, 2 and 3 above as at the date of the statement and throughout the period since the last such statement; and

     (b) identifying (in such detail and with such supporting documents or information as the Director may require) the amount of capacity in megawatts represented by the declared net capacity of own-generation sets attributable to the Licensee and the appropriate share of the Licensee in the declared net capacity of generation sets in which the Licensee has an accountable interest, as at the date of the statement.

11. Where the Director is satisfied that the basis of calculation used by the Licensee is not in conformity with paragraphs 4 and 5 above, the Director may issue directions specifying an alternative basis of calculation, and the basis of calculation by the Licensee shall be adjusted accordingly with effect from the date of issue of the directions or such other date as may be specified in the directions.


Manweb                                143                             April 1998

12.  In this Condition:

     "operator"                         means, in relation to any generation
                                        set, the Authorised Electricity Operator or any person for the time being responsible (under contract or otherwise) for the generation or sale of electricity from such plant.

     "own-generation set"               means any generation set the majority
                                        beneficial ownership of which is vested
                                        in the Licensee or an affiliate of the
                                        Licensee or in respect of which the
                                        Licensee or an affiliate of the Licensee is the operator and references to own-generation sets of another
                                        Authorised Electricity Operator shall be construed as if the references herein to the Licensee were replaced by references to that Authorised Electricity Operator.

     "specified event"                  means any such event as is described in
                                        paragraph (1)(f) of Schedule 2 to this
                                        Licence but for this purpose as if
                                        references to the Licensee were replaced by references to the operator or third party in question.

     "underlying interest"              in relation to any generation set means
                                        any interest arising by reason of the
                                        Licensee or affiliate or any related
                                        undertaking of the Licensee or affiliate
                                        (whether alone or with others):

                                        (a)  holding or being entitled to
                                             acquire an interest in the land on
                                             which the


Manweb                                144                             April 1998
                                             generation set, or any part
                                             thereof, is built;

                                        (b)  being in partnership with or party
                                             to any arrangement for sharing of
                                             profits or cost-savings or any
                                             joint venture with any person
                                             holding or entitled to acquire an
                                             interest in the land on which the
                                             generation set, or any part
                                             thereof, is built;


                                        (c)  owning any electrical plant
                                             situated on or operated as a unit
                                             with the generation set (and for
                                             such purpose, any electrical plant
                                             or equipment to the possession of
                                             which the Licensee, affiliate or
                                             related undertaking is entitled
                                             under any agreement for hire, hire
                                             purchase, conditional sale or loan
                                             shall be deemed to be owned by such
                                             person) provided always that such
                                             electrical plant shall not be
                                             deemed to be operated as a unit
                                             with any generation set by reason
                                             only of connections with any other
                                             system for the transmission or
                                             distribution of electricity; or

                                        (d)  having obtained any consent under
                                             Section 36 of the Act required for
                                             the construction or extension of
                                             the generation set or any part
                                             thereof.


Manweb                                145                             April 1998

Condition 7. Tariffs

1. The Licensee shall ensure that any tariffs fixed under Section 18 of the Act shall be so framed as separately to identify:

     (a)  the use of system element in the Licensee's charges; and

     (b) the charges in respect of the supply of electricity to tariff customers.

2. Where the Director considers that by reason of the complexity of any such tariffs fixed by the Licensee, simplified explanatory statements are required or expedient for the understanding of tariff customers, the Director may direct the Licensee to draw up such explanatory statements and thereafter to publish them with the tariffs to which they relate.


Manweb                                146                             April 1998

Condition 7A. Arrangements for informing customers on revocation of Licence


1. The Licensee shall comply with a direction from the Director in the following terms where the Director:

     (a) is, or is aware that the Secretary of State is, about to revoke a Licence granted to another Electricity Supplier to supply electricity (in this Condition known as the "First Supplier"); and

     (b) considers that the Licensee is able to supply electricity to the customers of the First Supplier without significantly prejudicing the supplies of electricity which the Licensee makes or is contracted to make.

2. The Director shall only issue a direction in accordance with paragraph 1 when the Secretary of State or, as the case may be, the Director has served the First Supplier with a notice that he is revoking the First Supplier's Licence to supply electricity in accordance with the terms of the First Supplier's Licence, or such earlier date as the Director may agree with the First Supplier.

3. A direction issued in accordance with paragraph 1 shall require that the Licensee shall, within the period specified by the Director, send a written notice in a form approved by the Director to each of the persons or premises specified or described in the direction:

     (a) informing the customer in question that, notwithstanding any contract he may have with the First Supplier, the First Supplier is no longer supplying him with electricity and has not done so since the revocation took effect or, where the notice has been sent before the revocation has taken effect, will be no longer supplying him with electricity when it takes effect.

     (b) informing the customer that the customer must from the moment the revocation takes effect enter into a new contract for supply with another


Manweb                                147                             April 1998

          Electricity Supplier of the customer's choice, and that he is free to request a supply from the Licensee; and

     (c) setting out the terms upon which the Licensee is prepared to supply electricity if requested.


Manweb                                148                             April 1998

Condition 7B. The Programme Implementation Agreement

1. The Licensee shall, where the Director has given it a written direction to do so, enter into and comply with the Programme Implementation Agreement established in accordance with paragraph 4.

2. The Programme Implementation Agreement shall be concerned with matters relating to the effective implementation of trading and other arrangements between the Licensee and other Relevant Parties which, in the reasonable opinion of the Director following consultation with all Relevant Parties, are or are likely to be necessary and appropriate to provide for the effective and timely facilitation of competition in the supply of electricity.

3.   The Programme Implementation Agreement may include provisions relating to:


     (a) the operation and management of procedures for the testing, trialing and integration of those systems, processes and procedures required to facilitate competition in the supply of electricity;

     (b) the obligations of each of the Relevant Parties in respect of the procedures defined under sub-paragraph (a);

     (c) limitations of the liability of the Licensee and of such other persons as are specified in the Agreement in respect of actions taken in connection with the Agreement;

     (d) the provision of information as between Relevant Parties and to other persons specified in the Agreement;

     (e) the determination of the specification of systems, processes and procedures to be tested, trialed and integrated in accordance with the Agreement, except in those circumstances where the Director considers that any of the Relevant


Manweb                                149                             April 1998

          Parties has entered into another agreement which adequately provides for such specification to be otherwise determined;

     (f) the settling by the Director of disputes between Relevant Parties in relation to matters covered by the Agreement; and

     (g) the establishment of a board (the "Implementation Board"), comprising appropriate persons appointed by the Director following consultation with the Relevant Parties, which shall:

          (i)  oversee the conduct of the Agreement;

          (ii) advise the Director and the Relevant Parties of any matters upon which they may reasonably seek advice in relation to matters covered by the Agreement, including the operation and management of procedures established under the Agreement; and

         (iii) undertake such other functions as in the reasonable opinion of the Director are necessary to provide for the effective and timely facilitation of competition in electricity supply.

4. The Programme Implementation Agreement shall be that established by agreement between the Relevant Parties with the approval of the Director or, where the Relevant Parties cannot agree (or where in the opinion of the Director such agreement is unlikely to be reached within a reasonable period) and where:

     (a) the Director has sent to each of the Relevant Parties a notice (the "proposals notice") setting out his own proposals in relation to the content of the Programme Implementation Agreement; and

     (b) following consideration of any comments received from any of the Relevant Parties within 21 days of the issue of the proposals notice, and having made


Manweb                                150                             April 1998
          such changes to his proposals as the Director considers appropriate, the Director has given to each of the Relevant Parties a notice setting out his final proposals (the "confirmation notice"), the Programme Implementation Agreement shall, unless within 7 days of the issue of the confirmation notice the parties have reached agreement with the approval of the Director as to an alternative, be established in accordance with the terms of the Director's confirmation notice.

5. With regard to the provisions of paragraph 1 to 4, and following consultation with the Relevant Parties and with such other persons or bodies as appear to the Director to represent the interests of those likely to be affected, the Director may issue a direction that specified parts of the Relevant Conditions shall take effect at such time and in such cases or circumstances as he shall direct.

6. In issuing a direction in accordance with paragraph 5 the Director shall have regard to the need to provide for effective arrangements to facilitate competition in the supply of electricity to customers and for the effective maintenance of existing trading arrangements in respect of the supply of electricity.

7. This Condition shall cease to be in force on whichever is the latest of the following dates:

     (a)  30 September 1998;

     (b) the date which is 6 months after the latest date upon which any provision in accordance with paragraph 3 (but excluding sub-paragraph 3(c)) ceases to have effect; or

     (c) such other date as may be agreed between the Director and the Licensee.


8.   In this Condition:


Manweb                                151                             April 1998

     "Relevant Conditions"              means Conditions 7A, 7B, 8B, 11A to 11F,
                                        18 to 23C, 30 to 33 and the Contract
                                        Terms Conditions of this Licence.

     "Relevant Parties"                 means the Licensee, other Authorised
                                        Electricity Operators, the Electricity
                                        Pool of England and Wales and Scottish
                                        Electricity Settlements Ltd.


Manweb                                152                             April 1998

Condition 8. Basis of charges for top-up and standby supplies or sales of electricity, exempt supply services, use of system and connection to the system: requirements for transparency

1. The Licensee shall as soon as practicable and in any event within 28 days after this Licence has come into force prepare statements in a form approved by the Director setting out the basis upon which the charges for the provision of top-up and standby supplies or sales of electricity and for exempt supply services (in each case, as part of the Supply or Second Tier Supply Business ), for use of system and for connection to the Licensee's Distribution System (in each case, as part of the Distribution Business) will be made, in all cases in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services, and (without prejudice to the foregoing) including the information set out in paragraphs 2 to 5.

2. The statement referred to in paragraph 1 shall, in respect of the provision of top-up and standby supplies or sales of electricity, set out the methods by which and the principles on which the charges for the provision of each top-up supplies or sales and standby supplies or sales will be made.


3. The statement referred to in paragraph 1 shall, in respect of the provision of exempt supply services, set out the methods by which and the principles on which charges for the provision of such services will be made.

4. The statement referred to in paragraph 1 shall in respect of use of system include:

     (a) a schedule of charges for the distribution of electricity under use of system;

     (b) a schedule of adjustment factors to be made in respect of distribution losses, in the form of additional supplies required to cover those distribution losses;


Manweb                                153                             April 1998

     (c) the methods by which and the principles on which the charges (if any) for availability of distribution capacity on the Licensee's Distribution System will be made; and

     (d) save to the extent that such matters are included in any statement prepared in accordance with Condition 11E:

          (i) a schedule of charges in respect of meter reading, accounting and administrative services; and

          (ii) a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of such meters or electrical plant.

5. The statement referred to in paragraph 1 shall in respect of connections to the Licensee's Distribution System include (save to the extent that such matters are included in any statement prepared in accordance with Condition
     11E):

     (a) a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant or meters) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the Licensee's Distribution System for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

     (b) the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the Licensee's Distribution System rendered (in the Licensee's discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;


Manweb                                154                             April 1998

     (c) the methods by which and the principles on which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the Licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

     (d) the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, repair, and replacement required of electric lines, electrical plant or meters provided and installed for making a connection to the Licensee's Distribution System;

     (e) the methods by which and principles on which any charges will be made for the provision of special metering or telemetry or data processing equipment by the Licensee for the purposes of enabling any person which is party to the Pooling and Settlement Agreement to comply with its obligations in respect of metering thereunder, or for the performance by the Licensee of any service in relation thereto; and

     (f) the methods by which and principles on which any charges will be made for disconnection from the Licensee's Distribution System and the removal of electrical plant, electric lines and ancillary meters following disconnection.

6. The basis on which charges for the provision of top-up and standby supplies or sales of electricity shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

7. The basis on which charges for the provision of exempt supply services shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

8. Use of system charges for those items referred to in paragraph 4 shall be determined on the same basis as is applied by the Licensee when determining the use of system element of tariffs fixed pursuant to Section 18 of the Act and Condition 7.


Manweb                                155                             April 1998

9. Connection charges for those items referred to in paragraph 5 shall be set at a level which will enable the Licensee to recover:

     (a) the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the Licensee's Distribution System or the provision and installation, maintenance, repair, and replacement or (as the case may be) removal following disconnection of any electric lines, electrical plant or meters; and

     (b)  a reasonable rate of return on the capital represented by such costs.

10. If so requested and subject to paragraphs 11 and 16, the Licensee shall, as soon as practicable and in any event within 28 days (or where the Director so approves such longer period as the Licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 17 give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the Licensee's Distribution System specified in the request and fault levels for each distribution node covered by the request and containing:

     (a) such further information as shall be reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the Licensee's Distribution System specified in the request; and

     (b) if so requested, a commentary prepared by the Licensee indicating the Licensee's views as to the suitability of the part or parts of the Licensee's Distribution System specified in the request for new connections and the distribution of further quantities of electricity.

11. The Licensee shall include in every statement given or sent under paragraph 10 the information required by that paragraph except that the Licensee may:


Manweb                                156                             April 1998

     (a) with the prior consent of the Director omit from any such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Director, seriously and prejudicially affect the commercial interests of the Licensee or any third party; and

     (b) omit information the disclosure of which would place the Licensee in breach of Condition 12.

12. The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statements prepared in accordance with paragraph 1 and shall, at least once in every year this Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

13. The Licensee shall send a copy of the statements prepared in accordance with paragraph 1, and of each revision of such statements in accordance with paragraph 12, to the Director.

14. The Licensee shall give or send a copy of the statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements in accordance with paragraph 12, to any person who requests a copy of such statement or statements.

15. The Licensee may make a charge for any statement given or sent pursuant to paragraph 14 of an amount which shall not exceed the amount specified in directions issued by the Director for the purposes of this Condition based on the Director's estimate of the Licensee's reasonable costs of providing such a statement.

16. The Licensee may within 10 days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 10, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Director may, upon application of the Licensee or the person requesting such statement, direct.


Manweb                                157                             April 1998

17. For the purposes of paragraph 10, the date referred to shall be the latest of

     (a)  the date of receipt of the request referred to in paragraph 10, or

     (b) the date on which the Licensee receives agreement from the person making the request to pay the amount estimated or such other amount as is determined by the Director (as the case may be) under paragraph 16.

18. The Licensee shall, not less than 5 months prior to the date on which it proposes to amend its use of system charges in respect of any agreement for use of system, send to the Director a notice setting out the Licensee's proposals in relation to such amendment together with an explanation of the proposed amendment (including a statement of any assumptions on which such proposals are based), and the Licensee shall send a copy of such notice to any person who has entered into an agreement for use of system under Condition 8B.

19. Except with the prior consent of the Director, the Licensee shall not amend its use of system charges in respect of any agreement for use of system save to the extent that is has given prior notice of the amendment in accordance with paragraph 18 and such amendment reflects the proposals made in the notice (subject only to revisions consequent upon material changes in the matters which were expressed, in the statement which accompanied the notice, to be assumptions on which the proposals were based).


Manweb                                158                             April 1998

Condition 8A. Non-discrimination in the provision of top-up or standby supplies or sales of electricity, exempt supply services, use of system and connection to the system

1. In the provision of top-up or standby supplies or sales of electricity, in the carrying out of works for the purpose of connection to the Licensee's Distribution System or in providing for the retention of a connection to its Distribution System, the Licensee shall not discriminate:

     (a)  between any persons or class or classes of persons; or

     (b) as between the Licensee (in the provision of connections by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second-Tier Supply Business) and any person or class or classes of persons.

2.   In the provision of use of system the Licensee shall not discriminate:

     (a) between any Authorised Electricity Operators or class of classes thereof, or

     (b) as between the Licensee (in the provision of use of system by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second-Tier Supply Business) and any Authorised Electricity Operator or class or classes thereof.

3. In the provision of exempt supply services the Licensee shall not discriminate between any Exempt Suppliers or class or classes thereof.

4.   Without prejudice to paragraphs 1 to 3, the Licensee shall not:

     (a) make charges for the provision of top-up or standby supplies or sales of electricity to any person or class or classes of persons;


Manweb                                159                             April 1998

     (b) make charges for use of system to any Authorised Electricity Operator or class or classes thereof; or

     (c) make charges for exempt supply services to any Exempt Supplier or class or classes thereof which differ from the charges for such provision:

     (i) (in the case of top-up or standby supplies or sales of electricity) to any other person or class or classes of person,

     (ii) (in the case of use of system):


          (aa) to any other Authorised Electricity Operator or to any class or classes thereof; or

          (bb) to the Licensee (in the provision of use of system by the Licensee as part of its Distribution Business to itself for the purposes of the Supply Business or the Second-Tier Supply Business); or

    (iii) (in the case of exempt supply services) to any other Exempt Supplier or class or classes thereof except in so far as such differences reasonably reflect differences in the costs associated with such provision.

5. The Licensee shall not in setting its charges for provision of top-up or standby supplies or sales of electricity, for exempt supply services or for use of system restrict, distort or prevent competition in the generation, distribution or supply of electricity.


Manweb                                160                             April 1998

Condition 8B. Requirement to offer terms

1. On application made by any Authorised Electricity Operator the Licensee shall (subject to paragraph 7) offer to enter into an agreement for use of system:

     (a) to accept into the Licensee's Distribution System at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such Authorised Electricity Operator; and/or

     (b) to distribute such quantities of electricity as are referred to in sub-paragraph (a) (less any distribution losses) at such exit point or points on the Licensee's Distribution System and to such person or persons as the Authorised Electricity Operator may specify; and

     (c) specifying the use of system charges to be paid by the Authorised Electricity Operator, such charges (unless manifestly inappropriate) to be referable to the statement referred to at paragraphs 1 and 4 of Condition 8 or any revision thereof, and to be in conformity with the requirements of paragraph 8 of Condition 8;

     (d) containing (where appropriate) the provisions referred to in paragraph 2 of Condition 21;

     (e) including terms requiring and entitling the Authorised Electricity Operator to act (where appropriate) as agent of the Licensee in order to procure an agreement on the Standard Terms of Connection between the Licensee and each customer of the Authorised Electricity Operator at premises which are to be supplied with electricity through an established connection;

     (f) where the applicant is an Exempt Supplier, requiring such Exempt Supplier either to enter into an agreement with the Licensee for exempt supply services or to enter into an equivalent agreement with another Electricity Supplier; and


Manweb                                161                             April 1998

     (g) containing such further terms as are or may be appropriate for the purposes of the agreement.

2.   On application made by any person, the Licensee shall (subject to paragraph
     7) offer to enter into an agreement for the provision of a connection or for the modification of an existing connection to the Licensee's Distribution System and such offer shall make detailed provision regarding:

     (a) the carrying out of works (if any) required to connect the Licensee's Distribution System to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

     (b) the carrying out of works (if any) in connection with the extension or reinforcement of the Licensee's Distribution System rendered (in the Licensee's discretion) appropriate or necessary by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purpose;

     (c) (save to the extent that such matters are included in any agreement offered in accordance with Condition 11C) the installation of appropriate meters (if any) required to enable the Licensee to measure electricity being accepted into the Licensee's Distribution System at the specified entry point or points or leaving such system at the specified exit point or points;

     (d) the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision by the Licensee of top-up or standby supplies or sales of electricity;

     (e) (save to the extent that such matters are included in any agreement offered in accordance with Condition 11C) the installation of special metering, telemetry or data processing (if any) for the purpose of enabling any person which is


Manweb                                162                             April 1998
          party to the Pooling and Settlement Agreement to comply with its obligations in respect to metering or the performance by the Licensee of any service in relation to such metering thereunder;

     (f) the date by which any works required to permit access to the Licensee's Distribution System (including for this purpose any works to reinforce or extend the Licensee's Distribution System) shall be completed (time being of the essence unless otherwise agreed by the person seeking connection);

     (g) the connection charges to be paid to the Licensee, such charges (unless manifestly inappropriate):

          (i) to be presented in such a way as to be referable to the statement referred to in paragraphs 1 and 5 of Condition 8 or any revision thereof; and

          (ii) to be set in conformity with the requirements of paragraph 9 of Condition 8 and (where relevant) of paragraph 5 of this Condition; and

     (h) containing such further terms as are or may be appropriate for the purpose of the agreement.

3.   On application made by any person the Licensee shall (subject to paragraph
     7) offer to enter into an agreement to provide top-up or standby supplies or sales of electricity, such offer to make provision for the charges to be made in respect of top-up or standby supplies or sales of electricity, which shall:

     (a) be presented in such a way as to be referable to the statement referred to at paragraphs 1 and 2 of Condition 8 or any revision thereof; and

     (b)  be set in conformity with the requirements of paragraph 6 of Condition
          8.

4. On application made by any Exempt Supplier the Licensee shall (subject to paragraph 7) offer to enter into an agreement for exempt supply services within its authorised area and such offer shall make detailed provision regarding:

     (a) the making, maintenance and termination by the Licensee of registrations under and in accordance with the Master Registration Agreement in relation to premises to which the Exempt Supplier supplies or is required to supply electricity;

     (b) the exchange between the Licensee and Exempt Supplier of such information as is required for the performance of the Licensee's obligations in accordance with sub-paragraph (a);

     (c) the appointment by the Exempt Supplier of an appropriate provider of meter operation, data retrieval, data processing and data aggregation services in relation to premises to which it supplies electricity;

     (d) the apportionment and settlement by the Licensee of charges incurred by it by virtue of registrations under the Master Registration Agreement which are made, maintained and terminated in accordance with sub-paragraph (a);

     (e) the payment by the Exempt Supplier of charges for exempt supply services, such charges (unless manifestly inappropriate) to be referable to the statement referred to at paragraphs 1 and 3 of Condition 8 or any revision thereof and to be in conformity with the requirements of paragraph 7 of Condition 8;

     (f) the reimbursement by the Exempt Supplier (by way of indemnity) of all charges incurred by the Licensee by virtue of registrations made and maintained in accordance with sub-paragraph (a);

     (g) the provision by the Exempt Supplier to the Licensee of reasonable security or collateral for the performance of its obligations under the agreement;


Manweb                                164                             April 1998

     (h) the varying of the agreement including the making of amendments necessary to give effect to any determination made by the Director in respect of the agreement; and

     (i) such further matters as are or may be appropriate for the purposes of the agreement.

5. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under an agreement for making a connection or modification to an existing connection, the Licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person as a result of the carrying out of such works whether by reason of the reinforcement or extension of the Licensee's Distribution System or the provision of additional entry or exit points on such system or otherwise;

     (b) the ability or likely future ability of the Licensee to recoup a proportion of such costs from third parties; and

     (c)  the principles that:

          (i) no charge will normally be made for reinforcement of the existing Distribution System if the new or increased load requirement does not exceed 25 per cent. of the existing effective capacity at the relevant points on the system; and

          (ii) changes will not generally take into account system reinforcement carried out at more than one voltage level above the voltage of connection.


Manweb                                165                             April 1998

6. The Licensee shall offer terms for agreements in accordance with paragraphs 1 to 4 as soon as practicable and (save where the Director consents to a longer period) in any event not more than the period specified in paragraph 8 after receipt by the Licensee (or its agent) from:

     (a)  in the case of paragraph 1, an Authorised Electricity Operator;

     (b)  in the case of paragraphs 2 and 3, any person; and

     (c)  in the case of paragraph 4, an Exempt Supplier

     of all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

7. The Licensee shall not be obligated pursuant to this Condition to offer to enter or to enter into any agreement if:

     (a)  to do so would be likely to involve the Licensee being:

          (i)  in breach of its duties under section 9 of the Act;

          (ii) in breach of the Electricity Supply Regulations 1988 or of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the Distribution Business;

         (iii) in breach of the Grid Code or the Distribution Code; or

          (iv) in breach of the Conditions;


Manweb                                166                             April 1998

     (b) the person making the application does not undertake to be bound, in so far as applicable, by the terms of the Distribution Code or the Grid Code from time to time in force;

     (c) in the case of a person making application for use of system under paragraph 1, such person ceases to be an Authorised Electricity Operator; or

     (d) in the case of a person making application for exempt supply services under paragraph 4, such person ceases to be an Exempt Supplier.

8.   For the purpose of paragraph 6, the period specified shall be:

     (a) in the case of persons seeking use of system, exempt supply services or top-up or standby supplies or sales of electricity only, 28 days;

     (b) in the case of persons seeking connection or a modification to an existing connection, 3 months; and

     (c) in the case of persons seeking use of system or top-up or standby supplies or sales of electricity in conjunction with connection, 3 months.

9. The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to The Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60 and 64(1) of the Act.


Manweb                                167                             April 1998

Condition 8C. Requirement to offer Standard Terms of Connection

1. The Licensee shall, within 28 days after this Condition has come into force, prepare and submit to the Director for his approval the standard terms of an agreement (the "Standard Terms of Connection") to provide, as between the Licensee and any customer, for the retention of an established connection at premises which are to be supplied with electricity through such a connection.

2. The Licensee may, subject to the approval of the Director, prepare different Standard Terms of Connection for different cases or classes of customer or premises, clearly identifying the criteria used to distinguish between such cases or classes.

3. The Licensee shall from time or time, and whenever requested to do so by the Director, review the Standard Terms of Connection with a view to determining whether any revision should be made to such terms, and in the course of the review the Licensee shall consult with the Relevant Consumers' Committee, all other public electricity suppliers and all Second Tier Suppliers which supply electricity within the authorised area.

4. At the conclusion of any review in accordance with paragraph 3 the Licensee shall submit to the Director:

     (a) a proposal for the revision of the Standard Terms of Connection (or, where the Licensee considers it appropriate in all the circumstances, a proposal that no revision should be made to the Standard Terms of Connection); and

     (b) the reasons for its proposal, together with a summary of responses received from such parties as were consulted by the Licensee.

5. A proposal made by the Licensee in accordance with paragraph 4 shall require to be approved by the Director and, following such approval in writing, the Licensee shall


Manweb                                168                             April 1998
     accordingly revise (or, as the case may be, shall make no revision to) the Standard Terms of Connection.

6. The Licensee shall, in such manner as will in the opinion of the Licensee secure adequate publicity therefor:

     (a) publish, no later than 31 December 1997, the Standard Terms of Connection approved by the Director in accordance with paragraph 1; and

     (b) publish, within 21 days after receiving the approval of the Director, any revision to the Standard Terms of Connection in accordance with paragraph 5.

7.   The Licensee shall not:

     (a) subject to paragraph 8, enter into a contract with a customer for the supply of electricity to premises which are to be supplied through an established connection without at the same time (in respect of such premises) entering into an agreement with the customer on the Standard Terms of Connection; or

     (b) do anything to prevent the conclusion of an agreement on the Standard Terms of Connection between itself and a customer of any Authorised Electricity Operator which is acting as agent for the Licensee in accordance with an agreement for use of system.

8. The Licensee may at any time agree with any person (by way of variation to the Standard Terms of Connection) terms for the retention of a particular established connection which differ from the Standard Terms of Connection where such different terms are appropriate in all the circumstances.


Manweb                                169                             April 1998

Condition 8D. Functions of the Director

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 8B or 8C, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard in particular to the following considerations:

     (a)  that such person should pay to the Licensee:

          (i) in the case of the provision of top-up or standby supplies or sales of electricity, such sum as is determined in accordance with paragraph 6 of Condition 8;

          (ii) in the case of exempt supply services, such sum as is determined in accordance with paragraph 7 of Condition 8.

         (iii) in the case of provision of use of system, the use of system charges determined in accordance with paragraph 8 of Condition 8; and

          (iv) in the case of provision of a connection or a modification to an existing connection to the system, the whole or an appropriate proportion (as determined in accordance with paragraph 5 of Condition 8B) of the costs referred to in sub-paragraph 9(a) of Condition 8, together with a reasonable rate of return on the capital represented by such costs;

     (b) that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 8B;


Manweb                                170                             April 1998

     (c) that any methods by which the Licensee's Distribution System is connected to any other system for the transmission or distribution of electricity accord (in so far as applicable to the Licensee) with the Distribution Code and with the Grid Code;

     (d) that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into by the Licensee pursuant to an application under Condition 8B or 8C should be, so far as circumstances allow, in as similar a form as is practicable; and

     (e) in the case of exempt supply services, that the agreement for the provision of exempt supply services should make provision for all the matters set out at paragraph 5 of Condition 8B.

2. In so far as any person entitled or claiming to be entitled to an offer under Condition 8B or 8C wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for exempt supply services, for the provision of a connection or for the modification of an existing connection to the Licensee's Distribution System, for the retention of an established connection to such Distribution System or for use of system entered into pursuant to Condition 8B or 8C or under this Condition in any manner provided for under such agreement, the Director may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Manweb                                171                             April 1998

Condition 9. Distribution system planning standard and quality of service

1. The Licensee shall plan and develop the Licensee's Distribution System in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference in so far as applicable to it or such other standard of planning as the Licensee may, following consultation (where appropriate) with the Transmission Company and any other Authorised Electricity Operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time.

2. The Licensee shall within 3 months after this Licence enters into force draw up and submit to the Director for his approval a statement setting out criteria by which the quality of performance of the Licensee in maintaining distribution system security and availability and quality of service may be measured.

3. The Licensee shall within 2 months after the end of each financial year submit to the Director a report providing details of the performance of the Licensee during the previous financial year against the criteria referred to in paragraph 2.

4. The Director may (following consultation with the Licensee and, where appropriate, with the Transmission Company and any other Authorised Electricity Operator liable to be materially affected thereby) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Licensee's Distribution System and to such extent as may be specified in the directions.


Manweb                                172                             April 1998

Condition 9A. Security and Safety of Supplies

1. The Licensee shall establish and operate an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident that:

     (a) causes danger or requires urgent attention, or is likely to cause danger or require urgent attention, in relation to the supply or distribution of electricity in the Licensee's authorised area; or

     (b) affects or is likely to affect the maintenance of the security, availability and quality of service of the Licensee's Distribution System.

2. The service established by the Licensee in accordance with paragraph 1 shall:

     (a) be provided without charge by the Licensee to the user at the point of use;

     (b) ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person;

     (c) be available to receive and process telephone reports and enquiries at all times on every day of each year; and

     (d)  be operational no later than 31 March 1998.

3. In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not discriminate:

     (a)  between any persons or class or classes thereof; or


Manweb                                173                             April 1998

     (b) between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply Business) and any private electricity supplier or any customer thereof.

4. In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

5. The Licensee shall by 1 January 1998 prepare and submit to the Director for his approval a statement setting out details of the service to be provided in accordance with paragraph 1, and the Licensee shall, following the Director's approval, give or send a copy of such statement to any person requesting it.

6. The Licensee shall give to the Director notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

     (a)  a period of one month from the date of the notice has expired, or

     (b) prior to the expiry of such period, the Licensee has obtained the written approval of the Director to the amendments.

7. The Licensee shall make arrangements to keep each of its customers informed of a postal address and telephone number at which the service established in accordance with paragraph 1 may be contacted.

8. The Licensee may discharge the duty imposed by paragraph 7 by providing the requisite information to each of its customers:

     (a) on the occasion of the customer first commencing to take a supply from the Licensee; and


Manweb                                174                             April 1998

     (b)  either:

          (i) where bills or statements in respect of charges for the supply of electricity are rendered to the customer, on a quarterly basis (it being sufficient that the information is included on or with any bill or statement); or

          (ii) where no bills or statements in respect of charges for the supply of electricity are rendered to the customer, on an annual basis and by publishing such information in such manner as will in the opinion of the Licensee secure adequate publicity for it.

9. The Licensee shall take steps to inform each of its customers, and each Authorised Electricity Operator which uses the service, of any change to the address or telephone number of the service established in accordance with paragraph 1 as soon as is practicable prior to such change becoming effective.


Manweb                                175                             April 1998

Condition 9B. Procedures for the detection and prevention of theft, damage and meter interference

l. The Licensee shall (and shall ensure that its agents) take all reasonable steps to detect and prevent:

     (a)  the theft of electricity at premises which are supplied by it;

     (b) damage to any electrical plant, electric line or electricity meter through which such premises are supplied; and

     (c) interference with any electricity meter through which such premises are supplied.

2. Where a person other than the Licensee is the owner of any electrical plant, electric lines or meter the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

     (a) there has been damage to such electrical plant, electric line or meter; or

     (b) there has been interference with the meter to alter its register or prevent it from duly registering the quantity of electricity supplied.

3. Where a person other than the Licensee is the supplier of electricity to premises within the authorised area the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

     (a) there has been damage to any electrical plant, electric line or meter through which such premises are supplied with electricity; or


Manweb                                176                             April 1998

     (b) there has been interference with the meter through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied.


Manweb                                177                             April 1998

Condition 9C. Provisions relating to the connection of metering equipment

1. On application made by any person the Licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the Licensee's Distribution System.

2. In making an offer to enter into an agreement specified in paragraph 1, the Licensee shall set out:

     (a) the date from which the applicant is authorised to undertake connections;

     (b) the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

     (c) such other detailed terms as are or may be appropriate for the purposes of the agreement.

3. The Licensee shall offer terms for agreements in accordance with paragraph 1 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

4. In the offering of the terms in accordance with paragraph 1, the Licensee shall not show undue preference to or exercise undue discrimination against any person or class of persons.

5. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

     (a) (in respect of non-half-hourly metering equipment) which comes into effect prior to 1 April 2000; or


Manweb                                178                             April 1998

     (b) where to do so would be likely to cause the Licensee to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 8B.

6. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this Condition, the Director may, pursuant to section 7(3)(c) of the Act and on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable.

7. In so far as any person entitled or claiming to be entitled to an offer under this Condition wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

8. If the Licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Manweb                                179                             April 1998

Condition 9D. Agreements for the provision of meters

1. The Licensee shall not, in the course of its Supply Business, enter into an agreement with any person for the provision of an electricity meter at any premises (whatever the nature of that agreement) which is intended or is likely to restrict, distort or prevent competition in the supply of electricity.


Manweb                                180                             April 1998

Condition 10. Generation Security Standard

1. The Licensee shall make arrangements sufficient to meet the generation security standard.

2. The duty imposed by paragraph 1 shall be discharged either by the Licensee complying with the provisions of paragraph 3 below or by the making by the Licensee of such other arrangements as may have been previously approved in writing for the purpose by the Director.

3.   The Licensee may discharge the duty imposed by paragraph 1 by:

     (a) for so long as the relevant condition is met, purchasing as a pool member under the terms of the Pooling and Settlement Agreement quantities of electricity which are at all times sufficient to meet the demands of all qualifying customers of the Licensee; and

     (b) for so long as the relevant condition is met, and save by reason of planned maintenance undertaken on the Licensee's Distribution System or in circumstances of force majeure affecting either the Licensee's Distribution System or the quantities of electricity delivered into that system, not:

          (i)  making voltage reductions outside statutory limits; or

          (ii) interrupting or reducing supplies to any qualifying customer otherwise than as instructed pursuant to the Grid Code by the Transmission Company or in accordance with the Distribution Code.

4. The relevant condition referred to in paragraph 3 is that there should at any relevant time be electricity available to be purchased under the terms of the Pooling and Settlement Agreement at a price less than the ceiling price.


Manweb                                181                             April 1998

5. The Licensee shall upon request by the Director provide to the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

6. The provisions of this Condition are without prejudice to the duties of the Licensee under the Electricity Supply Regulations 1988.

7.   In this Condition:

       "ceiling price"                  means such price as would be equal to
                                        the Pool Selling Price in circumstances
                                        where the corresponding Pool Purchase
                                        Price was an amount equal to the Value
                                        of Lost Load.

       "generation security standard"   means such standard of generation
                                        security as will ensure that:

                                        (a)  the supply of electricity to
                                             qualifying customers will not be
                                             discontinued in more than 9 years
                                             in any 100 years; and

                                        (b)  the voltage or frequency of
                                             electricity supplied to qualifying
                                             customers will not be reduced below
                                             usual operational limits in more
                                             than 30 years in any 100 years

                                        by reason of insufficiency of
                                        electricity generation available for the purposes of supply by the Licensee to its qualifying customers at times of annual system peak demand.


Manweb                                182                             April 1998

       "Pool Purchase Price" and        shall each have the meaning from time to
       "Pool Selling Price"             time ascribed to them in Schedule 9 to
                                        the Pooling and Settlement Agreement.

       "qualifying customer"            means any purchaser from the Licensee
                                        entitled and requiring at any time to be supplied by the Licensee at premises within the authorised area of the Licensee but shall exclude:

                                        (a)  a contract purchaser under an
                                             interruptible contract or a
                                             contract containing load management
                                             terms to the extent that supplies
                                             to that purchaser may be
                                             interrupted or reduced in
                                             accordance with the terms of that
                                             contract; and

                                        (b)  a tariff customer on special
                                             tariffs which restrict supplies to
                                             particular time periods to the
                                             extent that supplies to that
                                             customer may be interrupted or
                                             reduced in accordance with such
                                             tariff.

          "Value of Lost Load"          means in respect of the first financial
                                        year, the sum of (pound) 2 per kWh and,
                                        in respect of each succeeding financial
                                        year, the sum which corresponds to
                                        (pound) 2 per kWh as adjusted to reflect the percentage change in the Retail
                                        Price Index between the index published
                                        or determined in respect to the December prior to the start of that financial year and the index published or determined for December 1989.


Manweb                                183                             April 1998

Condition 11. Distribution Code

1. The Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected thereby prepare and at all times have in force and shall implement and (subject to paragraph 10 of this Condition) comply with a Distribution Code:

     (a) covering all material technical aspects relating to connections to and the operation and use of the Licensee's Distribution System or (in so far as relevant to the operation and use of the Licensee's Distribution System) the operation of electric lines and electrical plant connected to the Licensee's Distribution System or the distribution system of any Authorised Electricity Operator and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

     (b)  which is designed so as:

          (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

          (ii) to facilitate completion in the generation and supply of electricity.

2. The Distribution Code in force at the date this Licence enters force shall be sent to the Director for his approval. Thereafter the Licensee shall (in consultation with Authorised Electricity Operators liable to be materially affected thereby) periodically review (including upon the request of the Director) the Distribution Code and its implementation. Following any such review, the Licensee shall send to the Director:

     (a)  a report on the outcome of such review; and

     (b) any proposed revisions to the Distribution Code from time to time as the Licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objective referred to in sub-paragraph (b) of paragraph 1; and


Manweb                                184                             April 1998

     (c) any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the Distribution Code proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the Distribution Code in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5.   The Distribution Code shall include:

     (a)  a distribution planning and connection code containing:

          (i) connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection with the Licensee's Distribution System; and

          (ii) planning conditions specifying the technical and design criteria and procedures to be applied by the Licensee in the planning and development of the Licensee's Distribution System and to be taken into account by persons connected or seeking connection with the Licensee's Distribution System in the planning and development of their own plant and systems; and

     (b) a distribution operating code specifying the conditions under which the Licensee shall operate the Licensee's Distribution System and under which persons shall operate their plant and/or distribution systems in relation to the Licensee's


Manweb                                185                             April 1998

          Distribution System, in so far as necessary to protect the security and quality of supply and safe operation of the Licensee's Distribution System under both normal and abnormal operating conditions.

6. The Licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Director.

7. The Licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8. The Licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9. In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the Licensee's Distribution System), the Licensee shall not unduly discriminate against or unduly prefer:

     (a)  any one or any group of persons; or

     (b) the Licensee in the conduct of any business other than the Distribution Business in favour of or as against any one other or any other group of persons.

10. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under the Distribution Code in respect of such parts of the Licensee's Distribution System and to such extent as may be specified in the directions.

11. Compliance with this Condition shall not require the Licensee to impose any contractual obligation on tariff customers to comply with the Distribution Code (as from time to time revised).


Manweb                                186                             April 1998

Condition 11A. The Metering Point Administration Service and the Master Registration Agreement

1. The Licensee shall establish, and shall subsequently operate and maintain, a service to be known as the Metering Point Administration Service.

2. The Metering Point Administration Service shall, within the authorised area, fulfil the following functions:

     (a) the maintenance of such a register of technical and other data as is necessary to facilitate supply by any Electricity Supplier or Exempt Supplier to all premises within the authorised area and to meet the reasonable requirements of Electricity Suppliers in respect of such premises for information for settlement purposes, including (where so required):

          (i) the identity of the Electricity Supplier responsible under the Pooling & Settlement Agreement for the supply to each such premises;

          (ii) the type of metering equipment installed at each such premises;
               and

         (iii) the address of each such premises;

     (b) the amendment of the register maintained in accordance with sub-paragraph (a) to reflect changes of supplier in respect of any premises;

     (c) the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

          (i)  any Electricity Supplier or agent thereof;

          (ii) any person identified in the Pooling and Settlement Agreement as an appropriate person for the receipt of data for settlement purposes; and


Manweb                                187                             April 1998

         (iii) any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of supplier in respect of any premises; and

     (d) the maintenance of an enquiry service for the provision to any customer of an Electricity Supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the Licensee secure adequate publicity for the operation of the enquiry service.

3. In fulfilling its obligation in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

4. The Licensee shall use its best endeavours, in conjunction and co-operation with all other public electricity suppliers, to prepare a form of agreement to be known as the Master Registration Agreement.

5.   The Master Registration Agreement shall be an agreement made between:

     (a) on the one part, the Licensee and all other public electricity suppliers in their capacity as providers of metering point administration services; and

     (b) on the other part, all Electricity Suppliers who require the provision of metering point administration services from at least one public electricity supplier, together with such other persons as are, for settlement purposes, appropriate parties to the agreement and shall comprise all the matters set out at paragraph 6.

6.   The Master Registration Agreement shall comprise:


Manweb                                188                             April 1998

     (a) terms for the provision of metering point administration services in accordance with the requirements of paragraph 2 and the equivalent requirements in the licences of all other public electricity suppliers;

     (b) provisions to facilitate, and procedures and practices to be followed by Electricity Suppliers in relation to changes of Electricity Supplier in respect of any premises;

     (c) a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for settlement purposes or for any related purposes (the "Data Transfer Catalogue");

     (d) arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

     (e) provisions (which shall require to be approved in advance by the Director) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Director; and

     (f) such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, co-ordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

7. The Licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.


Manweb                                189                             April 1998

Condition 11B. Establishment of a Data Transfer Service

1. The Licensee shall use its best endeavours, in conjunction and co-operation with all other public electricity suppliers:

     (a) to establish, or to procure the establishment by a third party of, a service to be known as the Data Transfer Service; and

     (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance by a third party of such Data Transfer Service in accordance with the provisions of this Condition.

2.   The Data Transfer Service shall:

     (a) provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

     (b)  operate and maintain that network; and

     (c) provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3. The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

     (a) a Metering Point Administration Service (MPAS) Operator and an Electricity Supplier (including the Licensee in the course of its Supply Business) or any agent thereof;

     (b) an MPAS Operator and any person identified in the Pooling and Settlement Agreement or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the MPAS Operator for settlement purposes;


Manweb                                190                             April 1998

     (c) the Electricity Pool of England and Wales or Scottish Electricity Settlements Limited (or any agent thereof) and an Electricity Supplier (or any agent thereof);

     (d) an Electricity Supplier (or any agent thereof) and another Electricity Supplier (or any agent thereof);

     (e)  an Electricity Supplier and any of its agents;

     (f)  different agents of the same Electricity Supplier;

     (g) public electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

     (h) Scottish Electricity Settlements Limited (or any agent thereof) and generators which are parties to the Settlement Agreement for Scotland.

4.   The purposes of this paragraph are:

     (a) meeting obligations with respect to the transfer of data for settlement purposes;

     (b)  communicating meter reading and meter standing data;

     (c)  facilitating the provision of metering point administration services;

     (d)  communicating distribution use of system information; and

     (e) fulfilling such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by Electricity Suppliers with the Master Registration Agreement.


Manweb                                191                             April 1998

5. The Data Transfer Service shall, where relevant, transmit data in a form which complies with the provision of the Data Transfer Catalogue.

6. In fulfilling its obligation under paragraph 1 the Licensee shall not, or (if appropriate) shall ensure that the third party shall not, restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

7. Any obligation placed on the Licensee under Condition 11C to 11F in respect of the provision of data transfer services shall (for the purposes of those Conditions) be treated as a requirement on the Licensee to use its best endeavours, in conjunction and co-operation with all other public electricity suppliers, to fulfill that obligation or to procure the fulfillment of that obligation by a third party, and Conditions 11C to 11F shall apply mutatis mutandis to the provision of data transfer services.

8. Further, in relation to the provision of data transfer services the reference at paragraph 1 of Condition 11F to the Licensee failing to enter into an agreement shall be a reference to the Licensee, in conjunction with all public electricity suppliers, failing to enter into or failing to procure that a third party enters into an agreement.

9.   In this Condition:


     "Metering Point Administration   means the Licensee or any other public
     Service (MPAS) Operator"         electricity supplier in its capacity as
                                      a provider of metering point
                                      administration services.


Manweb                                192                             April 1998

Condition 11C. Requirement to offer terms for the provision of Metering and Data Services

1. On application made by any private electricity supplier, or in the case of sub-paragraphs 1(a) and (b) by any person, the Licensee shall (subject to paragraph 6)offer to enter into an agreement for the provision within its authorised area of such of the following services as may be required:

     (a) the provision of metering equipment whether, at the discretion of the Licensee, by way of sale, hire or loan ("meter provision services");

     (b) the installation, commissioning, testing, repair and maintenance of metering equipment ("meter operating services");

     (c) the retrieval and verification of meter reading data from electricity meters and the delivery of such data to any relevant person for the purpose of data processing ("data retrieval services");

     (d)  the:

          (i) processing, validation and (where necessary) estimation of meter reading data; and

          (ii) creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply,

          and in each case the delivery of such data to any relevant person for the purpose of data aggregation ("data processing services");

     (e) the collation and summation of meter reading (whether actual or estimated) and of data in respect of the consumption of electricity at premises


Manweb                                193                             April 1998
          which receive an unmetered supply, and the delivery of such data to any relevant person for settlement purposes ("data aggregation services"); and

     (f) the access to a system which supports the supply of electricity to Designated Customers with prepayment meters ("prepayment meter services"), such system providing as may be reasonably appropriate for prepayment meters which require tokens, cards or keys for their operation and comprising facilities for:

          (i) (where requested) the purchase by private electricity suppliers and/or encoding with data of tokens, cards or keys;

          (ii) the use by customers of local outlets for the purchase of tokens and the crediting with value of cards or keys;

         (iii) the making of payments to suppliers in respect of sums received by the Licensee on behalf of customers; and

          (iv) where relevant, the transfer of customer data to private electricity suppliers.

2. On application made by any Electricity Supplier the Licensee shall (subject to paragraph 6) offer to provide metering point administration services within its authorized area pursuant to and in accordance with the Master Registration Agreement.

3.   On application made by any person the Licensee shall (subject to paragraph
     6) offer to enter into an agreement for the provision of data transfer services.

4. In making an offer to enter into any agreement specified in paragraphs 1 to 3, the Licensee shall set out:


Manweb                                194                             April 1998

     (a) the date by which the services required shall be provided (time being of the essence unless otherwise agreed between parties);

     (b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

          (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of Condition 11E or any revision thereof; and

          (ii) to be set in conformity with the requirements of Condition 11E;
               and

     (c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. The Licensee shall offer terms for agreements in accordance with paragraphs 1 to 3 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as may reasonably be required for the purpose of formulating the terms of the offer.

6. The License shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement if to do so would be likely to cause the Licensee to be in breach of any of the provisions referred to at sub-paragraph 7(a) of Condition 8B.

7. The Licensee shall undertake each of the services referred to in paragraphs 1 to 3 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of this Licence and of the Act in so far as they relate to the provision of those services.


Manweb                                195                             April 1998

8. In the provision of any of the services referred to in paragraphs 1 to 3 (excepting prepayment meter services) the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

9. The services referred to in paragraph 1 to 3 shall collectively be described as Metering and Data Services.


Manweb                                196                             April 1998

Condition 11D. Non-discrimination in the provision of Metering and Data Services

1. In the provision of any of the Metering and Data Services the Licensee shall not discriminate:

     (a)  between any persons or class or classes thereof; or

     (b) as between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second Tier Supply Business) and any persons or class or classes thereof.

2. Without prejudice to paragraph 1, and subject to the provisions of Condition 11E, the Licensee shall not make charges of the provision of any of the Metering and Data Services to any person or class or classes thereof which differ from the charges for such provision:

     (a)  to any other person or class or classes of person; or

     (b) to the Licensee in the provision of such services by the Licensee (as part of its Distribution Business to itself for the purposes of its Supply or Second Tier Supply Business)

     except in so far as such differences reasonably reflect differences in the costs associated with such provision.

3. In relation to the provision of prepayment meter services paragraphs 1 and 2 shall have effect as if after "Distribution Business" were inserted therein "or any other business."


Manweb                                197                             April 1998

Condition 11E. Basis of charges for Metering and Data Services: requirements for transparency

1. The Licensee shall as soon as reasonably practicable prepare statements in a form approved by the Director setting out:

     (a) the basis upon which charges for the provision of each of the Metering and Data Services will be made; and

     (b) information relating to the other terms that will apply to the provision of each service,

     in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services and of the other terms, likely to have a material impact on the conduct of his business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2.   The statements referred to in paragraph 1 shall include:

     (a)  a schedule of charges for such services; and

     (b) an explanation of the methods by which and the principles on which such charges will be calculated.

3. The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 and 2 to such extent and subject to such terms and conditions as he may specify in that direction.

4. The Licensee shall not in setting its charges or in setting the other terms that will apply to the provision of any of the Metering and Data Services restrict, distort or prevent competition in generation, distribution or supply of electricity or in the


Manweb                                198                             April 1998
     provision of meter operation, data retrieval, data processing or data aggregation services.

5. The Licensee may periodically review the information set out in and, with the approval of the Director, alter the form of the statements prepared in accordance with paragraph 1 and shall, at least once in every year that this Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

6. The Licensee shall send a copy of the statements prepared in accordance with paragraph 1, and of each revision of such statements in accordance with paragraph 5, to the Director.

7. The Licensee shall give or send a copy of statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements in accordance with paragraph 5, to any person who requests a copy of such statement or statements.

8. The Licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Director for the purposes of this Condition based on the Director's estimate of the Licensee's reasonable costs of providing such a statement.

Manweb                                199                             April 1998

Condition 11F. Functions of the Director

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 11C, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard in particular to the following considerations:

     (a) that such person should pay in respect of the services required the whole or the appropriate proportion of such sum as is determined in accordance with paragraph 4 of Condition 11E;

     (b) that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at subparagraph 7(a) of Condition 8B; and

     (c) that the terms and conditions of the agreement so settled by the director and of any other agreements entered into pursuant to a request under Condition 11C should be, so far as circumstances allow, in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under Condition 11C wishes to proceed on the basis of the agreement as settled by the Director; the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If any party to such agreement proposes to vary the contractual terms of any agreement for any Metering and Data Services entered into pursuant to Condition 11C or this Condition in any manner provided for under such agreement, the Director may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Manweb                                 200                            April 1998

4. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under Condition 11C in respect of such parts of that Condition and to such extent as may be specified in the directions.

Manweb                                 201                            April 1998

Condition 12. Restrictions on use of certain information

1. Where the Licensee or any affiliate or related undertaking of the Licensee receives, in the course of the operation of the Distribution Business, information from any person:

     (a)  pursuant to the provisions of the Distribution Code;

     (b)  pursuant to the provisions of the Master Registration Agreement;

     (c) in accordance with any agreement to provide a Metering or Data Service pursuant to Condition 11C (but excluding prepayment meter services); or

     (d) in accordance with any agreement for Standard Terms of Connection,

     such information shall be treated as confidential information for the purposes of this Condition and, subject to paragraph 7, the provisions of this Condition shall apply to that information, save where the person providing the information notifies (or otherwise agrees with) the Licensee that the information need not be treated as confidential.

2. The Licensee shall not (and shall procure that its affiliates and related undertakings shall not) use confidential information in a manner which may obtain for the Licensee or any affiliate or related undertaking of the Licensee any commercial advantage in the operation of the Supply Business or of the Second Tier Supply Business.

3. The Licensee shall not (and shall procure that its affiliates or related undertakings shall not) authorise access to confidential information to any of its (or its affiliates and related undertakings') employees, agents, consultants or contractors save insofar as such persons require access to the information for the effective operation of the Distribution Business.

Manweb                                 202                            April 1998

4. The Licensee shall use all reasonable endeavors to ensure that any person with authorised access to confidential information in accordance with paragraph 3 shall use such information only for the purposes for which it was provided.

5. The Licensee shall not (and shall procure that its affiliates and related undertakings shall not) disclose confidential information other than:

     (a) subject to paragraph 6, to any professional or other advisers who require such information for the purpose of providing advice which is necessary for the effective operation of the Distribution Business.

     (b)  to the Director; and

     (c) where the Licensee (or any affiliate or relate undertaking of the Licensee) is required or permitted to disclose such information:

          (i) in compliance with its duties under the Act or any other requirement of a Competent Authority;

         (ii) in compliance with the conditions of any licence granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

        (iii) in compliance with any other requirement of law;

         (iv) in response to a requirement of any Stock Exchange, the Panel on Take-overs and Mergers or any other regulatory authority; or

          (v) pursuant to the arbitration rules for the Electricity Arbitration Association or pursuant to any judicial or other arbital process or tribunal of competent jurisdiction.

Manweb                                 203                            April 1998

6. Where confidential information is disclosed in accordance with sub-paragraph 5(a), the Licensee shall ensure that any persons to whom that information is disclosed are aware of its confidential nature, and shall take reasonable steps to ensure that such persons do not disclose that confidential information save in accordance with the provisions of this Condition.

7. The Director may, upon the written request of the Licensee, issue a to direction relieving the Licensee of its obligations under paragraphs 1 to 6 to such extent and subject to such terms and conditions as he may specify in that direction.

8. the Licensee shall no later than 1 January 1998 prepare a statement in a form approved by the Director setting out the practices, procedures and systems the Licensee has adopted (or intends to adopt) to ensure its compliance;

     (a)  with paragraphs 2 to 6 of this Condition; and

     (b) in the provision of services in accordance with Condition 9A, 11A, 11B and 11C (excluding prepayment meter services), with its obligations not to restrict, distort or prevent competition.

9. The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statement prepared in accordance with paragraph 8 and shall, at least once every year during which this Licensee is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

10. The Licensee shall take all reasonable steps to ensure that it complies with the practices and procedures set out in the statement prepared in accordance with paragraph 8 (as from time to time revised).

Manweb                                 204                            April 1998

11. The Licensee shall send a copy of the statement prepared in accordance with paragraph 8, and of each revision of such statement in accordance with paragraph 9, to the Director.

12. The Licensee shall give or send a copy of the statement prepared in accordance with paragraph 8, or (as the case may be) of the latest revision of such statement in accordance with paragraph 9, to any person who requests a copy of such statement.

13. As soon as is reasonably practicable after the end of each calendar year the Licensee shall produce a report as to its compliance during that year with the practices and procedures set out in the statement prepared in accordance with paragraph 8, and such report shall:

     (a) detail the procedures followed by the Licensee during that year for monitoring its compliance with paragraph 10;

     (b) refer to such other matters as are or may be appropriate in relation to the operation of the practices, procedures and systems adopted by the Licensee during that year;

     (c) outline the content of any representations received by the Licensee in respect of practices and procedures set out in the statement prepared in accordance with paragraph 8, and detail such steps as were taken by the Licensee in response to those representations; and

     (d) specify any remedial action taken by the Licensee to ensure its conformity with the statement prepared in accordance with paragraph 8.

14. The Licensee shall submit to the Director a copy of the report produced in accordance with paragraph 13, and shall give or send a copy of the report to any person who requests such a copy.

Manweb                                 205                            April 1998

15.  In this Condition:

"Competent Authority"         means the Secretary of State, the Director and any
                              local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United
                              Kingdom or the European Community.

"confidential information"    means all information required to be treated as
                              confidential under paragraph 1, but shall exclude all information that is in or enters into the public domain otherwise than as a consequence of unauthorised disclosure by the Licensee or any affiliate or related undertaking of the Licensee
                              (or by any person to whom the same is disclosed or suffered to be disclosed by the Licensee or such affiliate or related undertaking).

"Electricity Arbitration      means the  unincorporated  members'  club  of that
Association"                  name formed inter alia  to  promote the  efficient
                              and economic operation of the procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules.

Manweb                                 206                            April 1998

Condition 13. Compliance with the Grid Code

1. The Licensee shall comply with the provisions of the Grid Code in so far as applicable to it.

2. The Director may (following consultation with the Transmission Company) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code and to such extent as may be specified in those directions.

Manweb                                 207                            April 1998

Condition 14. Security arrangements

1. The Licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this Licence.

Manweb                                 208                            April 1998

Condition 15. Pooling and Settlement Agreement

1. The Licensee shall be a pool member under, and comply with the provisions of, the Pooling and Settlement Agreement.

Manweb                                 209                            April 1998

Condition 16. Conditions of supply affecting customers' statutory rights

1.   The Licensee shall not include in or send with any notice given under
     Section 16(3) of the Act, or any form provided to customers for use in giving notice under Section 16(2) of the Act, or any notice sent to customers prior to their entering into a tariff or special agreement, an invitation to agree to anything which, by virtue of the Act, may only be done or (as the case may be) not done:

     (a)  with the agreement of that customer; or

     (b) in any case where that customer withholds his agreement or makes that agreement subject to terms and conditions to which the Licensee objects, with the approval or consent or by order of the Secretary of State unless the form and terms of such invitation have first been submitted to and approved by the Director.

2. Nothing in paragraph 1 shall prevent the Licensee from:

     (a) inviting or requiring a customer to take a supply of electricity under a special agreement in accordance with Section 22 of the Act;

     (b) including in any such notice any provision or condition which the Licensee is required or permitted to include in such notice by virtue of Section 16(4) of the Act; or

     (c) including in any such notice concerning the provision of a supply to premises:

          (i)  not previously supplied by the Licensee; or

Manweb                                 210                            April 1998

         (ii) where any modification is required to any electric line, electrical plant or electric meter through which such premises are supplied, or where any change is required to the location thereof an invitation to any customer to agree to any provision or condition concerning the installation or location of any or all of an electric line, electrical plant or an electric meter in any such case without having submitted the form and terms of such agreement or notice to the Director.

3. The Licensee shall include in any form provided to a customer for use in giving notice under Section 16(2) of the Act a prominent statement of the right of such customer to apply to the Director for the determination of any dispute arising out of the proposed terms of supply.

Manweb                                 211                            April 1998

Condition 17. Licensee's apparatus on customers' side of meter

1. This Condition applies where the Licensee, whether on its own behalf or as a provider of meter operation services to another Electricity Supplier, installs a second meter or other apparatus for the purpose of ascertaining or regulating the amount of electricity supplied, the period of supply, or any other quantity or time connected with the supply on the customer's side of non half-hourly metering equipment registering the quantity of the supply to that customer.

2. Any second meter or other apparatus installed by the Licensee in the postion and for a purpose described in paragraph 1 shall be such that the power consumed by it, when aggregated with the power consumed by any other meter or apparatus installed by the Licensee in the like position and for a like purpose in relation to the customer, does not exceed 10 watts except where otherwise agreed with the customer.

Manweb                                 212                            April 1998

Condition 18. Code of practice on payment of bills and guidance for dealing with customers in difficulty

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice concerning the payment of electricity bills by its Domestic Customers, including appropriate guidance for the assistance of such customers who, through misfortune or inability to cope with electricity supplied on credit terms, may have difficulty in paying such bills.

2. The code of practice shall include procedures by which the Licensee can distinguish customers in difficulty (the "relevant customers") from others in default and can:

     (a) provide general information as to how relevant customers might reduce their bills in the future by the more efficient use of electricity;

     (b) where such a facility is available, accept in payment for electricity supplied sums which are deducted at source from social security benefits payable to relevant customers;

     (c) detect failures by relevant customers to comply with arrangements entered into for paying by installments charges for electricity supplied;

     (d) make such arrangements so as to take into account the customers' ability to comply with them;

     (e) ascertain with the assistance of other persons or organisations, the ability of customers to comply with such arrangements;

     (f) provide for customers who have failed to comply with such arrangements, or procure for them the provision of, a prepayment meter (where safe and practicable to do so); and

Manweb                                 213                            April 1998

     (g) arrange for the calibration of any prepayment meter so provided so as to take into account the customers' ability to pay any of the charges due from them under such arrangements in addition to the other charges lawfully being recovered through the prepayment meter.

3. In formulating the procedures referred to at paragraph 2 the Licensee shall have particular regard:

     (a) to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by relevant customers otherwise than following compliance by the Licensee with such procedures; and

     (b) to the interests of relevant customers who are of pensionable age or disabled or chronically sick and to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by such customers during the winter months of each year, and the procedures shall be designed for the achievement of such purposes.

4. This Condition is subject to the provisions of Condition 23A

Manweb                                 214                            April 1998

Condition 19. Record of and report on performance

1. The Licensee shall keep a record of its general operation of the arrangements mentioned in Conditions 18, 20, 20A, 21, 22 and 23 and if the Director so directs in writing, of its operation of any particular cases specified, or of a description specified, by him.

2. The Licensee shall keep a statistical record of its performance in relation to the provision of electricity supply to its Designated Customers under the terms of contracts or in accordance with tariffs fixed under Section 18 of the Act, including services relating to:

     (a) the amounts of electricity supplied and the recovery of electricity charges for each of the principal payment methods and for each set of the contract or tariff terms offered;

     (b) the disconnection of customers for non-payment of bills and breach of payment arrangements agreed following such non-payment;

     (c)  the holding of security deposits;

     (d) the installation of prepayment meters calibrated to recover customer debts;

     (e) the offering of appointments and the making of visits to customers' premises;

     (f) the response made to enquiries concerning electricity supply matters;

     (g) the nature of guidance as to the efficient use of electricity given and the measures to improve the efficient use of electricity introduced by the Licensee; and

Manweb                                 215                            April 1998

     (h) payments made to customers and to suppliers pursuant to the standards of performance prescribed by the Director in accordance with regulations made under Section 39 of the Act or in accordance with paragraphs 2 and 3 of Condition 21.

3. The Licensee shall, from time to time as required by the Director, provide to the Director and to the Relevant Consumers' Committee such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Director may request in writing.

4. As soon as is reasonably practicable after the end of each calendar year, the Licensee shall submit to the Director and the Relevant Consumer's Committee a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

     (a) publish the report so submitted in such manner as will in the reasonable opinion of the Licensee secure adequate publicity for it; and

     (b)  send a copy of it free of charge to any person requesting one,

     except that, in performing its obligation under sub-paragraphs 4(a) and
     (b), the Licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual Designated Customers referred to therein cannot readily be identified.

5. The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Director for the purposes of this Condition.

Manweb                                 216                            April 1998

Condition 20. Provision of services for persons who are of pensionable age or disabled or chronically sick

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice detailing the special services the Licensee will make available for Domestic Customers who are of pensionable age or chronically sick.

2. The code of practice shall include arrangements by which the Licensee will where appropriate, in respect of its customers:

     (a) provide where practicable special controls and adaptors for electrical appliances and meters (including prepayment meters) and reposition meters (and shall set out any charges to be made for the provision of such services);

     (b) provide special means of identifying persons acting on behalf of the Licensee;

     (c)  give advice on the use of electricity;

     (d) send bills in respect of the supply of electricity to a customer to any person who is willing to be sent such bills and is nominated by that customer (without prejudice, however, to the right of the Licensee to send such bills both to the customer and to the nominated person where that appears appropriate to the Licensee);

     (e) make available (free of charge) to blind and partially sighted customers, by telephone or other appropriate means, information concerning the details of any bill relating to the supply of electricity to them and a facility for enquiring or complaining in respect of any such bill or any service provided by the Licensee; and

     (f) make available (free of charge) to deaf and hearing impaired customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any bill relating to the supply of electricity to them or any service provided by the Licensee.

Manweb                                 217                            April 1998

3. The code of practice shall further include arrangements whereby the Licensee will:

     (a) take reasonable steps to draw the attention of its customers to the existence of a register of customers who may be expected, by virtue of being of pensionable age or disabled or chronically sick, to require:

          (i) information and advice in respect of the matters set out at paragraph 2; or

          (ii) advance notice of interruptions to the supply of electricity;

     (b) maintain such a register, comprising the relevant details of each customer who requests (or, in the case of a customer supplied by a private electricity supplier, whose supplier requests) his inclusion on it and:

          (i) give to those of its own customers so registered, in respect of the matters set out at paragraph 2; and

          (ii) give to all customers so registered, in respect of interruptions to the supply of electricity,

          such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice.

4. This Condition is subject to the provisions of Condition 23A.

Manweb                                 218                            April 1998

Condition 20A. Code of practice on procedures with respect to site access

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice setting out the principles and procedures the Licensee will follow in respect of any person acting on its behalf who requires access to customers' premises.

2. The code of practice shall include procedures calculated to ensure that persons visiting customers' premises on behalf of the Licensee:

     (a)  possess the skills necessary to perform the required duties;

     (b)  are readily identifiable to members of the public;

     (c)  use passwords provided for vulnerable customers;

     (d)  are appropriate persons to visit and enter customers' premises; and

     (e) are able to inform customers, on request, of a contact point for help and advice they may require in relation to the supply of electricity.

3. This Condition is subject to the provisions of Condition 23A.

Manweb                                 219                            April 1998

Condition 21. Standards of performance

1. The Licensee shall conduct its Supply and Distribution Businesses in the manner which it reasonably considers to be the best calculated to achieve any standards of overall performance or standards of performance in connection with the promotion of the efficient use of electricity by customers, as may be determined by the Director pursuant to Sections 40 and 41 respectively of the Act.

2. The Licensee shall not enter into a use of system agreement with any Electricity Supplier that does not provide for the Licensee to make payments in respect of the performance of the Distribution Business to the Electricity Supplier for the benefit of any customer of that Electricity Supplier equivalent to such sums as would have been paid pursuant to the standards of performance prescribed by the Director in accordance with regulations made under Section 39 of the Act had that customer been a tariff customer of the Licensee in those situations where the Licensee would have been obliged to make such a payment.

3. In making payments in accordance with any standards of performance or in accordance with paragraph 2, the Licensee shall not discriminate:

     (a)  between any persons or class or classes thereof; or

     (b) as between the Licensee and any persons or class or classes thereof.

Manweb                                 220                            April 1998

Condition 22. Efficient use of electricity

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice setting out the ways in which the Licensee will make available to customers such guidance on the efficient use of electricity as will, in the opinion of the Licensee, enable them to make informed judgements on measures to improve the efficiency with which they use the electricity supplied to them. Such code of practice shall include, but shall not be limited to:

     (a) the preparation and making available free of charge to any customer who requests it of a statement, in form approved by the Director, setting out information and advice for the guidance of customers in the efficient use of electricity supplied to them;

     (b) the making of arrangements for maintaining sources from which customers may obtain further information about the efficient use of electricity supplied to them, including the maintenance of a telephone information service; and

     (c) the preparation and making available free of charge to any customer who requests it of a statement or statements of sources (to the extent that the Licensee is aware of the same) outside the Licensee's organisation from which customers may obtain additional information or assistance about measures to improve the efficiency with which they use the electricity supplied to them, such statement or statements to include basic information which is publicly available in financial assistance towards the costs of such measures from Central or Local Government or through bodies in receipt of financial support from Government in connection with measures to promote the efficiency of energy use.

2. Where the Director (who may have regard to the need for economy, efficiency and effectiveness before giving directions under this paragraph) gives directions to do so, the Licensee shall:


Manweb                                 221                            April 1998

     (a)  review and prepare a revision of the code of practice;

     (b) take steps to bring to the attention of customers information on the efficient use of electricity supplied to them; and

     (c) send to each customer a copy of any information published by the Director pursuant to Section 48 of the Act in such manner and at such times as will comply with those directions.

     3. This Condition is subject to the provisions of Condition 23A.


Manweb                                 222                            April 1998

Condition 23. Complaint handling procedure

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice detailing the procedure for handling complaints from customers about the manner in which the Licensee conducts its Supply and Distribution Businesses.

2. Any procedure established in accordance with this Condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3.   This Condition is subject to the provisions of Condition 23A.


Manweb                                 223                            April 1998

Condition 23A. Preparation, review of and compliance with customer service codes

1. This Condition applies to any code of practice required to be prepared by the Licensee pursuant to Conditions 18, 20, 20A, 22 and 23 of this Licence.

2. In first preparing such a code the Licensee shall, prior to submitting that code to the Director, consult the Relevant Consumers' Committee and shall have regard to any representations made by the committee about such code or the manner in which it is likely to be operated.

3. Where before the expiry of 30 days of the Licensee first submitting such code to the Director for his approval the Director notifies the Licensee that the Director considers the code is not sufficient for the purposes of meeting the requirements of this Licence the Licensee shall forthwith make such changes as the Director may require.

4. The Licensee shall, whenever requested to do so by the Director, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5. In carrying out any such review the Licensee shall consult the Relevant Consumers' Committee and shall have regard to any representations made by it about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6. The Licensee shall submit any revision of such code which, after consulting the Relevant Consumers' Committee in accordance with paragraph 5, it wishes to make, to the Director for his approval and following his approval in writing shall then revise the code.

7.   The Licensee shall:

     (a) as soon as practicable following the preparation of any code or any revision made to it send to the Director and the Relevant Consumers' Committee a


Manweb                                 224                            April 1998
          copy of such code or such revision (in each case in the form approved by the Director);

     (b) draw the attention of those of its customers to whom such code applies to the existence of the code and of each substantive revision of it and to the means by which they may inspect a copy of such code in its latest form; and

     (c) give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8. No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9. The Licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this condition applies and approved by the Director or any revision to such code approved by the Director.


Manweb                                 225                            April 1998

Condition 23B. Information given to Designated Customers

1. The Licensee shall keep each of its Designated Customers (save insofar as he receives an unmetered supply) informed of the amount of electricity which, since he was last informed, its records show as having been consumed by that customer:

     (a)  according to the meter through which he is supplied; or

     (b) where no meter reading is available, according to the estimate of the Licensee.

2.   The Licensee shall keep each of its Designated Customers informed:

     (a) that the Relevant Consumers' Committee or the Director can assist in resolving complaints which the Licensee has not resolved to the customer's satisfaction, and

     (b) of how the appropriate office of the Committee or the Director can be contacted.

3. The Licensee may discharge its duties under paragraphs 1 and 2 by providing the relevant information on or with each bill or statement given to a customer in respect of charges for the supply of electricity, and annually to each customer to whom no such bills or statements are rendered.


Manweb                                 226                            April 1998

Condition 23C. Publication of information to customers

1. Subject to paragraph 5, the Licensee shall by 31 December 1997 inform each customer of a number or numbers ("The Supply Number(s)") relevant to the registration, under the Master Registration Agreement, of a supplier of electricity to the premises owned or occupied by such customer.

2. The Licensee shall, at the same time as it informs a customer of the relevant Supply Number in accordance with paragraph 1, send to that customer a statement in writing which provides a clear and sufficient explanation of the nature and function of the Supply Number, such statement having received the prior approval of the Director.

3. The Supply Number shall consist of a number of data items, each of which shall be represented by a numerical identifier which shall:

     (a) have the number of digits specified in a direction issued by the Director;

     (b)  be approved by the Director; and

     (c)  be used by the Licensee in common with all Electricity Suppliers.

4. Subject to paragraph 5, the Licensee shall inform each of its customers of the Supply Number relevant to such customer:

     (a) in a form in accordance with the terms of a direction issued by the Director, on each bill or statement given to the customer in relation to the supply of electricity; and

     (b)  annually where the customer does not receive such a bill or statement.


Manweb                                 227                            April 1998

5. The Director may issue a direction relieving the Licensee of its obligation under paragraphs 1 and 4 to such extent and subject to such terms and conditions as he may specify in that direction.


Manweb                                 228                            April 1998

Condition 24. Relations with the Relevant Consumers' Committee

1. The Licensee shall meet with the Relevant Consumers' Committee whenever requested to do so by that committee, up to a maximum of six times in every year during the period of this Licence.

2. Without prejudice to paragraph 1, the Licensee shall meet the Relevant Consumers' Committee at least once in every year during the period of this Licence.

3. In at least one meeting with the Relevant Consumers' Committee in every year during the period of this Licence, the Licensee shall be represented by one or more directors of the Licensee.


Manweb                                 229                            April 1998

Condition 25. Health and safety of employees

1. The Licensee shall, together with all other licensees, consult with appropriate representatives of persons employed by itself and by those licensees in order to establish and maintain an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of such persons.

2.   In this Condition:

     "licensees"              means all holders of licences granted under
                              Section 6(1)(a), 6(1)(b), 6(1)(c) and 6(2) of the
                              Act.


Manweb                                 230                            April 1998

Condition 26. (No longer used)


Manweb                                 231                            April 1998

Condition 27. Disposal of relevant assets

1. The Licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this Condition.

2. Save as provided in paragraph 3, the Licensee shall give to the Director not less than two months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Director may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the Licensee may dispose of or relinquish operational control over any relevant asset:

     (a)  where:

          (i) the Director has issued directions for the purposes of this Condition containing a general consent (whether or not subject to conditions) to:

               (aa) transactions of a specified description; or

               (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

          (ii) the transaction or the relevant assets are of a description to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject;

     (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation.


Manweb                                 232                            April 1998

4. Notwithstanding paragraph 1, the Licensee may dispose of or relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

     (a) the Director confirms in writing that he consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the Licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished of such conditions as the Director may specify); or

     (b) the Director does not inform the Licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5. Without prejudice to paragraphs 1 to 4, the Licensee shall not after 14 February 1996 without the written consent of the Director after the disclosure of all material facts;

     (a) create any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

          (i)  on an arm's length basis;

          (ii) on normal commercial terms;

         (iii) for Permitted Purpose; and

          (iv) (if the transaction is within the ambit of paragraph 1) in accordance with paragraphs 3 and 4;


Manweb                                 233                            April 1998
     provided that nothing in this Condition shall prevent the Licensee guaranteeing any obligation owed by an affiliated or related undertaking of the Licensee which has been or is to be incurred for a Permitted Purpose

     (b) transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the Licensee otherwise than by way of:

          (i)  a dividend or other distribution out of distributable reserves;

          (ii) repayment of capital;

         (iii) payment properly due for any goods, services or assets provided on an arm's length basis and on normal commercial terms;

          (iv) a transfer, lease, licence or loan of any asset, right or benefit on an arm's length basis and on normal commercial terms;

          (v) repayment of any loan or payment of any interest on such a loan on an arm's length basis and on normal commercial terms;

          (vi) payments for group corporation tax relief or for the surrender of Advance Corporation Tax;

         (vii) a transfer for the purpose of satisfying paragraph 3 of Condition 2A;

        (viii) an acquisition of shares in conformity with paragraph 2 of Condition 2A; or

          (ix) a loan not prohibited by sub-paragraph (c);

     (c) make loans to any affiliated or related undertaking of the Licensee, other than loans for a Permitted Purpose.


Manweb                                 234                            April 1998

6.   In this Condition:

     "disposal"               includes any sale, gift, lease, licence, loan,
                              mortgage, charge or the grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition to a third party, and "dispose" shall be construed accordingly.

     "indebtedness"           means all liabilities now or hereafter due, owing
                              or incurred, whether actual or contingent, whether solely or jointly with any other person and whether as principal or surety, together with any interest accruing thereon and all costs, charges, penalties and expenses incurred in connection therewith.

     "relevant asset"         means any asset for the time being forming part of
                              the Licensee's Distribution System, any control centre for use in conjunction therewith and any legal or beneficial interest in land upon which any of the foregoing is situate.


Manweb                                 235                            April 1998

Condition 28. Provision of information to the Director

1. Subject to paragraphs 6 and 7, the Licensee shall furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:

     (a)  the functions assigned to him by or under the Act; and

     (b)  any functions transferred to him under the Act.

2. The Licensee shall by 1 March 1996 procure from the holding company of the Licensee a legally enforeceable undertaking in favour of the Licensee in a form already specified by the Director; such undertaking shall remain in force for as long as the Licensee remains the holder of this Licence and the giver of the undertaking remains the holding company of the Licensee; such undertaking shall provide that the holding company will give to the Licensee, and will procure that each subsidiary of that holding company (other than the Licensee and its subsidiaries) will give to the Licensee, all such information as may be necessary to enable the Licensee to comply fully with paragraph 1. Such undertaking shall remain in force for as long as the Licensee remains the holder of this Licence and the giver of the undertaking remains the holding company of the Licensee.

3. The Licensee shall deliver to the Director evidence (including a copy of such undertaking) that the Licensee has complied with the obligation to procure an undertaking pursuant to paragraph 2.

4. The Licensee shall not, save with the consent in writing of the Director, enter (directly or indirectly) into any agreement or arrangement with the holding company of the Licensee or any of its subsidiaries of the holding company (other than the subsidiaries of the Licensee) at a time when:

          (i)  an undertaking complying with paragraph 2 is not in place; or


Manweb                                 236                            April 1998

          (ii) there is an unremedied breach of such undertaking.

5. Without prejudice to the generality of paragraph 1, the Director may call for the furnishing of accounting information which is more extensive than or differs from that required to be prepared and supplied to the Director under Condition 2.

6. The Licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

7. The Licensee may not be required by the Director to furnish him under this Condition with any information in relation to an enforcement matter which the Licensee could not be compelled to produce or give under Section 28(3) of the Act.

8. The power of the Director to call for information under paragraph 1 is in addition to the power of the Director to call for information under or pursuant to any other Condition.

9. The Licensee shall, if so requested by the Director, give reasoned comments on the accuracy and text of any information and advice (so far as relating to the Supply and Distribution Businesses) which the Director proposes to publish pursuant to Section 48 of the Act.

10. In this Condition "information" shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.


Manweb                                 237                            April 1998

Condition 29. Payment of fees

1. The Licensee shall, at the times stated hereunder, pay to the Secretary of State fees of the amount specified in, or determined under, this Condition.

2. In respect of the year beginning 1 April 1991 and in each subsequent year, the Licensee shall pay to the Secretary of State a fee which is the aggregate of the following amounts:

     (a) the amount which is a proportion as determined by the Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the Licensee, as likely to be his total costs during the coming year;

     (b) the amount (or, where the Relevant Consumers' Committee in question is the consumers' committee for more than one public electricity supplier, the amount which is a proportion as determined by the Director, according to a method which has previously been disclosed in writing to the Licensee, of such amount) estimated by the Director (having regard to any statement under paragraph 8(2) of Schedule 2 to the Act), as being likely to be the costs during the coming year of the Relevant Consumers' Committee in the exercise of the functions assigned to it by or under the Act and any other such functions as it has been or may be required to exercise by the Director;

     (c) an amount which is a proportion as determined by the Director of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Monopolies Commission in connection with references made to it under section 12 of the Act with respect to this Licence or any other licence issued under section 6(1)(c) of the Act; and

     (d) the difference (being a positive or a negative amount), if any, between:


Manweb                                 238                            April 1998

          (i) the amount of the fee paid by the Licensee in respect of the year immediately preceding the lst April in question; and

          (ii) the amount which that fee would have been in respect of that year had the amounts comprised therein been calculated by reference to:

               (aa) in the case of sub-paragraph 2(a), the actual total costs of the Director during that year and the proportion thereof attributable to the Licensee; and

               (bb) in the case of sub-paragraph 2(b), the actual total costs of the Relevant Consumers' Committee during that year and where appropriate, the proportion thereof attributable to the Licensee,

               (such costs being apportioned in each case as determined by the Director according to a method previously disclosed in writing to the Licensee),

and the fee shall be paid by the Licensee to the Secretary of State within one month of the Director giving notice to the Licensee of its amount if that notice is given within 6 months of the beginning of the year in respect of which the fee is payable.


Manweb                                 239                            April 1998

Condition 30. Designated Premises

1. For the purposes of this Licence, the question whether any premises are "Designated Premises" shall be determined in accordance with the provisions of this Condition.

2.   Premises are Designated Premises if they are either:

     (a)  Domestic Premises; or

     (b) premises at which, in the reasonable expectation of the Licensee at the time of entering into a contract for the supply of electricity to such premises, the normal annual consumption of electricity will amount to no more than 12,000 kWh, but excluding premises referred to at sub-paragraph (b) which receive an unmetered supply, or which are supplied through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

3. For the purposes of this Condition, a "multi-site contract" is a contract for the supply of electricity both to any premises which do not fall within the terms of sub-paragraphs 2(a) or (b) and to one or more other premises (not being Domestic Premises), all of which premises are owned or occupied by:

     (a)  the same person or body of persons whether corporate or unincorporate;
          or

     (b) an undertaking (the "principal undertaking") and any holding company, subsidiary, or subsidiary of the holding company of that principal undertaking, or any other undertaking in which the principal undertaking has a participating interest.

4. Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were not Designated Premises at the time at which the Licensee entered into a contract


Manweb                                 240                            April 1998
     for their supply shall, notwithstanding subsequent changes to the nature or level of the consumption of electricity at those premises, not become Designated Premises for the purposes of this Licence prior to the time at which they cease to be supplied by the Licencee.

5. Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were Designated Premises at the time at which the Licensee entered into a contract for their supply shall cease to be Designated Premises for the purposes of this Licence where:

     (a) they have been continuously supplied by the Licensee for a period of at least 12 months and:

          (i)  they are not, or are no longer, Domestic Premises; and

          (ii) it is reasonably to be expected that the normal annual consumption of electricity at the premises will amount to more than 12,000 kWh; or

     (b) (not being, or being no longer, Domestic Premises) the premises commence receipt of an unmetered supply or a supply through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

6.   In this Condition:

     "maximum demand metering           means metering equipment which is
     equipment"                         capable of recording the demand for
                                        electricity supplied to premises during
                                        the half hour of maximum demand in any
                                        period of supply.


Manweb                                 241                            April 1998

Condition 31. Terms for supply of electricity incompatible with Licence
Conditions

1. Without prejudice to its rights and obligations under the Act, the Licensee shall not enter into, offer to enter into, or enter into a variation of any contract for the supply of electricity to a customer at Designated Premises otherwise than on terms which comply with the Licensee's obligations under the Licence.

2. The Licensee shall not enforce or take advantage of any term of a contract for the supply of electricity to a customer at Designated Premises if the inclusion of that term was in breach of the provisions of this Licence.

3. The Licensee shall not take advantage of the omission of any term from a contract for the supply of electricity to a customer at Designated Premises if the omission of that term was in breach of the provisions of this Licence.


Manweb                                 242                            April 1998

Condition 32. Limitation on requirements for termination fees

1. Where the Licensee enters into any Designated Supply Contract in the circumstances set out at paragraph 2 it may not in such contract provide for the payment of any termination fee by the Designated Customer.

2. Paragraph 1 applies in respect of any Designated Supply Contract entered into prior to the date which is 90 days following the earliest date specified (and not subsequently withdrawn or varied to a later date) in any direction or variation of a direction issued by the Director, pursuant to condition 3 of the licence held by any Second Tier Supplier, in relation to the supply of electricity to all premises within the authorised area.


Manweb                                 243                            April 1998

Condition 33. Revision of the Contract Terms Conditions

1. The Director, in accordance with the provisions of this Condition, may from time to time review (in whole or in part) the provisions and operation of the Contract Terms Conditions in the licences of all Electricity Suppliers with a view to establishing whether any revision should be made to the Contract Terms Conditions in all such licences.

2.   At the commencement of any review by the Director, the Director shall:

     (a) give to all Relevant Parties a notice in writing which sets out the terms of the review and of any proposals in connection therewith and which invites the submission of any representations by a specified date (being not less than 28 days after the date of the notice); and

     (b) publish such notice or an accurate summary of it in a manner which will, in the opinion of the Director, secure adequate publicity for it.

3. On receiving from the Director notice of such review the Licensee may submit any representations on matters within the terms of the review by the date specified in the notice.

4. As soon as practicable following the completion of any such review, the Director shall send to each Relevant Party, and to any person who has made representation to him by virtue of the notice published under sub-paragraph 2(b), a copy of:

     (a)  a report on the outcome of such review;

     (b) any revisions which he proposes to make, having regard to any representations received during such review, to the Contract Terms Conditions in the licences of all Electricity Suppliers;


Manweb                                 244                            April 1998

     (c)  a statement of his reasons for proposing those revisions; and

     (d) a notice specifying the time (being not less than 28 days from the date the Director issues the notice) within which Electricity Suppliers which are entitled to supply electricity to Designated Premises shall state whether or not they consent to the proposed revisions to the Contract Terms Conditions in their licences.

5. A revision proposed to be made by the Director to the Contract Terms Conditions of all Electricity Suppliers may be made only where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent.

6. The figure determined in accordance with this paragraph shall be calculated under the following formula:


                                     C
                                    --- x 100
                                    C+N


     where:

          C= the number of Designated Premises supplied on contract by consenting Electricity Supplies; and

          N= the number of Designated Premises supplied on contract by non-consenting Electricity Suppliers as estimated (in each case) by the Director on the basis of the information most recently available to him.

7. The figure determined in accordance with this paragraph shall be calculated under the following formula:


Manweb                                 245                            April 1998

                                        C  x 100
                                       ---
                                       C+N

where:

          C =  the number of consenting Electricity Suppliers; and

          N =  the number of non-consenting Electricity Suppliers


     8. In paragraphs 6 and 7 the expressions "consenting" and "non-consenting" refer (as the case may be) to the consent or otherwise of Electricity Suppliers which are entitled to supply electricity to Designated Premises to the proposed revision to the Contract Terms Conditions in their licences.

     9. Where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent the Director may amend the Contract Terms Conditions of the Licensee in accordance with the proposed revision.

     10. No revision made to the Contract Terms Conditions by virtue of this Condition may introduce an obligation in respect of any matter other than one which:

          (a) is provided for, or is reasonably ancillary to a matter provided for, under the Contract Terms Conditions on the date on which such Conditions come into force;

          (b) concerns the terms of contracts offered or entered into by the Licensee for the supply of electricity to Designated Premises; or

          (c) concerns any dealings with customers by or on behalf of the Licensee prior to and for the purpose of offering or entering into contracts for the supply of electricity to Designated Premises.


Manweb                                 246                            April 1998

11.  In this Condition:

     "Relevant Parties"                 means the Licensee, all other
                                        Electricity Suppliers, the Electricity
                                        Consumers' Committees and such other
                                        persons or bodies as in the opinion of
                                        the Director are representative of those likely to be affected by a revision to the Contract Terms Conditions.


Manweb                                 247                            April 1998

                    SECTION C. THE CONTRACT TERMS CONDITIONS

Condition 34. Designated Supply Contracts

1. A Designated Supply Contract is a contract for the supply of electricity to Designated Premises, as varied from time to time, which complies with the provisions of this Condition.

2. Without prejudice to its rights and obligations under the Act, the Licensee shall not supply electricity to Designated Premises on contract except under a Designated Supply Contract.

3.   A Designated Supply Contract shall:

     (a) be in a standard form, save that there may be different forms for different areas, cases and circumstances:

     (b) set out all the terms and conditions, including terms as to price, on which the Licensee will supply electricity in the relevant case; and

     (c) contain terms reflecting the termination provisions of Conditions 38 and 39.

4. Any Designated Supply Contract for both the supply of electricity and the provision of goods or services shall identify separately the charge for that supply from the charge for the goods or services.

5. Where a Designated Supply Contract may be terminated by a customer by virtue of any provision included in that contract in compliance with Conditions 38 and 39, the Licensee may at its discretion accept a lesser period of notice than is specified in that provision.

Manweb                                 248                            April 1998

6. Nothing in this Licence shall prevent the Licensee from entering into a Designated Supply Contract which contains provisions for its termination that are additional to and do not derogate from those set out at Conditions 38 and 39.


Manweb                                 249                            April 1998

Condition 35. Contractual terms

1. Where the Licensee offers to supply electricity to Domestic Premises under Designated Supply Contracts, it shall have available forms of Designated Supply Contract which provide for the payment of charges for electricity supplied to Domestic Premises:

     (a)  by prepayment through a prepayment meter;

     (b)  by different methods, including:

          (i) by cash, at such places and to such persons as are reasonable in all the circumstances; and

          (ii) by cheque, and

     (c)  at a reasonable range of different intervals, including:

          (i)  paying monthly a predetermined sum; and

          (ii) paying quarterly in arrears.

2. Before entering into any contract to supply electricity to Domestic Premises (other than through a prepayment meter) the Licensee shall inform the customer of and offer to enter into Designated Supply Contracts which comply with sub-paragraphs 1(b) and (c).

3. The Licensee shall process all requests for a supply of electricity to Designated Premises without undue preference or undue discrimination.

4. The Licensee shall send copies of each of the forms of Designated Supply Contract (as revised from time to time) under which it supplies or offers to supply electricity:

Manweb                                 250                            April 1998

     (a)  on receipt of a request, to any person; and

     (b) not later than the date on which it first offers to supply electricity under each such form of Designated Supply Contract (or revision thereof), to the Director.

5.   The Licensee shall prepare, in respect of each form of Designated Supply
     Contract:

     (a) a document which sets out an accurate summary of the Principal Terms of that form of Designated Supply Contract; and

     (b) particulars of inducements offered to any person entering into such a contract which might reasonably be expected materially to influence the decision whether or not to enter into it.

6. The Licensee shall publish the documents and particulars referred to at paragraph 5 in a manner that will in the opinion of the Licensee secure adequate publicity for them, and shall send copies of them to the Director no later than the date on which they are published.


Manweb                                 251                            April 1998

Condition 36. Notification of terms

1. Before entering into any Designated Supply Contract the Licensee shall take all reasonable steps to draw the attention of the customer to the Principal Terms of the contract.

2. Where the Licensee has entered into a Designated Supply Contract it shall (except where it has already done so) provide the customer within 2 working days of the date of the contract with a copy of its full terms and conditions.

3. Subject to paragraph 4 the Licensee shall, at least 30 days before any Designated Supply Contract to supply electricity for a specified period is due to expire, send to the customer:

     (a) a written offer to enter into a new contract for supply from the date of expiry of the existing contract, drawing the attention of the customer to the Principal Terms relevant to that offer.

     (b) an accurate summary of the Principal Terms of other contracts which the Licensee will make available to the customer; and

     (c) details of how the customer can obtain continuity of supply from the Licensee.

4.   Paragraph 3 shall not apply where:

     (a) the customer has informed the Licensee that he does not wish to continue to be supplied by it after the expiry of the existing contract; or

     (b) it is not reasonable in all the circumstances for the Licensee to be required to continue to supply that customer and the Licensee has (at least 30 days before the contract was due to expire) both notified the customer to that effect and

Manweb                                 252                            April 1998
          informed him that he must make arrangements to obtain a supply from another Electricity Supplier.

5. Where a Designated Supply Contract allows for its unilateral variation (in any respect) by the Licensee and is so varied to the significant disadvantage of the customer, the Licensee shall within 10 days of the variation give to the customer written notice:

     (a)  of the variation;

     (b)  of the customer's right to terminate the contract; and

     (c)  of the effect of paragraph 6.

6. Where a customer gives to the Licensee a valid notice of termination within 14 days of receiving notice under paragraph 5, the Licensee shall treat the variation as ineffective and shall neither enforce nor take advantage of it.

7. Where the Licensee believes that any of its customers no longer occupies or is about to vacate Designated Premises to which it supplies electricity, it shall as soon as reasonably practicable provide any new occupier of those premises with an accurate summary of the Principal Terms of contracts it will make available to him.

Manweb                                 253                            April 1998

Condition 37. Security deposits

1. The Licensee shall not, in respect of the supply of electricity under any Designated Supply Contract, require a deposit:

     (a) where the customer is prepared to be supplied through a prepayment meter and it is reasonably practicable in all the circumstances (including in particular the risk of loss or damage) for the Licensee to provide such a meter; or

     (b)  where it is otherwise unreasonable in all the circumstances to do so.

2. Any deposit required of a Designated Customer may be 1 1/2 times the value of the average quarterly consumption of electricity reasonably expected at the relevant premises, or more if that is reasonable in all the circumstances.

3. Where the Licensee requires a deposit of a Designated Customer it shall at the same time inform that customer of the effect of paragraphs 5 and 7.

4. Where the Licensee holds any deposit it shall pay interest, at a rate it shall fix from time to time with the approval of the Director, on every sum of 50p deposited for every 3 months during which that sum is held.

5. Subject to paragraph 6, any deposit given by a Designated Customer shall be repaid (with interest) by the Licensee.

     (a) within 14 days where, in the previous 12 months, the customer has paid all charges for electricity supplied within 28 days of each written demand made; or

     (b) as soon as reasonably practicable, and in any event within 1 month, where the Licensee has ceased to supply the customer and the customer has paid all charges for electricity supplied.

Manweb                                 254                            April 1998

6. Sub-paragraph 5(a) shall not apply where it is reasonable in all the circumstances for the Licensee to retain the deposit.

7. Any dispute arising under this Condition between the Licensee and a Designated Customer may be referred by either party to the Director. The Director shall determine any such dispute, following such practice and procedure as he considers appropriate.

Manweb                                 255                            April 1998

Condition 38. Termination of contracts on notice


1. Each Designated Supply Contract shall contain a term allowing the customer to terminate such contract at any time by:

     (a)  giving to the Licensee a valid notice of termination; and

     (b) subject to paragraph 6, paying to the Licensee on demand a termination fee.

2. A notice of termination is valid where it is given at least 28 days in advance of the date on which it is to take effect and where, not later than that date, the requirements of paragraphs 3 and (unless the Licensee expressly agrees to waive it) 4 are satisfied.

3.   The requirement of this paragraph is that either:

     (a) another Electricity Supplier commences a supply of electricity to the relevant premises; or

     (b) the relevant premises are cut off because the customer at those premises has ceased to require a supply.

4. The requirement of this paragraph is that no charges for electricity supplied to the customer (whether at the relevant premises or at any premises previously occupied by him), having been demanded in writing prior to the notice of termination being given, remain owing to the Licensee more than 28 days after that demand was made.

5. Each Designated Supply Contract shall provide that a notice of termination which is not valid shall not be effective to terminate such contract.

6.   A termination fee shall not be demanded of a customer where:


Manweb                                 256                            April 1998

     (a)  the contract was terminated under any provision of Condition 39;

     (b) the contract was a contract of indefinite length, and was terminated other than during a fixed term period;

     (c) the Licensee notified the customer, under paragraph 5 of Condition 36, of a unilateral variation of the contract and the customer gave notice of termination in accordance with paragraph 6 of that Condition; or

     (d) the contract was a contract to which paragraph 4 of Condition 39 applied and the Licensee did not, before entering into it, take all reasonable steps to draw the attention of the customer to the effect of the term set out at that paragraph.

7. Where a termination fee is payable, it shall be of an amount not greater than that which the Licensee may in all the circumstances reasonably require.


Manweb                                 257                            April 1998

Condition 39. Termination of contracts in specified circumstances


1. Each Designated Supply Contract shall provide that the contract will terminate:

     (a) on the date on which the customer ceases to own or occupy the relevant premises, having given the Licensee at least 2 working days' notice of that date; or

     (b) where the customer has ceased to own or occupy the premises without giving the Licensee at least 2 working days' notice, on the first in time of:

           (i) the second working day after he has given notice to the Licensee;

          (ii) the next day on which the meter is due to be read; and

         (iii) the date on which any subsequent owner or occupier enters into a contract or tariff agreement for the supply of electricity to the premises.

2. Each Designated Supply Contract shall provide that where it is terminated by virtue of a term included in the contract in compliance with paragraph 1, the customer shall remain liable for any charges for the supply of electricity until the date of termination.

3. Each Designated Supply Contract shall provide that it may be terminated immediately by either party at any time after the Director or the Secretary of State has revoked this Licence.

4.   Any Designated Supply Contract which:

     (a) provides for the Licensee to supply electricity for a specified period of more than 12 months; or

Manweb                                 258                            April 1998

     (b)  contains an initial fixed term period,


          shall provide that it may be terminated immediately by the customer at any time within 5 working days of the date of the contract.

5. Where a Designated Supply Contract is for both the supply of electricity and the provision of goods or services:

     (a) any reference in the Contract Terms Conditions to its termination is a reference to its termination in respect of the supply of electricity alone; and

     (b) on its termination by virtue of any provisions of the Contract Terms Conditions, the Licensee may require the customer to give any reasonable security for his future compliance with the contract for the provision of goods or services.


Manweb                                 259                            April 1998

Condition 40. Assignment of outstanding charges


1.   This Condition shall apply where:

     (a) the Licensee has commenced the supply of electricity to Domestic Premises at which a supply was previously given to its customer by the Previous Supplier;

     (b) the customer has failed to pay, within 28 days of receiving a demand in writing, any charges due from him to the Previous Supplier for the supply of electricity at those premises;

     (c) that failure occurred after either the Previous Supplier was informed of the change of supplier or the Licensee commenced supply to the premises (whichever is the earlier);

     (d) the Previous Supplier has given written notice to the customer that it proposes to assign the debt to the Licensee, which may be entitled to reclaim from him its costs in recovering the debt; and

     (e) the Licensee has received from the Previous Supplier a notice in accordance with paragraph 2.

2.   A notice in accordance with this paragraph is one which:

     (a) is given at least 14 days after the notice referred to at sub-paragraph 1(d) and is received by the Licensee within 90 days of it commencing a supply to the premises;

     (b)  specifies the amount of the debt which remains unpaid;


Manweb                                 260                            April 1998

     (c) states that the Previous Supplier has used all reasonable endeavors to recover the debt, which remains unpaid at least 42 days after being demanded in writing; and

     (d) states that the Previous Supplier intends to assign to the Licensee the debt, up to a maximum sum of one-third of the value (calculated in accordance with the charges of the Previous Supplier to the customer immediately before it ceased to supply him) of the average annual consumption reasonably expected of the customer.

3. Where this Condition applies the Licensee shall, within 60 days of receiving a notice under paragraph 2 and in consideration of the assignment of the debt, pay to the Previous Supplier the sum specified under sub-paragraph 2(d) (less, where they cannot be reclaimed from the customer, its reasonable costs of recovering that debt).

4. For the purposes of this Condition, a customer shall not be regarded as being in debt to the Previous Supplier to the extent to which that debt is genuinely in dispute.

5.   In this Condition:

     "Previous Supplier"                means, in relation to any premises, the
                                        Electricity Supplier which supplied
                                        electricity to those premises
                                        immediately prior to the commencement of supply by the Licensee.


Manweb                                 261                            April 1998

Condition 41. Modification of provisions under Conditions 38 and 40


1. In this Condition, the "relevant provisions" are the provisions of paragraph 4 of Condition 38 and Condition 40 of this Licence (or any of them).

2. Where the Director considers (having regard to any representations made to him) that in any specified class of cases the relevant provisions do not fulfil the requirements of paragraph 4, he may direct that they shall cease to have effect in that class of cases.

3. Where a direction under paragraph 2 has been made and the Director considers (having regard to any representations made to him) that in the specified class of cases the relevant provisions would fulfil the requirements of paragraph 4, he may direct that they shall again have effect in those cases.

4. The requirements of this paragraph are that, in the specified class of cases, the operation of the relevant provisions:

     (a) significantly reduces the number of unrecovered debts otherwise to be expected; or

     (b) involves expenditure in debt recovery which is less than the reduction in the value of unrecovered debts which it achieves.

5. Any direction under paragraphs 2 or 3 shall be made by a notice given to the Relevant Parties which shall specify:

     (a)  the relevant provisions to which it applies;

     (b)  the class of cases to which it applies; and

     (c) the date on which it shall have effect (being, in a direction under paragraph 3, at least 3 months after the notice is given).

Manweb                                 262                            April 1998

6.   In this Condition:

     "Relevant Parties"                 means the Licensee, all other
                                        Electricity Suppliers, the Electricity
                                        Consumers' Committees and such other
                                        persons or bodies as in the opinion of
                                        the Director are representative of those likely to be affected by a revision to the relevant provisions.


Manweb                                 263                            April 1998

Condition 42. Marketing of electricity to Designated Customers

1. This Condition applies to the marketing activities of the Licensee in respect of the supply or the proposed supply of electricity to the Designated Premises.

2. This Condition shall cease to have effect on a date (the "termination date") which shall be 31 March 2000, provided that:

     (a) if the Director, after consultation with the Licensee, all other Electricity Suppliers, the electricity consumers' committee and such other persons or bodies as in the opinion of the Director are representative of those likely to be affected, gives notice for the purposes of this Condition generally:

          (i) by publishing the notice in such a manner as the Director considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it; and

         (ii) by sending a copy of the notice to all Electricity Suppliers and electricity consumers' committees.

          that he considers that the development of competition in electricity supply is such as to require the continuation of any part of this Condition until such date - not later than two years from the termination date - as may be specified in the notice (the "new termination date"), then such part of this Condition as may be specified in the notice shall continue to apply as if for the termination date there were substituted the new termination date; and

     (b)  notice under sub-paragraph (a) may be given on more than one occasion.

PES Licence:Manweb                    264                              July 1998

3.   The Licensee shall:

     (a) set up appropriate procedures for the selection of staff employed or engaged in roles the principal duties of which involve oral communication with Designated Customers for the purposes of the marketing activities of the Licensee:

     (b) take all reasonable steps to ensure that each such person is trained so as to have a sufficient understanding of:

          (i) the arrangements for competition in electricity supply in England & Wales; and

         (ii) the principal Term of Designated Supply Contracts made available by the Licensee;

          such that any relevant advice given by him to Designated Customers is not misleading;

     (c)  take all reasonable steps to ensure that:

          (i) a Designated Customer may readily identify the Licensee whenever he is contacted by a representative of the Licensee; and

         (ii) any unsolicited contact made on behalf of the Licensee with any Designated Customer takes place at a reasonable time; and

     (d) take all reasonable steps to ensure that any agents or sub-contractors of the Licensee set up equivalent procedures and take equivalent steps to those set out at sub-paragraphs (a), (b) and (c).


PES Licence:Manweb                      265                            July 1998

(4) Where a contract has been entered into by a Designated Customer in the course either of a visit to his premises by a representative of the Licensee or of a telephone conversation between him and a representative of the Licensee, the Licensee shall, through a representative who is not engaged in activities leading to the making of contracts between the Licensee and customers, and not less than 24 hours nor more than 14 days after the date of the contract:

     (a) use its reasonable endeavors to contact the customer by telephone or by letter seeking his confirmation that:

          (i) he understands that he has entered into an electricity supply contract;

         (ii)  he is content to have entered into that contract; and

        (iii) he is content with the way in which the marketing activities of the Licensee were conducted;

     (b) if in the course of such telephone contact, or within a reasonable period of the dispatch of such a letter, the customer indicates that he is not content to have entered into the contract and wishes to terminate it, take all reasonable steps to ensure that the contract is terminated and, where reasonably practicable, that the Licensee does not commence a supply to the customer; and

     (c) if the response of the customer, alone or when considered with the responses of other customers, suggests weaknesses in the methods, systems of personnel employed or engaged by the Licensee or its agents or sub-contractors for the purpose of its marketing activities, ensure that all reasonable steps to remedy the matter are taken.

5. Where, by virtue of any Designate Supply Contract, electricity is not to be supplied to premises before the expiry of 60 days after the date of the contract, the Licensee shall take reasonable steps during the period after that date and prior to the

PES Licence:Manweb                       266                           July 1998
     commencement of supply to keep the customer informed that he has entered into an electricity supply contract with the Licensee.

6. The complaint handling procedures to be established by the Licensee in accordance with Condition 23 shall provide in appropriate cases for the payment of compensation to Designated Customers adversely affected by failure by the Licensee to perform its obligations under this Condition.

7. The Licensee shall keep a record of its compliance with its obligations under this Condition including -

     (a) the contacting of customers in pursuance of sub-paragraph 4(a) and the response of customers to such contact;

     (b)  the termination of contracts in pursuance of sub-paragraph 4(b); and

     (c)  compensation paid in pursuance of paragraph 6.

8. Except as the Director may for the purposes of this Condition determine, as soon as reasonably practicable after the end of each period of three months ending on 31 March, 30 June, 30 September and 31 December in every year, the Licensee shall submit to the Director and to all Relevant Electricity Consumers' Committees a report dealing with the matters specified in paragraph 7 in that period and shall:

     (a) publish the report so submitted in such manner as will in the opinion of the Licensee secure adequate publicity for it; and

     (b)  send a copy of it free of charge to any person requesting one.

     except that, in performing its obligations under sub-paragraphs (a) and
     (b), the Licensee shall exclude from the report such information as appears to it to be


PES Licence:Manweb                      267                            July 1998
     necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

9. Reports in pursuance of paragraph 8 shall be presented by the Licensee. In so far as is reasonably practicable, in a standard format submitted to and approved by the Director for the purposes of this Condition.

10.  Except as the Director may approve:

     (a) for the purpose of protecting the interests of any Designated Customer who, prior to the date on which this Condition came into force, may have made a payment in advance with a view to arranging a supply of electricity; or

     (b) where any payment in advance is wholly or mainly for services other than arranging the supply of energy,

          the Licensee shall not enter into any commercial relations connected with the supply of electricity to Designated Premises with any person who has sought, after the coming into force of this Condition, payment in advance (other than a security deposit) from any Designated Customer with a view to arranging a supply of electricity, and the Licensee shall not enter into a contract for the supply of electricity to any such customer made through the agency (either for the Licensee or for any customer) of such a person.

11.  In this Condition:

     "marketing activities"             means any activities of the Licensee
                                        directed at or incidental to the
                                        identification of and communication with
                                        Designated Customers supplied or to be
                                        supplied with electricity by the
                                        Licensee, and includes entering into


PES Licence: Manweb                      268                           July 1998
                                        contracts with such customers.

     "representative"                   in relation to the Licensee, means any
                                        person directly or indirectly authorised to represent the Licensee in its dealings with customers.

PES Licence: Manweb                     269                            July 1998

Schedule I. Description of authorised area

The authorised area shall comprise that area which is outlined on the attached map and shall additionally include those premises listed in List A (the "Additional Premises") but shall not include those premises listed in List B (the "Excluded Premises").

A:   ADDITIONAL PREMISES

     None

B:   EXCLUDED PREMISES



(a)  TO BE SUPPLIED BY NORWEB PLC

     Address                              Grid Ref
     -------                              --------
     Halsall Lane Pumping Station         SD 4080 0864
     Halsall Lane
     Ormskirk
     L39 3AT


Manweb                                 270                            April 1998

Manweb                                 271                            April 1998

Schedule 2. Terms as to revocation

1. The Secretary of State may at any time revoke this Licence by not less than 30 days' notice in writing to the Licensee:

     (a) if the Licensee agrees in writing with the Secretary of State that this Licence should be revoked;

     (b) if any amount payable under Condition 29 is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Secretary of State has given the Licensee notice that the payment is overdue. Provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

     (c) if the Licensee fails to comply with a final order (within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Secretary of State within three months after the Secretary of State has given notice of such failure to the Licensee. Provided that no such notice shall be given by the Secretary of State before the expiration of the period within which an application under Section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;

     (d) if the Licensee fails to comply with any order made by the Secretary of State under Section 56, 73, 74 or 89 of the Fair Trading Act 1973 or under Section l0(2)(a) of the Competition Act 1980;

     (e) if the Licensee ceases to carry on its business as a public electricity supplier;

     (f)  if the Licensee:


Manweb                                 272                            April 1998

          (i)  is unable to pay its debts (within the meaning of Section
               123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 2 of this Schedule) or any voluntary arrangement is proposed in relation to it under Section 1 of that Act or if it enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Secretary of State);

          (ii) has a receiver (which expression shall include an administrative receiver within the meaning of Section 29 of the Insolvency Act
               1986) of the whole or any material part of its assets or undertaking appointed;

         (iii) has an administration order under Section 8 of the Insolvency Act 1986 made in relation to it;

          (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Secretary of State; or

          (v)  becomes subject to an order by the High Court for winding-up; or

     (g)  if the Licensee is convicted of having committed an offence under
          Section 59 of the Act in making its application for this Licence.

2. For the purposes of paragraph 1(f)(i) of this Schedule Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)250,000" or such higher figure as the Director may from time to time determine by notice in writing to the Secretary of State and the Licensee.

3. The Licensee shall not be deemed to be unable to pay its debts for the purposes of paragraph 1(f)(i) of this Schedule if any such demand as is mentioned in Section 123(l)(a) of the Insolvency Act 1986 is being contested in good faith by the Licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the


Manweb                                 273                            April 1998
     expiration of such period as may be stated in any notice given by the Secretary of State under paragraph 1 of the Schedule.

4. The provisions of Section 109 of the Act shall apply for the purposes of the service of any notice under this Schedule.


Manweb                                 274                            April 1998

Schedule 3. Supplementary provisions of the charge restriction conditions

Part A. Principles for Attribution

     General Principles

Al. Where for the purposes of the charge restriction conditions, a share of costs borne by the Licensee requires to be attributed to any part of the market, the Licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the Licensee in supplying that part of the market, are so attributed.

A2. The following paragraphs of this Part of Schedule 3 are without prejudice to paragraph Al.

     Fossil Fuel Levy and payments in lieu thereof

A3. The fossil fuel levy requiring to be attributed to supplies to Designated Customers shall be attributed on the basis of the amount of the levy incorporated in the prices actually charged or to be charged by the Licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made. Amounts in lieu of the fossil fuel levy in respect of purchases of electricity other than leviable electricity requiring to be calculated and then attributed to supplies to Designated Customers in any relevant year for the purposes of Condition 3B shall:

     (a)  be calculated as being such amounts as correspond to the lesser of:

          (i) the premium actually payable (measured on an accruals basis) by the Licensee during the relevant year on purchases of electricity other than leviable electricity as representing the benefit to the Licensee of being



Manweb                                 275                            April 1998
               able to treat such electricity as being other than leviable electricity for the purposes of Section 33 of the Act and Regulations thereunder: and

          (ii) the additional amount that would have been payable (measured on an accruals basis) by the Licensee in respect of the fossil fuel levy pursuant to Regulations made under Section 33 of the Act had such electricity been leviable electricity: and

     (b) be attributed to supplies to Designated Customers pro rata to the amount which the quantity supplied to Designated Customers bears to the total quantity supplied (in each case in the relevant year in respect of which the attribution falls to be made) or on the basis of the amount referred to in paragraph (a) incorporated in the prices actually charged or to be charged by the Licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made or on such other basis of attribution as the Licensee shall previously have agreed with the Director.

     Transmission connection point charges and remote transmission asset rentals

A4. The transmission connection point charges and remote transmission asset rentals requiring to be attributed between the regulated quantity distributed and other quantities distributed shall be attributed in proportion to the transmission connection point and remote transmission asset capacity required for the purpose of distributing those quantities.

     Distribution losses

A5. Where an amount (in units) in respect of distribution losses requires to be calculated and attributed in respect of EHV units and units distributed by the Licensee for the

Manweb                                 276                            April 1998
     purpose of supply to premises outside the licensee's authorised area, such calculation and attribution shall be made consistently with the principles underlying the schedule of adjustment factors referred to at sub-paragraph
     (b) of paragraph 3 of Condition 8.

     Information to be provided by Licensee

A6. The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, a statement of the actual attribution of electricity purchase costs between regulated and other customers and reconciling the attribution with any statements made in respect of the relevant year under paragraph 2 of Condition 3E, and a statement confirming that the calculation of amounts in lieu of the fossil fuel levy and the attribution of the fossil fuel levy, amounts in lieu thereof, the transmission connection point charges, the remote transmission asset rentals and of distribution losses was made in accordance with the provisions of this Part of Schedule 3, accompanied (where appropriate) by

     (i) a statement of the total amounts attributed to regulated Designated Customers and other customers; and

     (ii) copies of statements prepared under paragraph 2 of Condition 3E and an explanation of the basis therefore.

A7. Where the Director is satisfied that the basis of calculation or attribution (as the case may be) used by the Licensee is not in conformity with paragraph AI, the Director may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the Licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in those directions.

Manweb                                 277                            April 1998

Part B. EHV premises

B1.  EHV premises shall comprise:

     (a) in relation to premises connected to the Licensee's Distribution System as at the date this licence enters into force, those premises specified in the list of EHV premises notified in writing to the Director by the Licensee within twenty-eight days after this licence enters into force; and

     (b) in relation to premises connected to the Licensee's Distribution System which are either first connected or (having been previously connected) have had their connections materially altered following the date this licence enters into force, means premises connected to the Licensee's Distribution System as a voltage at or higher than 22 kilovolts or at a sub-station with a primary voltage of 66 kilovolts or above.

B2. The Licensee shall following the end of each relevant year furnish to the Director; as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, a statement listing any changes in the premises falling to be treated as EHV premises.

B3. Where the Director is satisfied that any premises treated by the Licensee as EHV premises should not in conformity with sub-paragraph B1(b) above be so treated, the Director may issue directions to that effect, and such premises shall cease to be treated as EHV premises from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in those directions.

Part C. Excluded services

       Distribution Business

Manweb                                 278                            April 1998

Cl. There may be treated as excluded services provided by the Licensee in its Distribution Business such services in respect of which charges are made which:

     (a)  do not fall within paragraph C2 of this Part; and

     (b) may (subject to paragraph C9) be determined by the Licensee as falling under one of the principles set out in paragraphs C3 to C6 of this Part.

C2. No service provided by the Licensee as part of its Distribution Business shall be treated as an excluded service in so far as it consists of the provision of services remunerated under the use of system charges in accordance with paragraph 3 of Condition 8 including (without prejudice to the foregoing)

     (i)  (subject to paragraph C3 of this Part) the transport of electricity;

     (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges);

    (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the Licensee to comply with Conditions 9, 11 and 13, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the Distribution Business; and

     (iv) (subject to paragraph C5 of this Part) the provision, installation and maintenance of any meters, switchgear or other electrical plant (not being part of connection charges).

C3. The Licensee may treat as being an excluded service for the purposes of its Distribution Business the transport of:

Manweb                                 279                            April 1998

     (a)  units of electricity not consumed in the licensee's authorised area;
          or

     (b)  EHV units.

C4. Charges of the type described in paragraph 4 of Condition 8 and borne in accordance with the principles set out in paragraph 7 of Condition 8 by any person as connection charges, and charges in respect of the statements referred to in paragraph 8 of Condition 8, may each be treated as excluded services for the purposes of the Distribution Business.

C5. A service provided by the Licensee as part of its Distribution Business may be treated as an excluded service in so far as it consists in the provision of services (including metering, electric lines or electrical plant) for the specific benefit of any third party requesting the same and not made available by the Licensee as a normal part of its Distribution Business remunerated by use of system charges including (without prejudice to the foregoing):

     (i) special metering (including "time of day" metering) to facilitate energy saving programmes for the benefit of customers requesting the same;

     (ii) charges for moving mains, services or meters forming part of the Licensee's Distribution System to accommodate extension, re-design or re-development of any premises on which the same are located or to which they are connected;

    (iii) the provision of electric lines and electrical plant (a) insofar as the same are required for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity or (b) to provide a higher degree of security than is required for the purposes of complying with Condition 9;


Manweb                                 280                            April 1998

     (iv) the amount by which charges for the provision of prepayment meters to customers exceed charges for the provision of standard meters for such customers; and

     (v) special metering or telemetry or data processing equipment for the purposes of enabling any person which is a party to the Pooling and Settlement Agreement to comply with its obligations in respect of metering thereunder, or for the performance by the Licensee of any service in relation thereto.

C6. There may be treated as an excluded service for the purposes of the Distribution Business, charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(1) or Section 16 of the Act) imposed on the Licensee

     Supply Business

C7. Subject to paragraph C9, a service provided by the Licensee as part of its Supply Business may be treated as an excluded service in so far as it consists of the provision of services for the specific benefit of customers requesting the same and not made available by the Licensee as a normal part of such Business. For the avoidance of doubt, the provision of facilities for prepayment may not be treated as an excluded service except the provision of prepayment meters as an excluded service by the Distribution Business.

     Information to be provided to the Director

C8. The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, details specifying separately the nature of all services provided as part of its Distribution Business or Supply Business by the Licensee and treated as excluded services by the Licensee during the course of such year and stating the revenues derived by the Licensee in respect of each such service so treated.

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

C9. Where the Director is satisfied that in light of the principles set out in paragraphs C2 to C7 inclusive any service treated by the Licensee as an excluded service should not be so treated, the Director shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in the directions.

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Part D. Regulated distribution unit categories

D1. The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, details specifying separately those use of system charges in respect of which the Licensee has during the course of such year treated the units distributed as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively.

D2. The definition of LV1 units includes units distributed under the following tariffs:

     Economy 7 (day) - domestic, quarterly

     White Meter (day) - domestic, qurarterly

     3E (day) - non-domestic, quarterly, Economy 7

     4E (day) - non-domestic, quarterly tariff for customers supplied at LV from a sub-station

     M4 (day, evening and weekend) - non-domestic quarterly time of day tariff for customers supplied at LV from a sub-station

D3. The definition of LV2 units includes units distributed under the following tariffs:

          Economy 7 (night) - domestic, quarterly

          White Meter (night) - domestic, quarterly

          Off peak A )

          Off peak C )

          Off peak D ) Restricted hours off-peak, quarterly

          Off peak E )

          Off peak S )

          3E(night) - non-domestic, quarterly, Economy 7

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

          M3 (night) - non-domestic, quarterly, tariff for customers supplied at LV from a sub-station

          M4 (night) - non-domestic, quarterly, time of day tariff for customers supplied at LV from a sub-station

D4. The definition of LV3 units includes units distributed under the following tariffs:

          Domestic 's' - domestic, quarterly

          Public Lighting Misc. charges

          3S, 3T

          4S, 4T - non-domestic, quarterly

          5N, 6N, 7N

          M6, M7

D5. Notwithstanding the provisions of paragraphs D2 to D4 above, where the Director is satisfied that a tariff or tariffs in respect of which the Licensee has treated the units distributed as falling within one of the categories in paragraphs D2 to D4 above should not be so treated, the Director shall issue directions to that effect and the tariff or tariffs specified in the directions shall cease to be so treated from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in the directions and shall with effect from such date be treated in such manner as may be specified in the directions.

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Part E. Calculation of factor in respect of distribution losses

E1. For the purposes of calculation of the terms AL\1\ and L\1\ as used in paragraph 1 of Condition 3A shall each be determined for relevant years commencing on or 1st April 1995 using the consistent methodological basis set out in paragraphs E2 to E5 below.

     Consistent methodological basis for determination of AL\1\ and L\1\

E2. Adjusted distribution losses shall be determined as being the difference between adjusted grid supply point purchases and adjusted units distributed.

E3. Units metered on entry to the Licensee's Distribution System shall be adjusted to obtain adjusted grid supply point purchases by:

     (a)  excluding that number of units which is equal to the sum of:

          (i)  EHV units; and

          (ii) units distributed by the Licensee for the purpose of supply to premises outside the licensee's authorised area; and

          (iii) an amount in respect of distribution losses between the grid supply point and the exit point attributable to the units referred to in (i) and (ii) above, as determined in accordance with paragraph A5 in Part A of Schedule 3; and

     (b) including an amount (in units) to represent the effect of units entering the Licensee's Distribution System otherwise than at grid supply points, being the difference between the number of units so entering and the number of units that would have been required to have entered at grid supply points in their absence (such latter number of units being calculated consistently with the


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

          principles underlying the schedule of adjustment factors in respect of distribution losses referred to at sub-paragraph (b) of paragraph 3 of Condition 8).

E4. For so long as units are metered on entry to the Licensees Distribution System at bulk supply points instead of at grid supply points, such units shall be calculated by:

     (i) applying the procedures in paragraph E3 as if all references to units metered at grid supply points were to units metered at bulk supply points; and

     (ii) grossing-up units metered at the bulk supply points by the relevant grid supply point conversion factor being either:

          (a)  0.5 percent of the units metered at the bulk supply points; or

          (b) such other factor to take account of losses occurring between the grid supply points and the bulk supply points as the Licensee may with the prior approval of the Director determine to be appropriate.

E5.  Adjusted units distributed shall be obtained by:

          (a) calculating all units distributed by the Licensee metered at exit points on leaving the Licensee's Distribution System; and

          (b) deducting therefrom EHV units and units distributed for the purpose of supply to premises outside the licensee's authorised area; and

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

          (c) adding thereto an amount equal to the units consumed on the licensee's premises in the authorised area (insofar as not otherwise taken into account in determining units distributed under sub-paragraph (a) above).



          Initial relevant loss percentage in the term Al\1\

E6. In the first relevant year, the initial relevant loss percentage in the term AL, shall (consistently with the methodology set out in paragraphs E2 to E5 above) be determined as being:

     adjusted GSP purchase units less adjusted units distributed adjusted units distributed

     where adjusted GSP purchase units are calculated as provided in paragraph E7 and adjusted units distributed are calculated as provided in paragraph E8.



E7. Adjusted GSP purchase units shall be calculated in accordance with the procedures successively described in the following sub-paragraphs:

     (a) the actual losses in each of relevant years t-1, t-2 and t-3 (the "historic losses") shall be calculated as the difference in each of those years between units purchased at entry points to the Licensee's Distribution System and units sold;

     (b) the historic loss percentage shall be calculated as the proportion (expressed as a percentage) which the aggregate historic losses were of the aggregate units purchased at entry points to the Licensee's Distribution System, in each case over the three relevant years t-1 to t-3;

     (c) the total number of units sold in relevant year t-1 shall be grossed up by the historic loss percentage ("BSP purchase units"); and


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

     (d) the figure for BSP purchase units resulting from sub-paragraph (c) shall be adjusted to obtain adjusted GSP purchase units in accordance with the provisions of paragraphs E3 and E4 above.

E8. Adjusted units distributed shall be calculated by applying the methodology of paragraph E5 in respect of those units referred to in sub-paragraphs (a) to (c) of paragraph E5 in relevant year t-1.

     Information to be provided to the Director

E9. The Licensee shall within three months after the entry into force of this licence furnish to the Director a statement showing the initial relevant loss percentage and the underlying calculations.

E10. The Licensee shall, following the end of each relevant year, furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, a statement showing adjusted distribution losses for that relevant year, accompanied by the underlying calculations and (where appropriate) an explanation of any changes in the basis of calculation or estimation thereof.

E1l. Where the Director is satisfied that any statement or underlying calculation provided has not been drawn up in conformity with paragraphs E2 to E8 above, the Director may issue directions, and the statement or underlying calculation shall be adjusted with effect from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in the directions.

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